UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CSG SYSTEMS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED DECEMBER 2, 2025

[•], 2025
Dear Fellow Stockholders:
You are cordially invited to attend a special meeting of the stockholders of CSG Systems International, Inc. (“CSG”). The special meeting will be held online on [•], 2026 at [•], Eastern Time (the “special meeting”). You may attend the meeting virtually via the internet at www.virtualshareholdermeeting.com/CSGS2026SM, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is included in your notice of internet availability of proxy materials (“notice of internet availability”), on your proxy card or in the instructions accompanying your proxy materials, to attend the special meeting. You will not be able to attend the meeting in person.
At the special meeting, CSG stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 29, 2025 (as amended or modified from time to time, the “merger agreement”), among CSG, NEC Corporation (“Parent”), and Canvas Transaction Company, Inc., a direct or indirect wholly owned subsidiary of Parent (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into CSG, the separate existence of Merger Sub will cease, and CSG will survive the merger as a wholly owned subsidiary of Parent (the “merger”).
If the merger is completed, CSG stockholders will have the right to receive $80.70 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of CSG (“CSG common stock”), other than excluded shares and dissenting shares (each as defined in the accompanying proxy statement), that they own immediately prior to the effective time of the merger, which represents a premium of approximately 17.4% over CSG’s closing stock price on October 28, 2025, the last trading day prior to the announcement of the merger agreement, and a premium of approximately 23.1% over the volume-weighted average price of $65.57 for the 30-trading day period ending on October 28, 2025. Approval of the proposal to adopt the merger agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of CSG common stock entitled to vote as of the close of business on the record date (as defined in the accompanying proxy statement).
CSG common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CSGS”. The closing price of CSG common stock on Nasdaq on [•], 2025, the latest practicable date before the printing of the accompanying proxy statement, was $[•] per share.
The CSG board of directors (the “CSG Board”) has reviewed and considered the terms and conditions of the merger and has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of CSG and its stockholders, and declared it advisable, fair to and in the best interests of CSG to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by CSG stockholders. The CSG Board made its determination after consultation with its outside legal counsel and its financial advisor and consideration of various factors, as more fully described in the accompanying proxy statement.
The CSG Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.
At the special meeting, stockholders will also be asked to vote on (a) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of CSG in connection with the consummation of the merger (the “advisory compensation proposal”), and (b) a proposal to adjourn the special meeting from time to time, as determined by the CSG Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement by CSG stockholders (the “adjournment proposal”). The CSG Board unanimously recommends that you vote “FOR” each of these proposals.
The CSG Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.
If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.
The merger cannot be completed unless CSG stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting online, please submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy should be submitted. If you attend the special meeting and vote online, your online vote will revoke any proxy previously submitted. If you neither return your proxy nor attend the special meeting online, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.
The obligations of CSG, Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about CSG, the special meeting, the merger agreement, the merger, the advisory compensation proposal and the adjournment proposal. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. CSG urges you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about CSG from documents it has filed with the U.S. Securities and Exchange Commission.
If you have any questions or need assistance voting your shares of CSG common stock, please contact Innisfree M&A Incorporated, CSG’s proxy solicitor, by calling toll-free, 888-750-5830. Banks and brokers call 212-750-5833.

Sincerely,

/s/
Brian A. Shepherd
President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•], 2025 and, together with the enclosed form of proxy card, is first being mailed to CSG stockholders on or about [•], 2025.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED DECEMBER 2, 2025

CSG Systems International, Inc.
169 Inverness Dr W, Suite 300
Englewood, CO 80112
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[•], 2026 at [•], Eastern Time

PLACE
The special meeting of stockholders (the “special meeting”) of CSG Systems International, Inc. (“CSG”) will be held online at www.virtualshareholdermeeting.com/CSGS2026SM. You will not be able to attend the meeting in person.

ITEMS OF BUSINESS	•
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 29, 2025 (as amended or modified from time to time, the “merger agreement”), among CSG, NEC Corporation (“Parent”), and Canvas Transaction Company, Inc., a direct or indirect wholly owned subsidiary of Parent (“Merger Sub”) (the “merger proposal”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into CSG, the separate corporate existence of Merger Sub will cease, and CSG will survive the merger as a wholly owned subsidiary of Parent (the “merger”); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of CSG in connection with the consummation of the merger (the “advisory compensation proposal”); and

•
To consider and vote on a proposal to adjourn the special meeting from time to time, as determined in accordance with the merger agreement by the CSG board of directors (the “CSG Board”), including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).

RECORD DATE AND SHARES ENTITLED TO VOTE
Only holders of record of common stock, par value $0.01 per share, of CSG (“CSG common stock”), at the close of business on [•], [•] (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment of the special meeting. Each share of CSG common stock will be entitled to one vote.

VOTING BY PROXY
Your vote is very important, regardless of the number of shares you own. The CSG Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote online at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The CSG Board unanimously recommends that you vote:

	•	“FOR” the merger proposal;

	•	“FOR” the advisory compensation proposal; and

	•	“FOR” the adjournment proposal.

APPRAISAL
Record holders and beneficial owners of shares of CSG common stock who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of CSG common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement and is incorporated therein by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING ONLINE, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU ATTEND THE SPECIAL MEETING AND VOTE ONLINE, YOUR ONLINE VOTE WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU NEITHER RETURN YOUR PROXY NOR ATTEND THE SPECIAL MEETING ONLINE, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE SPECIAL MEETING AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT. SIMILARLY, IF YOU HOLD YOUR SHARES IN “STREET NAME” AND FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT.
Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.
In order to vote online and examine the list of stockholders entitled to vote at the special meeting, you will need to log onto www.virtualshareholdermeeting.com/CSGS2026SM and enter the 16-digit control number, which is included in your notice of internet availability, on your proxy card or in the instructions accompanying your proxy materials. If your shares of CSG common stock entitled to vote are registered directly in your name, you are considered the holder of record with respect to such shares of CSG common stock and you have the right to attend the special meeting and vote online.
If your shares of CSG common stock entitled to vote are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such CSG common stock. As such, in order to vote online at the special meeting, you must follow the instructions provided by your bank, brokerage firm or nominee.
The proxy statement of which this notice forms a part provides a detailed description of the merger, the merger agreement, the advisory compensation proposal and the adjournment proposal, and provides specific information concerning the special meeting. CSG urges you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of CSG common stock, please contact CSG’s proxy solicitor, Innisfree M&A Incorporated by calling, toll-free, 888-750-5830. Banks and brokers call 212-750-5833.

By Order of the CSG Board,

/s/
Rasmani Bhattacharya
Secretary

Englewood, Colorado
[•], 2025

i

ANNEXES
ii

SUMMARY TERM SHEET
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of CSG stockholders. CSG urges you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents referenced in this proxy statement. For additional information on CSG included in documents incorporated by reference into this proxy statement, see the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 94. Page references are included in this summary to direct you to a more complete description of the topics presented below.
Certain Definitions
As used in this proxy statement, unless otherwise noted or the context requires otherwise:
•	“CSG” refers to CSG Systems International, Inc., a Delaware corporation;
•	“Parent” or “NEC” refers to NEC Corporation, a company incorporated under the laws of Japan;
•
“Merger Sub” refers to Canvas Transaction Company, Inc., a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the merger agreement and engaging in transactions of the nature contemplated by the merger agreement;

•	“CSG common stock” refers to the common stock, par value $0.01 per share, of CSG;
•	“CSG Board” refers to the board of directors of CSG;
•	“merger” refers to the merger of Merger Sub with and into CSG with the separate corporate existence of Merger Sub ceasing and CSG surviving as a wholly owned subsidiary of Parent;
•
“merger agreement” refers to the Agreement and Plan of Merger, dated as of October 29, 2025, by and among CSG, Parent and Merger Sub, as amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference herein; and

•	CSG, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Parties
CSG (see page 27)
CSG Systems International, Inc.
169 Inverness Dr W, Suite 300
Englewood, CO 80112
(303) 200-2000
CSG is a leader in innovative customer engagement, revenue management, and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For over 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions that drive exceptional customer experiences. Industry leaders in telecom, broadband cable, media, retail, healthcare, financial services, insurance, government, and other industries leverage the power of our technology to compete and win in the digital age. Our approximately 5,700-plus employees around the globe have made CSG a trusted technology leader and SaaS platform provider to some of the biggest and most innovative brands around the world.
CSG common stock is traded on Nasdaq under the ticker symbol “CSGS”.
CSG’s principal executive offices are located at 169 Inverness Dr W, Suite 300, Englewood, CO 80112, and CSG’s telephone number is (303) 200-2000. CSG’s corporate web address is https://www.csgi.com. The information provided on CSG’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to CSG’s website provided in this proxy statement.
Additional information about CSG is contained in its public filings with the U.S. Securities and Exchange Commission (the “SEC”), which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 94.
Parent (see page 27)
NEC Corporation
7-1, Shiba 5-chome Minato-ku
Tokyo 108-8001 Japan
(+81)-3-3454-1111
NEC is a Japanese information technology company and was established on July 17, 1899. NEC and its group entities leverage technology to create social value and promote a more sustainable world where everyone has the chance to reach their full potential. The NEC group’s approximately 110,000 employees utilize world-leading AI, security, and communications technologies to solve the most pressing needs of customers and society.
Merger Sub (see page 27)
Canvas Transaction Company, Inc.
c/o Parent
7-1, Shiba 5-chome Minato-ku
Tokyo 108-8001 Japan
(+81)-3-3454-1111
Merger Sub is a direct or indirect wholly owned subsidiary of Parent and was formed on October 23, 2025, solely for the purpose of engaging in transactions of the nature contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the merger agreement. Upon the consummation of the merger, the separate corporate existence of Merger Sub will cease and CSG will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

The Special Meeting
Date, Time and Place (see page 28)
The special meeting is scheduled to be held online via live audio webcast at [•] on [•], 2026 at www.virtualshareholdermeeting.com/CSGS2026SM, Eastern Time. The special meeting will be held in a virtual meeting format only, with no physical in-person meeting.
Purpose of the Special Meeting (see page 28)
At the special meeting, CSG stockholders will be asked to consider and vote on the following proposals:
•
a proposal to adopt the merger agreement (the “merger proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 33 and 62, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of CSG that is related to the merger (the “advisory compensation proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of CSG’s Executive Officers and Directors in the Merger” and “Advisory Compensation Proposal (Proposal 2),” beginning on pages 52 and 85, respectively; and

•
a proposal to adjourn the special meeting, from time to time, as determined in accordance with the merger agreement by the CSG Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”), which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3),” beginning on page 86.

The CSG Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisor and after consideration of various factors, as more fully described in this proxy statement, the CSG Board has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of CSG and its stockholders, and declared it advisable, fair to and in the best interests of CSG to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL, (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by CSG stockholders. Certain factors considered by the CSG Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the CSG Board and Reasons for the Merger,” beginning on page 33.
The CSG Board unanimously recommends that CSG stockholders vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
The affirmative vote of holders of a majority of the outstanding shares of CSG common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting is a condition to the completion of the merger. If CSG stockholders fail to approve the merger proposal, the merger will not occur.
Record Date; Stockholders Entitled to Vote (see page 28)
Only holders of record of CSG common stock at the close of business on [•], [•], the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
Holders of record of CSG common stock are entitled to one vote for each share of CSG common stock they own of record at the close of business on the record date. At the close of business on the record date, there were [•] shares of CSG common stock issued and outstanding, held by approximately [•] holders of record.
Quorum (see page 29)
Under CSG’s bylaws, the presence, in person or represented by proxy, at the special meeting of a majority of the issued and outstanding shares of CSG common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present or represented by proxy, then the chair of the special meeting may adjourn the special meeting from time to time until a quorum is present or represented by proxy. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject CSG to additional expense.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of CSG common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.
Required Vote (see page 29)
The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of CSG common stock entitled to vote as of the close of business on the record date.
Assuming a quorum is present, approval of the advisory compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of CSG common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of CSG common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.
Voting at the Special Meeting (see page 30)
If your shares are registered directly in your name with CSG’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of CSG common stock in the following four ways:
•
By Internet. Access the website of CSG’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the CSG Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•
At the Online Special Meeting. Visit www.virtualshareholdermeeting.com/CSGS2026SM and enter the 16-digit control number included in your notice of internet availability, on your proxy card or in the instructions accompanying your proxy materials.

Even if you plan to attend the online special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the online special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [•], 2026. Proxy cards must be received no later than [•], 2026 in order to ensure that your shares are voted.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
You may revoke your proxy at any time prior to the vote at the special meeting by (a) sending a written statement to that effect to CSG’s Secretary, (b) submitting another proxy to vote by internet or telephone, (c) submitting a properly signed proxy card with a later date, or (d) attending the special meeting and voting online. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of CSG common stock to be voted. If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee.
CSG recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the online special meeting to ensure that your shares are represented and voted at the special meeting and so that the vote count will not be delayed.
Abstentions and Broker Non-Votes (see page 29)
At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum is present. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, advisory compensation proposal and the adjournment proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the advisory compensation proposal and the adjournment proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the New York Stock Exchange (“NYSE”) rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of CSG common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the online special meeting. As the vote to approve the merger proposal is based on the total number of shares of CSG common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal.
Solicitation of Proxies (see page 31)
The CSG Board is soliciting your proxy, and CSG will bear the cost of soliciting proxies. Innisfree M&A Incorporated (“Innisfree”) has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee of up to $[•], plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of CSG common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or, without additional compensation, by certain of CSG’s directors, officers and employees.
Adjournment (see page 31)
In addition to the merger proposal and the advisory compensation proposal, CSG stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, as determined in accordance with the merger agreement by the CSG Board, including for the purpose of soliciting additional votes in favor of the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Merger
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You are encouraged to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.
Structure of the Merger (see page 33)
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger (the “effective time”), Merger Sub will be merged with and into CSG and the separate corporate existence of Merger Sub will cease, with CSG continuing as the surviving corporation and a wholly owned subsidiary of Parent.
Merger Consideration (see page 33)
Upon the terms and subject to the conditions of the merger agreement, at the effective time, CSG stockholders will have the right to receive $80.70 in cash, without interest and subject to any applicable withholding taxes (the “merger consideration”), for each share of CSG common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than (a) shares of CSG common stock owned by Parent or Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the effective time and shares of CSG common stock owned by CSG or any wholly owned subsidiary of CSG immediately prior to the effective time, including shares of CSG common stock held in treasury by CSG, and in each case not held on behalf of third parties (collectively, the “excluded shares”), and (b) shares of CSG common stock that are issued and outstanding immediately prior to the effective time and that are held or beneficially owned by holders who are entitled to demand and have properly and validly demanded their statutory rights of appraisal in respect of such shares in compliance in all respects with Section 262 of the DGCL and have not failed to perfect or effectively withdrawn such demand or otherwise lost their rights to appraisal (collectively, “dissenting shares”)). After the merger is completed, holders of shares of CSG common stock will have only the right to receive a cash payment in respect of their shares of CSG common stock, and will no longer have any rights as CSG stockholders, including voting or other rights.
Any excluded shares outstanding as of immediately prior to the effective time will be cancelled and retired without any conversion thereof or consideration paid therefor at the effective time by virtue of the merger.
Treatment of CSG Equity Awards (see page 33)
Pursuant to the merger agreement, effective as of the effective time, outstanding CSG equity-based awards (collectively, “CSG equity awards”) will be treated as follows:
•
Each outstanding restricted stock award that is subject solely to time-based vesting conditions (each, a “restricted stock award”) that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, restricted stock awards granted in 2024 that would have completed their full vesting period and been settled in accordance with their terms in 2027), will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding restricted stock award will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the corresponding restricted stock award.

•
Each outstanding performance-based or market-based restricted stock award (other than the CEO Award (as defined below)) that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, performance-based or market-based restricted stock awards that would have completed their full vesting period and been settled in accordance with their terms in 2027) will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award (with applicable performance metrics for uncompleted performance periods generally deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time) multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding CSG performance-based or market-based restricted stock award (other than the CEO Award) will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration (with applicable performance metrics for uncompleted performance period deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same other terms and conditions as the corresponding performance-based or market-based restricted stock awards.
•
The market-based restricted stock award granted to CSG’s Chief Executive Officer on December 10, 2024 (the “CEO award”) will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award (with applicable performance metrics deemed achieved based on the merger consideration), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the CEO Award.

In addition, pursuant to the merger agreement, CSG equity awards granted in 2023 that would have completed their full vesting period and been settled in accordance with their terms in 2026 will vest and settle on or prior to December 31, 2025, with any applicable performance-based vesting conditions deemed achieved based on actual performance as of the latest practicable date.
Treatment of CSG ESPP (see page 34)
Beginning on the date of the merger agreement, no purchase period under the CSG Systems International, Inc. Third Amended and Restated 1996 Employee Stock Purchase Plan (the “CSG ESPP”) has commenced or will commence, no new participants have joined or may join the CSG ESPP, and no participant has increased or may increase the amount of his or her payroll deductions with respect to the CSG ESPP. The CSG ESPP will terminate in its entirety on the closing and no further rights will be granted or exercised under the CSG ESPP thereafter.
Recommendation of the CSG Board (see page 40)
The CSG Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisor and after consideration of various factors, as more fully described in this proxy statement, the CSG Board has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of CSG and its stockholders, and declared it advisable, fair to and in the best interests of CSG to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the General Corporation Law of the State of Delaware (“DGCL”), (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by CSG stockholders. Certain factors considered by the CSG Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the CSG Board and Reasons for the Merger” beginning on page 40.
The CSG Board unanimously recommends that CSG stockholders vote:
•	“FOR” the merger proposal;
•	“FOR” the advisory compensation proposal; and
•	“FOR” the adjournment proposal.
Opinion of Jefferies LLC (see page 44)
CSG retained Jefferies LLC (“Jefferies”) as its financial advisor in connection with a possible sale, disposition or other business transaction involving CSG. In connection with this engagement, CSG requested that Jefferies evaluate the fairness, from a financial point of view, to the holders of shares of CSG common stock of the merger consideration to be received by such holders (other than Parent, Merger Sub and their respective affiliates) pursuant to the merger agreement. At a meeting of the CSG Board held on October 28, 2025, Jefferies rendered its opinion to the CSG Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the merger consideration to be received by the holders of shares of CSG common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this proxy statement and is incorporated herein by reference. CSG encourages you to read the opinion carefully and in its entirety.
Jefferies’ opinion was provided for the use and benefit of the CSG Board (in its capacity as such) in its evaluation of the merger consideration from a financial point of view and did not address any other aspect of the merger or any other matter. Jefferies’ opinion did not address the relative merits of the merger as compared to any alternative transaction or opportunity that might be available to CSG, nor did it address the underlying business decision by CSG to engage in the merger or any term, aspect or implication of any other agreement (or amendment thereto or related arrangements) entered into in connection with, or contemplated by or resulting from, the merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how the CSG Board or any holder of shares of CSG common stock should vote on or otherwise act with respect to the merger or any other matter.
The summary of Jefferies’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Jefferies’ opinion, which is attached hereto as Annex B.
For more information, see the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Opinion of Jefferies LLC” beginning on page 44 of this Proxy Statement.
Interests of CSG’s Executive Officers and Directors in the Merger (see page 52)
CSG’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of CSG stockholders generally. These interests are described in more detail below in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)— Interests of CSG’s Executive Officers and Directors in the Merger” beginning on page 52. The CSG Board was aware and considered these interests in reaching the determination to approve the merger agreement and the merger and to recommend that CSG stockholders approve the merger agreement proposal. These interests may include:
•	severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of the CSG Executive Severance Plan or CSG Severance Plan for Senior Vice Presidents;
•	the treatment of CSG equity awards provided for under the merger agreement;
•	the potential to receive an annual bonus for the year in which the effective time occurs at the greater of target and actual performance level;
•	the potential grant of cash-based retention awards under a program established for the benefit of certain CSG employees;
•	payments of balances from the Wealth Accumulation Plan upon its termination in connection with the closing of the transaction; and
•
the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and CSG’s certificate of incorporation and bylaws. With respect to non-employee members of the CSG Board, these interests relate to the impact of the transaction on the directors’ outstanding CSG equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and CSG’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the CSG Board, subject in all respects to the limitations set forth in the merger agreement.

Financing of the Merger (see page 57)
The merger is not conditioned on any financing arrangements or contingencies. Parent and Merger Sub have represented in the merger agreement that Parent and Merger Sub has and will have sufficient funds at the effective time for the satisfaction of all of Parent’s and Merger Sub’s obligations under the merger agreement. Parent and Merger Sub intend to finance the merger through a combination of existing cash resources and the proceeds from bank facilities of Parent. If such financing has not been obtained, Parent and Merger Sub will each continue to be obligated to consummate the merger, subject to satisfaction or waiver of the closing conditions set forth in the merger agreement.
Regulatory Approvals Required for the Merger (see page 57)
As further discussed in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Regulatory Approvals Required for the Merger” beginning on page 57, completion of the merger is conditioned upon (a) the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the expiration or termination of any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the merger, (b) the CFIUS clearance having been obtained, and (c) all consents pursuant to certain antitrust and foreign investment laws of certain specified jurisdictions having been obtained (or waiting periods having expired or terminated). Under the merger agreement and subject to certain limitations, each of CSG, Parent and Merger Sub has agreed to use its respective reasonable best efforts to, among other things, consummate the merger as promptly as practicable. Parent and Merger Sub have agreed to use reasonable best efforts to take any steps necessary, proper or advisable to avoid or eliminate each and every impediment under any antitrust or foreign investment law, including agreeing to or committing to or effecting certain specified regulatory actions to the extent necessary to obtain the waiting period expirations, clearances, and consents discussed above.
Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. CSG and Parent are required to file an HSR notification with the Antitrust Division and the FTC no later than December 4, 2025.
In addition, CSG and Parent are required to file a draft joint voluntary notice to CFIUS no later than December 4, 2025.
Material U.S. Federal Income Tax Consequences of the Merger (see page 89)
The exchange of CSG common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 89. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Appraisal Rights (see page 58)
Pursuant to Section 262 of the DGCL, dissenting CSG stockholders will be entitled to seek appraisal of their shares of CSG common stock in connection with the merger under Section 262 of the DGCL. The “fair value” of such shares as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the merger consideration.
The right to seek appraisal will be lost if an CSG stockholder votes FOR the merger proposal. Abstaining or voting against the merger proposal, however, is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, CSG stockholders who wish to exercise the right to seek an appraisal of their shares of CSG common stock must advise CSG by submitting a written demand for appraisal to CSG prior to the taking of the vote on the merger agreement at the special meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. A beneficial owner of shares of CSG common stock held of record in the name of another person, such as a bank, broker or other nominee, may perfect appraisal rights in such beneficial owner’s name if such beneficial owner continuously owns such shares through the effective time and otherwise satisfies the requirements applicable to CSG stockholders of record under Section 262(a) of the DGCL. In addition, the beneficial owner must (a) reasonably identify in his, her or its demand the holder of record of the shares of CSG common stock for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by CSG and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. In addition, under Section 262 of the DGCL, the Delaware Court of Chancery will dismiss any appraisal proceedings as to all CSG stockholders who have perfected their appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of CSG common stock or (b) the value of the merger consideration multiplied by the total number of shares of CSG common stock entitled to appraisal exceeds $1 million. In view of the complexity of Section 262 of the DGCL, CSG stockholders that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.
For a more complete description of the right of CSG stockholders to dissent, CSG stockholders should read the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 58.
Expected Timing of the Merger
CSG expects to complete the merger by the end of 2026. The merger is subject to antitrust review and various other conditions, however, and it is possible that factors outside of the control of CSG or Parent could result in the merger being completed at a later time, or not at all. [There may be a substantial amount of time between the special meeting and the completion of the merger.] CSG expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.
Non-Solicitation of Acquisition Proposals (see page 71)
From October 29, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, CSG will not, and will cause its subsidiaries and its and their respective directors and officers, financial advisors and outside counsel not to, and shall not authorize or direct its and their other representatives to (and shall use reasonable best efforts to cause its and their other representatives not to):
•
solicit, initiate, propose or knowingly encourage, or knowingly facilitate or knowingly assist any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, that constitutes or could reasonably be expected to lead to an acquisition proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 71);

•
furnish to any person (other than Parent, Merger Sub or any designees or representatives of Parent or Merger Sub) any non-public information relating to CSG or any of its subsidiaries, or afford to any person (other than Parent, Merger Sub or any designees or representatives of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of CSG or any of its subsidiaries, in any such case in connection with, in response to or with the intent to encourage, facilitate or assist the making, submission or announcement of any inquiry, proposal or offer that constitutes, or could be reasonably be expected to lead to, an acquisition proposal;

•
participate or engage in any discussions or negotiations with any person (other than to notify any person of these provisions and/or clarify the terms of any acquisition proposal) with respect to any inquiry, proposal or offer that constitutes, or could be reasonably be expected to lead to, an acquisition proposal;

•
adopt, approve or enter into any merger agreement, purchase agreement, letter of intent, memorandum of understanding or similar contract or agreement, arrangement or understanding with respect to an acquisition transaction (other than an acceptable confidentiality agreement);

•
grant any waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, the merger agreement) of any third party under any “standstill” or confidentiality agreement; or

•	resolve or agree to do any of the forgoing.
Notwithstanding the foregoing or the below, subject to compliance with the other covenants in the merger agreement, nothing in the merger agreement shall prevent CSG or the CSG Board from:
•
complying with its disclosure obligations under applicable law or the rules and policies of Nasdaq, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making a “stop-look-and-listen” communication to CSG stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to CSG stockholders) or making any legally required disclosure to stockholders, in each case, with regard to the transactions contemplated by the merger agreement or an acquisition proposal (as determined in good faith by the CSG Board, after consultation with outside legal counsel); provided, that the CSG Board may not make a company board recommendation change (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 71) except to the extent otherwise permitted by certain provisions of the merger agreement;
•
prior to (but not after) obtaining the company stockholder approval (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 71), responding to any person or group of persons (and their respective representatives) who has made an unsolicited, bona fide, written acquisition proposal after October 29, 2025 that was not solicited in breach of the non-solicitation provisions of the merger agreement, solely for the purpose of clarifying such acquisition proposal and the terms thereof;

•
prior to (but not after) obtaining the company stockholder approval: (a) engaging in any communications, negotiations or discussions with any person or group of persons (and their respective representatives) who has made an unsolicited, bona fide, written acquisition proposal after October 29, 2025 that was not solicited in breach of the non-solicitation provisions of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) or (b) providing access to CSG’s or any of its subsidiaries’ properties, employees, books and records and providing information or data in response to a request therefor by a person who has made an unsolicited, bona fide, written acquisition proposal after October 29, 2025 that was not solicited in breach of certain of the non-solicitation provisions of the merger agreement, if and only if the CSG Board shall have (i) determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that, based on the information then available, such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 71) and (ii) received from the person who made the acquisition proposal an executed acceptable confidentiality agreement; provided, that CSG shall provide to Parent and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub contemporaneously with such person;

•
prior to (but not after) obtaining the company stockholder approval, making a company board recommendation change in accordance with the applicable provisions of the merger agreement described below; or

•
resolving, authorizing, committing or agreeing to do any of the foregoing (only to the extent such actions would be permitted pursuant to the applicable provisions in the merger agreement described above).

From October 29, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, except to the extent otherwise permitted under the terms of the merger agreement, the CSG Board shall not make a company board recommendation change.
Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company stockholder vote is obtained, if an unsolicited, bona fide, written acquisition proposal that did not otherwise result from a breach of the non-solicitation provisions of the merger agreement is received by CSG, and the CSG Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal would, if consummated, constitute a superior proposal, the CSG Board may, if and only if the CSG Board has determined, in good faith after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, (a) effect a company board recommendation change or (b) terminate the merger agreement pursuant to the applicable termination right therein in order to enter into a definitive written agreement providing for such superior proposal; provided, however, that CSG pays to Parent the company termination payment of $82,000,000 required to be paid pursuant to the merger agreement as described under “The Merger Agreement—Termination Fee” beginning on page 82; provided, further, that, prior to taking any action described in clauses (a) or (b), CSG shall provide notice to Parent as specified in the merger agreement and comply with the applicable provisions thereunder as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 71.
Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company stockholder vote is obtained, the CSG Board may effect a company board recommendation change if (a) an intervening event (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 71) has occurred and (b) prior to taking such action, the CSG Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that prior to effecting such company board recommendation change, CSG shall provide notice to Parent as specified in the merger agreement and comply with the applicable provisions thereunder as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 71.
Conditions to the Merger (see page 80)
The respective obligations of each of CSG, Parent and Merger Sub to consummate the merger are subject to the satisfaction (or written waiver by CSG and Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions (as further described in the section entitled “The Merger Agreement – Conditions to the Merger” beginning on page 80):
•	the company stockholder approval shall have been obtained;
•
no governmental authority of competent jurisdiction shall have enacted, issued or promulgated any law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement that is in effect and has the effect of making the merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the merger or issued or granted any order that is in effect and has the effect of making the merger illegal or that has the effect of prohibiting or otherwise preventing the consummation of the merger;

•
the waiting period (and any extensions thereof) applicable to the consummation of the merger under the HSR Act and any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the merger shall have expired or been terminated;

•	the CFIUS clearance shall have been obtained; and
•
all consents relating to the merger shall have been obtained, and all waiting periods (including any extensions thereof) (including any timing agreements with the applicable governmental authorities) relating to the merger shall have expired or otherwise been terminated, in each case, under the antitrust laws of Australia, Japan, Kenya, Saudi Arabia, South Africa and the United Kingdom and foreign investment laws of the United Kingdom applicable to the consummation of the merger.

The respective obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions (as further described in the section entitled “The Merger Agreement – Conditions to the Merger” beginning on page 80):
•
certain representations and warranties of CSG in the merger agreement must be true and correct as of October 29, 2025 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) (subject to certain materiality exceptions or certain de minimis inaccuracies) in the manner described in the section entitled “The Merger Agreement – Conditions to the Merger” beginning on page 80;

•
CSG must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the effective time;

•	since October 29, 2025, there must have occurred no material adverse effect that is continuing;

•	Parent must have received a certificate, signed by an executive officer of CSG, certifying that each of the conditions set forth in the preceding three bullet points has been satisfied;
•
no order arising under any of the antitrust and foreign investment laws, and no antitrust and foreign investment laws, shall have been issued, enacted, rendered, promulgated, enforced, formally deemed applicable or formally asserted by any governmental authority of competent jurisdiction that will expressly impose a burdensome action (as defined in the section entitled “The Merger Agreement—Efforts to Consummate the Merger” beginning on page 76) in connection with the consummation of the merger or any of the other transactions; and

•
all consents required to be obtained in connection with CSG’s existing licenses pursuant to money transmitter laws (“money transmitter consents”) shall have been obtained and remain in full force and effect; except that, if this condition remains unsatisfied one hundred and eighty (180) days from October 29, 2025, then the money transmitter consents in one or more jurisdictions shall not be required to satisfy this condition if (i) CSG or its Subsidiaries has implemented money transmitter alternative arrangements with respect to such jurisdiction and (ii) the revenue attributable to regulated money transmission activity in all such jurisdictions does not, in the aggregate, represent twenty percent (20%) or more of the total revenue received by CSG’s licensed money transmitter subsidiary in the United States for the twelve month period ended on the last day of the most recent calendar quarter in respect of which it has filed a Money Services Business (MSB) Call Report.

The obligations of CSG to effect the merger is also subject to the satisfaction (or written waiver by CSG (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions (as further described in the section entitled “The Merger Agreement – Conditions to the Merger” beginning on page 80):
•
certain representations and warranties of Parent and Merger Sub in the merger agreement must be true and correct as of October 29, 2025 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date) (subject to certain materiality exceptions) in the manner described in the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 80;

•
each of Parent and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or prior to the effective time; and

•	CSG must have received a certificate, signed by an executive officer of Parent and Merger Sub, certifying that each of the conditions set forth in the preceding two bullet points has been satisfied.
Termination (see page 81)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, notwithstanding the company stockholder vote having been obtained (except as otherwise expressly noted), as follows:
•	by mutual written agreement of CSG and Parent;
•
by either CSG or Parent, upon written notice to the other party, if there exists any law or orders that have become final and non-appealable issued by any court or governmental authority of competent jurisdiction having the effect of making the merger illegal or prohibiting or otherwise preventing the consummation of the merger; provided, that the right to terminate the merger agreement in accordance with this provision shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose material breach of its representations, warranties, covenants or agreements under the merger agreement shall have been the principal cause of the existence of such law or order or of such law or order becoming final and non-appealable;

•
by either CSG or Parent, upon written notice to the other party, if the effective time shall not have occurred on or before October 29, 2026 (as such date may be extended pursuant to the merger agreement, the “termination date”); provided, however, that if any of the conditions to the closing related to law or governmental orders (in each case solely as it relates to any antitrust or foreign investment laws) or related to governmental consents has not been satisfied or waived on or prior to such date but all other conditions to closing set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, so long as such conditions are reasonably capable of being satisfied if the closing were to occur on the end date) or waived, then either CSG or Parent may elect to extend the termination date by three months, for a maximum of four consecutive three-month periods in the aggregate, collectively; provided, further, that the right to terminate the merger agreement in accordance with this provision shall not be available to any party (which shall include, in the case of Parent, Parent and Merger Sub) whose material breach of its representations, warranties, covenants or agreements under the merger agreement has been the principal cause of the failure of the effective time to occur on or before the termination date;
•
by either CSG or Parent, upon written notice to the other party, if the company stockholder vote shall not have been obtained at the special meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of the merger agreement was taken;

•	by either CSG or Parent, upon written notice to the other party, if a CFIUS refusal has occurred;
by written notice from CSG to Parent:
•
if Parent and/or Merger Sub shall have breached or otherwise failed to perform any of their respective covenants or agreements under the merger agreement, or any of the representations and warranties of Parent and Merger Sub set forth in the merger agreement shall have become or been inaccurate, which in either case would give rise to the failure of any of the closing conditions with respect to the accuracy of representations and warranties of Parent and Merger Sub or the compliance with their respective covenants to be satisfied and such breach, failure to perform or inaccuracy is not capable of being cured by the termination date or is not cured by the earlier of (x) 20 business days following CSG’s delivery of written notice to Parent of such breach, failure to perform or inaccuracy and (y) the termination date; provided, that CSG shall not have the right to terminate the merger agreement pursuant to this provision if CSG is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of Parent and Merger Sub’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•
prior to obtaining the company stockholder approval, in order to enter into a definitive agreement providing for a superior proposal, subject to and in accordance with the terms and conditions of the merger agreement related to a company board recommendation change; provided, that CSG pays the company termination fee upon such termination in accordance with the applicable provision of the merger agreement;

by written notice from Parent to CSG:
•
if CSG shall have breached or otherwise failed to perform any of its respective covenants or agreements under the merger agreement, or any of the representations and warranties of CSG set forth in the merger agreement shall have become or been inaccurate, which in either case would give rise to the failure of any of the closing conditions with respect to the accuracy of representations and warranties of CSG or the compliance with its respective covenants to be satisfied, and such breach, failure to perform or inaccuracy is not capable of being cured by the termination date or is not cured by the earlier of (x) 20 business days following Parent’s delivery of written notice to CSG of such breach, failure to perform or inaccuracy and (y) the termination date; provided, that Parent shall not have the right to terminate the merger agreement pursuant to this provision if either Parent or Merger Sub is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of CSG’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•
if (A) the CSG Board shall have made, prior to obtaining the company stockholder approval, a company board recommendation change or (B) CSG shall have committed a willful breach of the non-solicitation provisions of the merger agreement.

Termination Fee (see page 82)
If the merger agreement is validly terminated under certain specified circumstances, CSG may be required to pay a termination fee to Parent of $82,000,000 (the “company termination fee”), including if Parent terminates due to a company board recommendation change or if CSG terminates due to entering into a definitive agreement with respect to a superior proposal.

If the merger agreement is validly terminated under specified circumstances relating to obtaining approvals under antitrust and foreign direct investment laws, Parent may be required to pay a termination fee to CSG of $135,000,000 (the “Parent termination fee”).
If CSG or Parent fails to pay any amount due in a timely manner, (A) such party will be required to reimburse the other party’s reasonable and documented out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the successful collection of such overdue amount, including in connection with any related legal proceedings, and (B) such party shall pay to the other party interest on such amount due, as the case may be, from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. CSG will not be required to pay the company termination fee on more than one occasion, and Parent will not be required to pay the Parent termination fee on more than one occasion.
Expenses Generally (see page 84)
Except as otherwise provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions shall be paid by the party or parties, as applicable, incurring such expenses whether or not the merger is consummated.
Specific Performance (see page 84)
The parties to the merger agreement shall be entitled (without proof of actual damages or otherwise or posting or securing any bond) to an injunction or injunctions to prevent or restrain breaches of the merger agreement by the other (as applicable), and to specifically enforce the terms and provisions of the merger agreement to prevent breaches of, or to enforce compliance with, the covenants and agreements of the other under the merger agreement.
Indemnification of Directors and Officers; Insurance (see page 78)
Pursuant to the terms of the merger agreement, CSG’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement–Indemnification of Directors and Officers; Insurance” beginning on page 78 for a description of such ongoing arrangements.
Delisting and Deregistration of CSG Common Stock (see page 58)
As promptly as reasonably practicable following the completion of the merger, the parties will cooperate to cause the CSG common stock to be delisted from Nasdaq and deregistered under the Exchange Act, and accordingly, the CSG common stock will no longer be publicly traded.
Market Prices of CSG Common Stock (see page 87)
The closing sales price of CSG common stock on [•], 2025, the latest practicable date before the printing of this proxy statement, was $[•] per share. The closing sales price of CSG common stock on Nasdaq on October 28, 2025, the last trading day prior to the announcement of the execution of the merger agreement, was $68.75 per share. You are urged to obtain current market quotations for CSG common stock when considering whether to approve the merger proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. CSG urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.
Q.	Why am I receiving these proxy materials?
A.
On October 29, 2025, CSG entered into a merger agreement providing for the merger of Merger Sub with and into CSG, pursuant to which, subject to the terms and conditions set forth therein, the separate corporate existence of Merger Sub will cease and CSG will survive the merger as a wholly owned subsidiary of Parent. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, CSG stockholders must vote to adopt the merger agreement. The approval of the merger proposal by CSG stockholders is a condition to the consummation of the merger. See the section of this proxy statement entitled “The Merger Agreement—Conditions to the Merger” beginning on page 80. You are receiving this proxy statement in connection with the solicitation by CSG of proxies of CSG stockholders in favor of the merger proposal.

You are also being asked to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of CSG in connection with the consummation of the merger and on a proposal to adjourn the special meeting, from time to time, as determined in accordance with the merger agreement by the CSG Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal.
This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the online special meeting, you are encouraged to submit a proxy as soon as possible.
Q.	What is the merger?
A.
If the merger proposal is approved by CSG stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into CSG. CSG will be the surviving corporation in the merger and will become privately held as a wholly owned subsidiary of Parent.

Q.	What will I receive in the merger if it is completed?
A.
Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $80.70 in cash, without interest and subject to any applicable withholding taxes, for each share of CSG common stock you own (other than excluded shares and dissenting shares, each as described in the merger agreement) immediately prior to the effective time of the merger, which represents a premium of approximately 17.4% over CSG’s closing stock price on October 28, 2025, the last trading day prior to the announcement of the execution of the merger agreement, and a premium of approximately 23.1% over the volume-weighted average price of $65.57 for the 30-trading day period ending on October 28, 2025. For example, if you own 100 shares of CSG common stock (other than excluded shares and dissenting shares) immediately prior to the effective time of the merger, you will be entitled to receive $8,070.00 in cash in exchange for such shares, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.	Where and when is the special meeting, and who may attend?
A.
The special meeting will be held online via live audio webcast at www.shareholdermeeting.com/CSG2026SM on [•], 2026 at [•], Eastern Time. You will need the 16-digit control number, which is included in your notice of internet availability, on your proxy card or in the instructions accompanying your proxy materials, to be able to vote or ask questions during the special meeting. If you are a CSG stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.
Online check-in will begin at [•], Eastern Time on [•], 2026 and you should allow ample time for the online check-in proceedings. Technicians will be standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the special meeting log-in page.
Q.	Who can vote at the special meeting?
A.
All CSG stockholders of record as of the close of business on [•], [•], the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting or any adjournment thereof. Each share of CSG common stock is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were [•] shares of CSG common stock issued and outstanding, held by approximately [•] holders of record.

Q.	What matters will be voted on at the special meeting?
A.	At the special meeting, you will be asked to consider and vote on the following proposals:
•	the merger proposal;
•	the advisory compensation proposal; and
•	if necessary, as determined in accordance with the merger agreement by the CSG Board, the adjournment proposal.
Q.	What is the position of the CSG Board regarding the merger?
A.
The CSG Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisor and after consideration of various factors, as more fully described in this proxy statement, the CSG Board unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of CSG and its stockholders, and declared it advisable, fair to and in the best interests of CSG to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by CSG stockholders. Certain factors considered by the CSG Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the CSG Board and Reasons for the Merger” beginning on page 40.

Q.	How does the CSG Board recommend that I vote on the proposals?
A.	CSG’s Board unanimously recommends that you vote:
•	“FOR” the merger proposal;
•	“FOR” the advisory compensation proposal; and
•	“FOR” the adjournment proposal.
Q.	What vote is required to approve the merger proposal?
A.
The merger proposal will be approved if stockholders holding a majority of the outstanding shares of CSG common stock entitled to vote as of the close of business on the record date vote “FOR” the proposal.

Q.	What vote is required to approve the advisory compensation proposal (on a non-binding, advisory basis) and the adjournment proposal?
A.
Assuming a quorum is present, the advisory compensation proposal will be approved if the holders of a majority of the shares of CSG common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the advisory compensation proposal.

The adjournment proposal will be approved if holders of a majority of the shares of CSG common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the adjournment proposal.
Q.	Do you expect the merger to be taxable to CSG stockholders?
A.
The exchange of CSG common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 89. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Q.	What other effects will the merger have on CSG?
A.
If the merger is completed, CSG common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and CSG will no longer be required to file periodic reports with the SEC with respect to CSG common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, CSG common stock will no longer be publicly traded and you will no longer have any interest in CSG’s future earnings or growth. In addition, each share of CSG common stock (other than excluded shares and dissenting shares, each as described in the merger agreement) you hold immediately prior to the effective time of the merger will represent only the right to receive $80.70 in cash, without interest and subject to any applicable withholding taxes. CSG will also become a wholly owned subsidiary of Parent at the effective time.

Q.	When is the merger expected to be completed?
A.
Assuming timely satisfaction of necessary closing conditions, including the approval by CSG stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger by the end of 2026. The merger is subject to antitrust review and various other conditions, however, and it is possible that factors outside of the control of CSG or Parent could result in the merger being completed at a later time, or not at all. [There may be a substantial amount of time between the special meeting and the completion of the merger.] CSG expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Q.	What happens if the merger is not completed?
A.
If the merger proposal is not approved by CSG stockholders, or if the merger is not completed for any other reason, CSG stockholders will not receive any payment for their shares of CSG common stock in connection with the merger. Instead, CSG will remain an independent public company and shares of CSG common stock will continue to be listed and traded on Nasdaq. CSG may be required to pay Parent a termination fee of $82,000,000 if the merger agreement is terminated under certain specified circumstances pursuant to the terms and conditions of the merger agreement, and Parent may be required to pay CSG a fee of $135,000,000 if the merger agreement is terminated under other specified circumstances pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fee” beginning on page 82 for a discussion of the circumstances under which CSG or Parent will be required to pay a termination fee.

Q.	How are CSG’s directors and executives intending to vote?
A.
As of [•], 2025, the directors and executive officers of CSG (either directly or through their affiliates), collectively, beneficially owned and were entitled to vote [•] shares of CSG common stock, representing approximately [•]% of the shares of CSG common stock outstanding on that date. CSG currently expects that these directors and executive officers will vote such shares of CSG common stock in favor of the foregoing proposals, although none of them has entered into any agreement obligating them to do so.

Q.	Do any of CSG’s executive officers or directors have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A.
Yes. In considering the recommendation of the CSG Board with respect to the merger proposal, you should be aware that CSG’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of CSG stockholders generally. The CSG Board was aware of and considered these interests in reaching the determination to approve the merger agreement and the merger and to recommend that CSG stockholders approve the merger agreement proposal. See the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of CSG’s Executive Officers and Directors in the Merger.”
Q.	Why am I being asked to consider and vote on the advisory compensation proposal?
A.
SEC rules require CSG to seek the approval of its stockholders on a non-binding, advisory basis with respect to the payments that may be paid or become payable to the named executive officers of CSG in connection with the consummation of the merger. Approval of the advisory compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?
A.	The CSG Board is soliciting your proxy, and CSG will bear the cost of soliciting proxies.
Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee of up to $[•], plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of CSG common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of CSG’s directors, officers and employees.
Q.	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?
A.
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting online, CSG requests that you submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?
A.
If your shares are registered directly in your name with CSG’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of CSG common stock in the following four ways:

•
By Internet. Access the website of CSG’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the CSG Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•
At the Online Special Meeting. Visit www.virtualshareholdermeeting.com/CSGS2026SM and enter the 16-digit control number included in your notice of internet availability, on your proxy card or in the instructions accompanying your proxy materials.

Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?
A.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
Q.	What is a proxy?
A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of CSG common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of CSG common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?
A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When submitting a proxy by mail, internet or telephone, you may specify whether your shares would be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the proposals to come before the special meeting.

If you properly sign and return your proxy card or submit your proxy by telephone or through the internet but do not include instructions on how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the CSG Board with respect to the merger proposal, the advisory compensation proposal and the adjournment proposal and, accordingly, will have the same effect as a vote “FOR” each such proposal.
Q.	Can I change or revoke my proxy after it has been submitted?
A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to CSG’s Secretary, which statement must be received no later than [•], [2026];
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on [•], [2026];
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting online.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the online special meeting.
If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of CSG common stock to be voted.
Q.	How many shares of CSG common stock must be present to constitute a quorum for the special meeting? What if there is no quorum?
A.
Under CSG’s bylaws, the presence, in person or represented by proxy, at the special meeting of a majority of the issued and outstanding shares of CSG common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present or represented, then the chair of the special meeting may adjourn the special meeting to another time and/or place from time to time until a quorum is present or represented by proxy. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject CSG to additional expense.

If you attend the online special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of CSG common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.
If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting.
As of the close of business on the record date, there were [•] shares of CSG common stock outstanding. Accordingly, holders of record of at least [•] shares of CSG common stock must be present in person or represented by proxy at the special meeting to constitute a quorum.
Q.	What if I abstain from voting on any proposal?
A.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card, by telephone or through the internet, even if you abstain from voting, your shares of CSG common stock will still be counted for purposes of determining whether a quorum is present at the special meeting. If you abstain from voting at the special meeting or mark “ABSTAIN” on your proxy card or otherwise indicate that you are abstaining from voting when you submit your proxy by telephone or through the internet, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal, the advisory compensation proposal and the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card, submit a proxy to vote by telephone or over the internet or attend and vote at the online special meeting?
A.
If you are a stockholder of record of CSG and you do not attend the special meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum is present. The failure to submit a proxy or otherwise attend and vote your shares at the special meeting will have no effect on the outcome of the advisory compensation proposal (assuming a quorum is present) or the adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of CSG common stock outstanding as of the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting. As a result, if you fail to submit a proxy or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal. If you sign and return a proxy and do not indicate how you wish to vote on the advisory compensation proposal, your shares will be voted in favor of the advisory compensation proposal.

You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. If your shares are not voted at the special meeting, however, it will have the same effect as a vote “AGAINST” the merger proposal.
Q.	What is a broker non-vote?
A.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to NYSE rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of CSG common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the online special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the advisory compensation proposal (assuming a quorum is present) or adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of CSG common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.
Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A.
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the merger consideration for my shares of CSG common stock?
A.
Yes. If the merger is completed, dissenting CSG stockholders will be entitled to seek appraisal of their shares of CSG common stock in connection with the merger under Section 262 of the DGCL. This means that holders of shares of CSG common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of CSG common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest on the amount determined to be the fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each CSG stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of shares of CSG common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. For more information, please see the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 58.

Q.	What happens if I transfer my shares of CSG common stock before the completion of the merger?
A.
If you transfer your shares of CSG common stock before the merger is completed, you will lose your right to receive the merger consideration or to exercise appraisal rights with respect to such shares. In order to receive the merger consideration in respect of any shares, you must hold such shares of CSG common stock through the completion of the merger.

Q.	Should I send in my evidence of ownership now?
A.
No. After the merger is completed, if you are a stockholder of record and hold your shares of CSG common stock in certificated form, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of CSG common stock for the consideration to be paid to former CSG stockholders in connection with the merger. If you are a stockholder of record and hold your shares of CSG common stock in book-entry form, only if required by the paying agent will you receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of CSG common stock for the consideration to be paid to former CSG stockholders in connection with the merger. If you are the beneficial owner of shares of CSG common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?
A.
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?
A.
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. CSG has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless CSG has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, CSG will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which CSG delivered a single copy of these proxy materials. CSG will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary.

A number of brokerage firms with account holders who are CSG stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Q.	What will the holders of outstanding CSG equity awards receive in the merger?
A.	Pursuant to the merger agreement, effective as of the effective time, CSG equity awards will be treated as follows:
•
Each outstanding restricted stock award that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, restricted stock awards granted in 2024 that would have completed their full vesting period and been settled in accordance with their terms in 2027), will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding restricted stock award will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the corresponding restricted stock award.

•
Each outstanding performance-based or market-based restricted stock award (other than the CEO Award) that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, performance-based or market-based restricted stock awards that would have completed their full vesting period and been settled in accordance with their terms in 2027) will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award (with applicable performance metrics for uncompleted performance periods generally deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time) multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding CSG performance-based or market-based restricted stock award (other than the CEO Award) will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration (with applicable performance metrics for uncompleted performance period deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same other terms and conditions as the corresponding performance-based or market-based restricted stock awards.
•
The CEO award will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award (with applicable performance metrics deemed achieved based on the merger consideration), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the CEO Award.

In addition, pursuant to the merger agreement, CSG equity awards granted in 2023 that would have completed their full vesting period and been settled in accordance with their terms in 2026 will vest and settle on or prior to December 31, 2025, with any applicable performance-based vesting conditions deemed achieved based on actual performance as of the latest practicable date.
Q.	How will the ESPP be treated in the merger?
A.
Beginning on the date of the merger agreement, no purchase period under the CSG ESPP will commence, no new participants may join the CSG ESPP, and no participant may increase the amount of his or her payroll deductions with respect to the CSG ESPP. The CSG ESPP will terminate in its entirety on the closing and no further rights will be granted or exercised under the CSG ESPP thereafter.

Q.	When will CSG announce the voting results of the special meeting, and where can I find the voting results?
A.
CSG intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting. All reports that CSG files with the SEC are publicly available when filed.

Q:	Where can I find more information about CSG?
A:	You can find more information about CSG from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 94.
Q:	Who can help answer my other questions?
A:
If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitor for CSG in connection with the merger, or CSG.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders Call Toll Free: 888-750-5830
Banks and Brokerage Firms Call: 212-750-5833
or
CSG Systems International, Inc.
169 Inverness Dr W, Suite 300
Englewood, CO 80112
Attention: Rasmani Bhattacharya, Secretary
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements concerning CSG’s expectations, plans, intentions, strategies or prospects with respect to the merger. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the ability of the parties to complete the merger on the anticipated terms and timing, or at all, (ii) the satisfaction or waiver of other conditions to the completion of the merger, including obtaining required shareholder and regulatory approvals; (iii) the risk that CSG’s stock price may fluctuate during the pendency of the merger and may decline if the merger is not completed; (iv) potential litigation relating to the merger that could be instituted against CSG or its directors, managers or officers, including the delay, expense or other effects of any outcomes related thereto; (v) the risk that disruptions from the merger will harm CSG’s business, including current plans and operations, including during the pendency of the merger; (vi) the ability of CSG to retain, motivate, and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the merger and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the merger; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect CSG’s financial performance; (xi) certain restrictions during the pendency of the merger that may impact CSG’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring CSG to pay a termination fee; (xvii) the ability to realize the anticipated benefits of the merger, including the expected synergies and cost saving; (xviii) the possibility that competing or superior acquisition proposals for CSG will be made; and (xix) other risks set forth under the heading “Risk Factors,” of CSG’s Annual Report on Form 10-K for the year ended December 31, 2024, CSG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and in CSG’s subsequent filings with the Securities and Exchange Commission (“SEC”). You should not rely upon forward-looking statements as predictions of future events. Actual results and outcomes could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, CSG undertakes no obligation to update or revise these forward-looking statements.

THE PARTIES TO THE MERGER
CSG
CSG Systems International, Inc.
169 Inverness Dr W, Suite 300
Englewood, CO 80112
(303) 200-2000
CSG is a leader in innovative customer engagement, revenue management, and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For over 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions that drive exceptional customer experiences. Industry leaders in telecom, broadband cable, media, retail, healthcare, financial services, insurance, government, and other industries leverage the power of our technology to compete and win in the digital age. Our approximately 5,700-plus employees around the globe have made CSG a trusted technology leader and SaaS platform provider to some of the biggest and most innovative brands around the world.
CSG common stock is traded on Nasdaq under the ticker symbol “CSGS”.
CSG’s principal executive offices are located at 169 Inverness Dr W, Suite 300, Englewood, CO 80112, and CSG’s telephone number is (303) 200-2000. CSG’s corporate web address is https://www.csgi.com. The information provided on CSG’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to CSG’s website provided in this proxy statement.
Additional information about CSG is contained in its public filings with the SEC, which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 94.
Parent
NEC Corporation
7-1, Shiba 5-chome Minato-ku
Tokyo 108-8001 Japan
(+81)-3-3454-1111
NEC is a Japanese information technology company and was established on July 17, 1899. NEC and its group entities leverage technology to create social value and promote a more sustainable world where everyone has the chance to reach their full potential. The NEC group’s approximately 110,000 employees utilize world-leading AI, security, and communications technologies to solve the most pressing needs of customers and society.
Merger Sub
Canvas Transaction Company, Inc.
c/o Parent
7-1, Shiba 5-chome Minato-ku
Tokyo 108-8001 Japan
(+81)-3-3454-1111
Merger Sub is a direct or indirect wholly owned subsidiary of Parent and was formed on October 23, 2025, solely for the purpose of engaging in transactions of the nature contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the merger agreement. Upon the consummation of the merger, the separate corporate existence of Merger Sub will cease and CSG will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

THE SPECIAL MEETING
This proxy statement is being provided to CSG stockholders as part of a solicitation by the CSG Board for proxies for use at the special meeting, to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place
The special meeting is scheduled to be held online via live audio webcast at [•] on [•], 2026 at www.virtualshareholdermeeting.com/CSGS2026SM, Eastern Time. The special meeting will be held in a virtual meeting format only, with no physical in-person meeting.
Purpose of the Special Meeting
At the special meeting, CSG stockholders will be asked to consider and vote on the following proposals:
•
the merger proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 33 and 62, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
the advisory compensation proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of CSG’s Executive Officers and Directors in the Merger” and “Advisory Compensation Proposal (Proposal 2)” beginning on pages 52 and 85, respectively; and

•	the adjournment proposal, which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3)” beginning on page 86.
The adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of CSG common stock entitled to vote as of the close of business on the record date is a condition to the completion of the merger. If CSG stockholders fail to approve the merger proposal, the merger will not occur.
The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the advisory compensation proposal, and vice versa. Because the vote on the advisory compensation proposal is only advisory in nature, it will not be binding on CSG, Parent or the surviving corporation. Accordingly, because CSG is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.
Other than the matters described above, CSG does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof.
Recommendation of the CSG Board
The CSG Board has reviewed and considered the terms of the merger and has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of CSG and its stockholders, and declared it advisable, fair to and in the best interests of CSG to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the merger, merger agreement and the transactions contemplated thereby in accordance with the DGCL and (c) recommended that the merger and merger agreement be adopted by CSG stockholders. Certain factors considered by the CSG Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the CSG Board and Reasons for the Merger” beginning on page 40.
The CSG Board unanimously recommends that CSG stockholders vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Record Date; Stockholders Entitled to Vote
Only holders of record of CSG common stock at the close of business on [•], [•], the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

Holders of record of CSG common stock are entitled to one vote for each share of CSG common stock they own of record at the close of business on the record date. At the close of business on the record date, there were [•] shares of CSG common stock issued and outstanding, held by approximately [•] holders of record.
Quorum
Under CSG’s bylaws, the presence, in person or represented by proxy, at the special meeting of a majority of the issued and outstanding shares of CSG common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present or represented by proxy, then the chair of the special meeting may adjourn the special meeting from time to time until a quorum is present or represented by proxy. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject CSG to additional expense.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of CSG common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.
Required Vote
The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of CSG common stock entitled to vote as of the close of business on the record date.
Assuming a quorum is present, approval of the advisory compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of CSG common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of CSG common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum is present. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the advisory compensation proposal and the adjournment proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the advisory compensation proposal and the adjournment proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the NYSE rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of CSG common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the online special meeting. As the vote to approve the merger proposal is based on the total number of shares of CSG common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal.

Failure to Vote
If you are a stockholder of record and you do not attend the special meeting, sign and return your proxy card by mail or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting, will not be counted as present in person or represented by proxy at the online special meeting and will not be counted as present for purposes of determining whether a quorum is present.
As discussed above, under the NYSE rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or represented by proxy at the online special meeting or counted as present for purposes of determining whether a quorum is present.
A failure to submit a proxy or otherwise attend and vote your shares at the online special meeting will have no effect on the outcome of the advisory compensation proposal (assuming a quorum is present) or the adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of CSG common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.
Voting at the Special Meeting
If your shares are registered directly in your name with CSG’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of CSG common stock in the following four ways:
•
By Internet. Access the website of CSG’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the CSG Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•
At the Online Special Meeting. Visit www.virtualshareholdermeeting.com/CSGS2026SM and enter the 16-digit control number included in your notice of internet availability, on your proxy card or in the instructions accompanying your proxy materials.

Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on [•], 2026. Proxy cards must be received no later than [•], 2026 in order to ensure that your shares are voted.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
Stockholders who are entitled to vote at the special meeting (and their duly appointed proxies) may attend the special meeting. You will need the 16-digit control number, which is included in your notice of internet availability, on your proxy card or voting instruction form, to be able to vote or ask questions during the special meeting. If you are an CSG stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.
We encourage you to access the virtual special meeting website 15 minutes prior to the start of the special meeting to check-in online. We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast of the special meeting. A technical support phone number will be posted on www.virtualshareholdermeeting.com/CSGS2026SM if you experience technical difficulties during the check-in process or during the webcast.
Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to CSG’s Secretary, which statement must be received no later than [•], 2026;
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on [•], 2026;
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting in person.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote at the online special meeting.
If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the online special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of CSG common stock to be voted.
Solicitation of Proxies
The CSG Board is soliciting your proxy, and CSG will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee of up to $[•], plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of CSG common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of CSG’s directors, officers and employees.
Adjournment
In addition to the merger proposal and the advisory compensation proposal, CSG stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, as determined in accordance with the merger agreement by the CSG Board, including for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.
The CSG Board unanimously recommends a vote “FOR” the adjournment proposal, if necessary, to solicit additional proxies.

Other Information
You should not send documents representing CSG common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging any of your certified shares of CSG common stock for the consideration to be paid to former CSG stockholders in connection with the merger.
Questions
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree, CSG’s proxy solicitor, by calling, toll free, 888-750-5830. Banks and brokers call 212-750-5833.

THE MERGER PROPOSAL
(PROPOSAL 1)
CSG stockholders are being asked to approve a proposal to adopt the merger agreement, pursuant to which, subject to the terms and conditions set forth therein, and in accordance with the DGCL, Merger Sub will be merged with and into CSG, the separate corporate existence of Merger Sub will thereupon cease, and CSG will survive the merger as a wholly owned subsidiary of Parent.
The affirmative vote of the holders of a majority of the outstanding shares of CSG common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting is a condition to the completion of the merger. If CSG stockholders fail to approve the merger proposal, the merger will not occur.
The CSG Board unanimously recommends that CSG stockholders vote “FOR” the merger proposal.
The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and is hereby incorporated by reference into this proxy statement.
Structure of the Merger
Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, if the merger is completed, then at the effective time, Merger Sub will merge with and into CSG, the separate corporate existence of Merger Sub will cease, and CSG will survive the merger as a wholly owned subsidiary of Parent.
Merger Consideration
Upon the terms and subject to the conditions of the merger agreement, at the effective time, CSG stockholders will have the right to receive $80.70 in cash, without interest and subject to any applicable withholding taxes, for each share of CSG common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than excluded shares and dissenting shares, each as described in the merger agreement). After the merger is completed, CSG stockholders will have only the right to receive a cash payment in respect of their shares of CSG common stock, and will no longer have any rights as CSG stockholders, including voting or other rights.
Any excluded shares outstanding as of immediately prior to the effective time will be cancelled and retired without any conversion thereof or consideration paid therefor at the effective time by virtue of the merger.
Treatment of CSG Equity Awards
Pursuant to the merger agreement, effective as of the effective time, outstanding CSG equity awards will be treated as follows:
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Each outstanding restricted stock award that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, restricted stock awards granted in 2024 that would have completed their full vesting period and been settled in accordance with their terms in 2027), will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding restricted stock award will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the corresponding restricted stock award.

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Each outstanding performance-based or market-based restricted stock award (other than the CEO Award) that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, performance-based or market-based restricted stock awards that would have completed their full vesting period and been settled in accordance with their terms in 2027) will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award (with applicable performance metrics for uncompleted performance periods generally deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time) multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding CSG performance-based or market-based restricted stock award (other than the CEO Award) will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration (with applicable performance metrics for uncompleted performance period deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same other terms and conditions as the corresponding performance-based or market-based restricted stock awards.
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The CEO award will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award (with applicable performance metrics deemed achieved based on the merger consideration), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the CEO Award.

In addition, pursuant to the merger agreement, CSG equity awards granted in 2023 that would have completed their full vesting period and been settled in accordance with their terms in 2026 will vest and settle on or prior to December 31, 2025, with any applicable performance-based vesting conditions deemed achieved based on actual performance as of the latest practicable date.
Treatment of CSG ESPP
Beginning on the date of the merger agreement, no purchase period under the CSG ESPP has commenced or will commence, no new participants have joined or may join the CSG ESPP, and no participant has increased or may increase the amount of his or her payroll deductions with respect to the CSG ESPP. The CSG ESPP will terminate in its entirety on the closing and no further rights will be granted or exercised under the CSG ESPP thereafter.
Effects on CSG if the Merger Is Not Completed
If the merger proposal is not approved by CSG stockholders, or if the merger is not completed for any other reason, CSG stockholders will not receive any payment for their shares of CSG common stock in connection with the merger. Instead, CSG will remain an independent public company and shares of CSG common stock will continue to be listed and traded on Nasdaq. In addition, if the merger is not completed, CSG expects that management will operate CSG’s business in a manner similar to that in which it is being operated today and that CSG stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industries in which CSG operates and adverse economic conditions. Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of CSG common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of CSG common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of CSG common stock. If the merger proposal is not approved by CSG stockholders or if the merger is not completed for any other reasons, there can be no assurance that any other transaction acceptable to CSG will be offered or that CSG’s business, prospects or results of operation will not be adversely impacted.
CSG may be required to pay Parent a termination fee of $82,000,000 if the merger agreement is terminated under certain specified circumstances pursuant to the terms and conditions of the merger agreement, and Parent may be required to pay CSG a fee of $135,000,000 if the merger agreement is terminated under other specified circumstances pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fee” beginning on page 82 for a discussion of the circumstances under which CSG or Parent will be required to pay a termination fee.

Background of the Merger
The CSG Board and management team regularly review CSG’s financial performance, industry conditions, future growth prospects and overall strategic direction. As part of this assessment, the CSG Board and CSG’s management regularly consider potential opportunities to strengthen the business and enhance stockholder value, including by evaluating and weighing the continued execution of CSG’s strategy as a standalone public company against possible strategic opportunities, including acquisitions, dispositions, commercial partnerships or combinations with third parties.
Over the past several years, the CSG Board and management team from time to time have had preliminary discussions concerning potential transactions with strategic acquirors, private equity sponsors and other third parties. Other than one unsolicited proposal received in 2022 from a third party, who did not pursue further discussions or submit a revised proposal after the CSG Board concluded and communicated that such proposal was not in the best interests of CSG and its stockholders, no such discussions have resulted in any specific proposal on price, structure or other material terms.
In furtherance of its consideration of potential strategic alternatives, the CSG Board and management have retained and held discussions with representatives of Jefferies from time to time based on Jefferies’ experience and expertise as a financial advisor in a wide variety of transactions, as well as Jefferies’ qualifications and experience advising, and familiarity with, companies operating in the industries in which CSG operates. In addition, CSG has also from time to time been advised by Simpson Thacher & Bartlett LLP (“Simpson Thacher”) as its outside legal counsel in connection with the evaluation of various strategic alternatives and other matters. CSG worked with representatives of Jefferies and Simpson Thacher throughout the course of the events described below.
On January 29, 2025, it was reported by a news source that NEC was considering the possibility of making an offer to acquire CSG. At the close of business on January 28, 2025, the previous trading day, the closing price of CSG common stock was $56.44 per share. At such time, CSG had not received any offer or other communications from NEC or any other party with respect to an acquisition proposal.
Several months later, the Chief Executive Officer of Netcracker requested a dinner meeting with Brian Shepherd, the Chief Executive Officer of CSG, on May 14, 2025. At the meeting, Mr. Shepherd was introduced to certain senior management members of NEC, namely Masakazu Yamashina, Corporate Senior Executive Vice President and Co-Chief Operating Officer of NEC, and Hidetoshi Uriu, Chief Investment Officer of NEC, who expressed an interest in a potential acquisition of CSG, and noted the potential benefits of the acquisition to both parties. No formal indication of interest was made with respect to such potential acquisition and no valuation was discussed.
On May 22, 2025, CSG received a non-binding written indication of interest from NEC (the “May Proposal”) regarding a potential acquisition of 100% of the common stock of CSG for $74.00 per share in cash, subject to a number of conditions, including completion of NEC’s due diligence review of CSG and finalization of definitive agreements for the proposed transaction. The May Proposal represented a premium of 15.7% to the closing price of CSG common stock on the previous trading day, May 21, 2025, and a premium of 31.1% to the closing price of CSG common stock on January 28, 2025, the trading day immediately prior to the news story that NEC was considering the possibility of making an offer to acquire CSG. The May Proposal was shared with the CSG Board and representatives of Jefferies and Simpson Thacher later that day.
On May 22, 2025, the CSG Board held a special meeting to discuss the May Proposal. At the meeting, representatives of Simpson Thacher provided an overview of the directors’ fiduciary duties under applicable law in connection with their evaluation of strategic alternatives for CSG, including a potential sale. The CSG Board discussed the May Proposal and discussed and determined to engage Jefferies to conduct financial analyses of any proposal or proposed transaction (and the terms and conditions thereof), to assist CSG in negotiations and to help the CSG Board evaluate strategic alternatives based on the factors described above, among others. The CSG Board instructed the management team to negotiate the terms of these engagements. Following the meeting, at the direction of the CSG Board, Mr. Shepherd sent a response to representatives of NEC confirming receipt of the May Proposal.
On May 22, 2025, the CSG Board directed the senior management team to update certain five-year financial projections for the 2025 through 2029 fiscal years that the CSG Board had approved in November 2024, to incorporate actual results through April 2025 as well as the May 2025 forecast (the “Preliminary Management

Projections – Base Case”) and to provide the Preliminary Management Projections – Base Case to representatives of Jefferies in connection with Jefferies’ preliminary financial analysis. On May 26, 2025, CSG’s senior management team provided to representatives of Jefferies the Preliminary Management Projections – Base Case.
On May 28, 2025, at the direction of the CSG Board, representatives of Jefferies notified representatives of The Goldman Sachs Group, Inc. (“Goldman Sachs”), financial advisor to NEC, that the CSG Board was reviewing the May Proposal and that formal feedback would be provided following the CSG Board’s review of the May Proposal in conjunction with its advisors.
On May 29, 2025, Mr. Shepherd spoke with Mr. Yamashina to reiterate that the CSG Board was continuing to evaluate the May Proposal and that formal feedback would be provided following such process.
On June 12, 2025, as authorized by the CSG Board, CSG entered into an engagement letter with Jefferies, which provided for Jefferies to act as lead financial advisor to CSG in connection with CSG’s consideration of the proposed transaction and potential strategic alternatives.
On June 13, 2025, the CSG Board held a special meeting to further discuss the May Proposal with members of CSG senior management and representatives of Jefferies and Simpson Thacher in attendance. At the meeting, the CSG Board discussed with members of CSG senior management and CSG’s advisors the May Proposal, as well as certain regulatory matters, including deal protections related to a potential transaction with NEC. Representatives of Jefferies reviewed with the CSG Board Jefferies’ preliminary financial analysis of the May Proposal and a list of third parties that might have strategic interest in a transaction with CSG based on their respective business profiles. The CSG Board discussed with its advisors the merits and drawbacks of conducting a “market check” to determine if any such third parties might have an interest in a strategic transaction with CSG at such time. Members of the CSG Board and its advisors discussed each of the identified potential acquirors and concluded, based on their business insights and the CSG Board’s discussions with its advisors, that none of such parties were likely to have an interest in pursuing a strategic transaction with CSG at such time or in the near future, given the size of transaction and strategic priorities, or be able to offer the same combination of value and transaction certainty that NEC could offer. After further discussion regarding the May Proposal, the CSG Board concluded that, while it was conceivable that NEC could ultimately propose a transaction that would be compelling, the May Proposal was less attractive than CSG’s standalone business plans and long-term value prospects. The CSG Board then instructed representatives of Jefferies to convey to NEC, on behalf of CSG, that NEC would need to increase its proposed price and provide assurances regarding regulatory protections to move forward and that, for purposes of facilitating such a revised proposal, the CSG Board was willing to permit meetings among each party’s legal counsel. On June 16, 2025, representatives of Jefferies spoke with representatives of Goldman Sachs to convey such message and, following such discussion between representatives of Jefferies and representatives of Goldman Sachs, Mr. Shepherd sent an email to representatives of NEC also conveying such message.
On June 19, 2025, representatives of Simpson Thacher and representatives of Freshfields LLP (“Freshfields”), legal advisor to NEC, attended an introductory meeting by videoconference to discuss the CSG Board’s feedback on the May Proposal. During the meeting, representatives of Simpson Thacher and Freshfields discussed and agreed that their respective regulatory teams would discuss the regulatory analysis related to a proposed transaction between NEC and CSG. On June 20, 2025, representatives of Simpson Thacher and Freshfields held a meeting by videoconference to discuss the regulatory analysis and related legal terms to be included in the transaction documentation.
Over the course of the remainder of June and early July 2025, Simpson Thacher’s and Freshfields’ respective regulatory teams continued to gather facts pertaining to the regulatory analysis and held additional meetings to discuss such regulatory analysis.
On July 11, 2025, representatives of Simpson Thacher, on behalf of CSG, sent to representatives of Freshfields, on behalf of NEC, a draft term sheet setting forth a proposal regarding certain key terms of the proposed transaction, including the efforts that the parties would be required to take in order to obtain required regulatory approvals with respect to any potential transaction, as well as proposed constructs for the termination date and regulatory termination fee.

On July 14, 2025, representatives of Freshfields sent to representatives of Simpson Thacher a revised draft of the term sheet, proposing, among other things, a regulatory termination fee of $100 million. Such revised draft was shared with the CSG Board later that day. Substantially concurrently, certain representatives of NEC communicated to Mr. Shepherd via email that NEC wished to reiterate its proposed purchase price of $74.00 per share in cash.
On July 15, 2025, Mr. Shepherd spoke with Mr. Yamashina and other members of NEC management. During such discussion, NEC management expressed the view that significant progress had been made on the draft term sheet and that NEC was interested in further discussions around CSG’s business, operations and financial outlook to determine if NEC could present CSG with a more compelling proposal. On July 16, 2025, at the direction of the CSG Board, Mr. Shepherd notified members of NEC management that CSG would be willing to enter into a mutual confidentiality agreement with NEC to facilitate such discussions and the sharing of certain non-public information related thereto on a limited basis to support the submission of a revised proposal.
Between July 17 and July 24, 2025, representatives of Simpson Thacher and representatives of Freshfields negotiated and finalized the terms of an initial mutual confidentiality agreement, and CSG and NEC entered into such agreement on July 24, 2025. Following execution of the confidentiality agreement, CSG made available certain limited non-public information about CSG’s business and operations to NEC to facilitate its due diligence of CSG.
On July 28, 2025, members of CSG’s and NEC’s respective management teams and representatives of Jefferies and Goldman Sachs met at Simpson Thacher’s offices in Palo Alto to discuss CSG’s business, operations and financial outlook as well as preliminary views on potential synergies that could be achieved in connection with a potential transaction. At such meeting, CSG’s management team discussed CSG’s upcoming second quarter 2025 financial results and provided additional information about the CSG business, including certain financial forecasts based on the Preliminary Management Projections – Base Case and reflecting certain adjustments and upside scenarios (the “Preliminary Additional Projections – Upside Case”). CSG’s management team provided a summary of such meeting to the CSG Board on July 30, 2025.
On July 30, 2025, at the direction of the CSG Board, representatives of Jefferies spoke with representatives of Goldman Sachs to discuss next steps coming out of the July 28 meeting and reemphasize the CSG Board’s feedback regarding the deal price in the May Proposal and the need for a more compelling proposal in order to move forward with additional diligence or discussions.
On August 4, 2025, the CSG Board held a special meeting with members of CSG senior management, representatives of Jefferies and Simpson Thacher in attendance. At the meeting, the CSG Board discussed with members of CSG senior management and its advisors the status of discussions with NEC, including Jefferies’ preliminary financial analysis and Simpson Thacher’s regulatory analysis. An executive session was held to discuss next steps, during which the CSG Board instructed Mr. Shepherd to respond to NEC and representatives of Jefferies to respond to Goldman Sachs reasserting the need to see a meaningful improvement in the value proposed as well as certain improvements to the regulatory terms reflected in the term sheet. Following the meeting, Mr. Shepherd delivered such message to representatives of NEC. On August 5, 2025, representatives of Jefferies also communicated the CSG Board’s feedback to Goldman Sachs.
On August 11, 2025, NEC representatives orally indicated to Mr. Shepherd that, based on the discussions and diligence conducted to such date, NEC was prepared to explore a transaction at a proposed share price range of $77.00 to $81.00 per share in cash, again subject to a number of conditions including completion of NEC’s due diligence review of CSG and finalization of definitive agreements for the proposed transaction (“August 11 Proposal”). The NEC representatives also provided additional feedback on the term sheet.
On August 12, 2025, the CSG Board held a special meeting to discuss the August 11 Proposal. Mr. Shepherd updated the CSG Board regarding his recent conversations with NEC representatives, and the CSG Board discussed the August 11 Proposal with CSG senior management. Following such discussions, the CSG Board authorized and instructed Mr. Shepherd to have CSG’s advisors deliver a counterproposal to NEC’s advisors of $82.00 per share in cash, which was contingent on the regulatory terms to be proposed in a revised term sheet to be delivered by Simpson Thacher.
On August 13, 2025, representatives of Simpson Thacher sent the revised draft of the term sheet to representatives of Freshfields reflecting the counterproposal of $82.00 per share in cash, as well as certain changes to the regulatory terms, including a regulatory termination fee of 5.25% of CSG’s equity value based on the transaction price.

On August 21, 2025, NEC sent to CSG a further revised proposal reflecting an updated proposed price range of $80.00 to $81.00 per share in cash and certain revisions to the regulatory terms, including a proposed regulatory termination fee of $135,000,000, again subject to a number of conditions including completion of NEC’s due diligence review of CSG and finalization of definitive agreements for the proposed transaction (the “August 21 Proposal”).
Later that day, the CSG Board held a special meeting, with members of CSG senior management, representatives of Jefferies and Simpson Thacher in attendance, to discuss the August 21 Proposal. Representatives of Simpson Thacher summarized the revised regulatory terms proposed by NEC and indicated that the remaining open items were of the type that could be negotiated between legal advisors in connection with negotiating and finalizing the definitive transaction agreements. Representatives of Jefferies reviewed with the CSG Board the terms of the August 21 Proposal, including NEC’s revised price range. Following such discussion, the CSG Board determined to allow NEC to conduct further diligence with the understanding that the deal price and certain regulatory terms were still under negotiation.
On August 22, 2025, representatives of Jefferies and representatives of Goldman Sachs attended a virtual meeting to discuss the key terms of the August 21 Proposal, coordination on due diligence and draft merger agreement, and other administrative matters. Separately, on the same day, representatives of Simpson Thacher and representatives of Freshfields discussed the key terms of the term sheet, next steps for legal documentation, including an amended and restated non-disclosure agreement (the “A&R NDA”), a clean team agreement and merger agreement, and coordination on due diligence.
On August 22, 2025, representatives of Simpson Thacher sent an initial draft of the A&R NDA to representatives of Freshfields. Representatives of Simpson Thacher and Freshfields exchanged comments on the A&R NDA over the subsequent five days, and the A&R NDA was executed on August 27, 2025 including standstill (which included “don’t ask, don’t waive” language), non-solicit and certain other additional provisions, with the standstill provisions set to automatically terminate upon the signing of a definitive agreement providing for an acquisition of CSG.
On August 24, 2025, representatives of Simpson Thacher sent an initial draft of the mutual clean team agreement to representatives of Freshfields. Over the subsequent two weeks, representatives of Simpson Thacher and Freshfields exchanged comments on the clean team agreement, and the clean team agreement was executed on September 11, 2025.
On August 29, 2025, CSG granted access to NEC and its representatives and advisors to a virtual data room containing certain non-public information for purposes of NEC’s diligence review.
Over the course of late August and September, CSG and NEC and their respective representatives and advisors conducted multiple in-person and virtual due diligence meetings and exchanged various non-public information.
On September 4, 2025, representatives of CSG, NEC, Jefferies and Goldman Sachs attended a virtual meeting, at which CSG senior management presented forecasts of CSG and certain updates to the Preliminary Additional Projections – Upside Case, which updates were not material (the “Additional Projections – Upside Case”).
On September 15, 2025, Freshfields sent Simpson Thacher an initial draft of the merger agreement for the proposed transaction. Over the course of the ensuing period of time until the parties entered into the merger agreement on October 29, 2025, NEC and its advisors continued their due diligence review of CSG and representatives of CSG, NEC, Simpson Thacher and Freshfields negotiated the terms of the merger agreement and other definitive documentation for the proposed transaction.
On October 21, 2025, the CSG Board held a special meeting with members of CSG senior management, representatives of Jefferies and Simpson Thacher in attendance. At the meeting, Mr. Shepherd as well as representatives of Jefferies and Simpson Thacher updated the CSG Board with respect to the developments regarding the status and negotiations with NEC over the past several weeks and the CSG Board provided guidance and instruction on various transaction related issues under negotiation with NEC. The CSG Board then held an executive session with Mr. Shepherd and the independent board members in attendance to further discuss the potential transaction. The CSG Board concluded that NEC should be permitted to conduct further requested commercial due diligence on CSG to permit NEC to provide an updated proposal.

On October 26, 2025, representatives of NEC orally proposed to Mr. Shepherd that NEC was prepared to move forward with the proposed transaction at a purchase price of $80.00 per share in cash (the “October 26 Proposal”).
On October 27, 2025, the CSG Board held a special meeting with members of CSG senior management, representatives of Jefferies and Simpson Thacher in attendance, where the October 26 Proposal was discussed. During the meeting, representatives of Simpson Thacher reminded the directors of their fiduciary duties under applicable law in connection with their evaluation of a potential sale of CSG and presented a summary of the latest merger agreement and other transaction documentation for the proposed transaction. CSG’s senior management team then reviewed certain updates to the Preliminary Management Projections – Base Case from May made to reflect and take into account CSG’s preliminary actual results through the end of September 2025, which updates were not material (the “Management Projections – Base Case”) with the CSG Board, and approved the Management Projections – Base Case for Jefferies’ use and reliance in connection with its financial analysis and opinion. Representatives of Jefferies reviewed with the CSG Board Jefferies’ preliminary financial analysis of the October 26 Proposal and the proposed transaction based on the Management Projections – Base Case. The CSG Board considered the terms of the proposed transaction, including the purchase price offered as part of the October 26 Proposal, and the risks and potential benefits of a potential transaction as compared to CSG’s prospects as an independent public company and the risks associated with executing such plan. Following such discussion, the CSG Board instructed Mr. Shepherd to reject the $80.00 per share price proposed as part of the October 26 Proposal and request a best and final proposal from NEC.
Following the meeting, Mr. Shepherd communicated to certain executive members of NEC that the proposed price of $80.00 per share would not be acceptable to the CSG Board and requested a best and final proposal from NEC.
In the morning of October 28, 2025, certain executive members of NEC presented an oral offer of $80.70 per share (the “October 28 Proposal”) to Mr. Shepherd. Shortly thereafter, the CSG Board held a special meeting with members of CSG senior management, representatives of Jefferies and Simpson Thacher in attendance, where the $80.70 price per share proposal was discussed based on the preliminary financial analyses that had been presented by representatives of Jefferies at the meeting held on the prior day. Following such discussion, the CSG Board reached consensus that CSG’s advisors should proceed with finalizing the merger agreement and other transaction documentation with NEC and its advisors.
In the evening of October 28, 2025, the CSG Board held a special meeting with members of CSG senior management, representatives of Jefferies and Simpson Thacher in attendance. In advance of the meeting, representatives of Jefferies had provided to the CSG Board a customary relationships disclosure letter describing Jefferies’ relationships with CSG and NEC, and representatives of Simpson Thacher had provided to the CSG Board a final, fully negotiated version of the merger agreement. At the meeting, representatives of Simpson Thacher summarized the updates to the terms of the final merger agreement since the prior meeting. Representatives of Jefferies reviewed with the CSG Board Jefferies’ financial analysis with respect to CSG and delivered its opinion (which Jefferies subsequently confirmed in writing) that, as of October 28, 2025, and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken as described in its opinion, the merger consideration to be received by the holders of shares of CSG common stock pursuant to the proposed merger agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates). Jefferies’ opinion is more fully described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Opinion of Jefferies LLC.” The written opinion is attached to this proxy statement as Annex B. After further discussion and deliberation, the CSG Board unanimously (i) approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of CSG and the CSG stockholders, (iii) directed that the merger agreement be submitted to the CSG stockholders for adoption, and (iv) recommended that the merger agreement and the transactions contemplated thereby, including the merger, be adopted by the CSG stockholders in accordance with applicable law.
Promptly thereafter early in the morning on October 29, 2025, CSG, Parent and Merger Sub executed and delivered the merger agreement and issued a joint press release announcing the proposed transaction.

Recommendation of the CSG Board and Reasons for the Merger
The CSG Board recommends that you vote “FOR” the merger proposal.
At a meeting of the CSG Board held on October 28, 2025, the CSG Board, acting in consultation with its outside legal counsel and financial advisor, unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of CSG and its stockholders, (b) declared it advisable, fair to and in the best interests of CSG to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL, (c) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger and (d) recommended that the merger agreement and the merger and the other transactions contemplated thereby in accordance with the terms thereof be adopted by CSG stockholders.
When you consider the CSG Board’s recommendation, you should be aware that CSG’s directors may have interests in the merger that may be different from, or in addition to, the interests of CSG stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1)—Interests of CSG’s Executive Officers and Directors in the Merger”.
Factors the CSG Board Considered Supporting the Approval of the Merger
In the course of reaching its decision, the CSG Board consulted with CSG’s management and financial and legal advisors, reviewed a significant amount of information and considered a number of potentially positive factors that it believed supported its decision, including, among others, the following (not necessarily in order of relative importance):
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Per share merger consideration. The CSG Board considered the $80.70 per share in cash to be paid as merger consideration in relation to (a) the CSG Board’s estimate of the current and future value of CSG as an independent entity and (b) the market price of CSG’s common stock described in the bullet immediately below.

•	Premium. The CSG Board considered that the $80.70 per share in cash to be paid as merger consideration was an attractive value for the shares of CSG common stock and represented:
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a premium of 17.4% based on the closing trading price per share of CSG common stock of $68.75 on October 28, 2025, which was the highest closing trading price per share of CSG common stock for the 52-week period ending on October 28, 2025;

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a premium of 73.2% based on the closing trading price per share of CSG common stock of $46.59 on November 1, 2024, which was the lowest closing trading price per share of CSG common stock for the 52-week period ending on October 28, 2025;

•	a premium of 23.1% based on the volume-weighted average price of $65.57 of the shares of CSG common stock reported for the 30-trading day period ending on October 28, 2025;
•	a premium of 25.1% based on the volume-weighted average price of $64.50 of the shares of CSG common stock reported for the 60-trading day period ending on October 28, 2025; and
•	a premium of 25.8% based on the volume-weighted average price of $64.13 of the shares of CSG common stock reported for the 90-trading day period ending on October 28, 2025.
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Cash consideration. The CSG Board considered the fact that the merger consideration would be paid solely in cash, which enables CSG’s stockholders to realize value that has been created at CSG, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company or engaging in a transaction in which all or a portion of the consideration is payable in stock. The CSG Board weighed the certainty of realizing a compelling value for shares of CSG common stock by virtue of the merger against the uncertain prospect that the trading value for CSG common stock would approach the merger consideration in the foreseeable future, as well as the risks and uncertainties associated with its business.

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Likelihood of consummation. The CSG Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required antitrust approval, and the remedies available to CSG under the merger agreement, as well as the commitment by Parent to use reasonable best efforts, subject to certain limitations, to consummate the merger as soon as reasonably practicable, as well as Parent’s agreement to use its reasonable best efforts, subject to certain limitations, to take any steps necessary, proper or advisable to avoid or eliminate each and every impediment under any antitrust or foreign investment law, including agreeing to or committing to certain specified regulatory actions to the extent necessary to obtain the waiting period expirations, clearance, and consents as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Regulatory Approvals Required for the Merger” beginning on page 57. The CSG Board also considered the fact that, in the event the merger agreement is terminated prior to the consummation of the merger in certain circumstances relating to obtaining approvals under antitrust and foreign direct investment laws, Parent will be required to pay CSG the Parent termination fee of $135,000,000.
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Strategic alternatives. The CSG Board considered the potential values, benefits, risks and uncertainties facing CSG stockholders associated with possible strategic alternatives to the merger (including potential alternative combinations and scenarios involving the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives. The CSG Board also considered its alternatives in light of the risks associated with remaining an independent, standalone company. The CSG Board considered these alternatives as compared to the risks and benefits of the proposed merger.

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Opinion of Jefferies. The CSG Board considered the financial analysis of the merger consideration reviewed by representatives of Jefferies with the CSG Board, as well as the opinion of Jefferies rendered to the CSG Board on October 28, 2025, to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the merger consideration to be received by the holders of shares of CSG common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates), as more fully described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Opinion of Jefferies LLC” and which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

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Highest value reasonably obtainable. The CSG Board believed the merger consideration of $80.70 per share of CSG common stock represented the highest value reasonably obtainable for CSG common stock for the foreseeable future, taking into account the business, operations, business strategy, assets, liabilities and general financial condition of CSG. The CSG Board also considered the progress and the outcome of CSG’s negotiations with NEC, including the terms and conditions to the merger with respect to the parties’ obligations to obtain regulatory approvals under the merger agreement.

The CSG Board also considered that the structure of the transaction as a merger would result in detailed public disclosure and substantial time prior to the consummation of the merger during which an unsolicited superior proposal could be submitted, and the CSG Board considered the specific provisions of the merger agreement, which, subject to the terms and conditions thereof, permit CSG to furnish information to and conduct negotiations with third parties that make unsolicited acquisition proposals, and permit the CSG Board to change its recommendation to CSG stockholders regarding the merger agreement and to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal, subject to payment of a termination fee by CSG.
Further, the CSG Board believed, based on its negotiations with NEC and other relevant factors, including economic and business conditions, that the merger consideration was the highest price per share that NEC was willing to pay and that the merger agreement contained the most favorable terms to CSG to which NEC was willing to agree.
•	NEC’s reputation. The CSG Board considered the business reputation, experience and capabilities of NEC.
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CSG’s current condition. The CSG Board considered information with respect to its financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, regulatory, economic and market conditions, trends and cycles.

•	CSG’s future prospects. The CSG Board considered CSG’s future prospects if it were to remain independent, including (a) the nature and current state of, and prospects for, the industries in which CSG operates and CSG’s competitive position and prospects therein, (b) the compliance costs of remaining a public company, (c) financial and execution risks and (d) CSG’s relationships with customers, suppliers and employees, and the risks associated with continued independence discussed below.
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Risks associated with continued independence. While the CSG Board remained supportive of CSG’s strategic plan and optimistic about its prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including, but not limited to those risks discussed in CSG’s public filings with the SEC, such as risks related to customer concentration, artificial intelligence, open-source software, dependence on the global communications industry, competitive dynamics and potential security or data breaches, among others (see “Where You Can Find Additional Information” beginning on page 94 of this proxy statement) and the possibility that, if CSG did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the shares of common stock would reach and sustain the $80.70 per share value of the merger consideration, as adjusted for present value, or that the trading price would never reach or would fail to sustain such level.

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Economic conditions. The CSG Board considered the current state of the U.S. and global economies, including the volatility in the credit, financial and stock markets, global inflation trends, geopolitical risks, current interest rates and the current and potential impact of these conditions in both the near term and long term on CSG’s industry and the price of CSG’s common stock.

•	Merger agreement. The CSG Board considered, in consultation with its counsel, the terms of the merger agreement, including:
•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;
•	the fact that the consummation of the merger is not conditioned on any financing arrangements or contingencies;
•	the fact that CSG has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and the consummation of the merger;
•	the fact that the definition of “material adverse effect” has a number of customary exceptions and is generally a very high standard as applied by courts;
•
the right of the CSG Board to effect a change of recommendation or terminate the merger agreement in order to enter into a definitive written agreement providing for a superior proposal prior to obtaining the CSG stockholder approval if the CSG Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal constitutes a superior proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent and payment to Parent of a termination fee of $82,000,000;

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the belief of the CSG Board that, although the termination fee provisions might have the effect of discouraging competing third-party proposals, such provisions are customary for transactions of this type, and its belief that the $82,000,000 termination fee was reasonable in the context of comparable transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

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the CSG Board’s right to change its recommendation prior to obtaining the CSG stockholder approval if an intervening event has occurred and the CSG Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent;

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CSG’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if the CSG Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that the third party has made a competing proposal that constitutes or would reasonably be expected to lead to a superior proposal; and

•	CSG’s right, under specified circumstances, to specifically enforce Parent’s obligations under the merger agreement.
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Financing. The CSG Board considered the fact that the merger is not conditioned on any financing arrangements or contingencies, as well as representations and covenants made by Parent and Merger Sub in the merger agreement relating to the sufficiency of funds. Further, the CSG Board considered that the merger agreement permits CSG to seek specific performance against Parent.

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Appraisal rights. The CSG Board considered the fact that CSG stockholders who do not vote to adopt the merger agreement and who comply with the requirements of Section 262 of the DGCL will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under the DGCL.

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CSG Board’s independence and comprehensive review process. The CSG Board considered the fact that the CSG Board consisted of a majority of independent directors who unanimously approved the transaction following extensive discussions among the CSG Board, with CSG’s management team, and with representatives of its legal and financial advisors, and also took into consideration the financial expertise and industry expertise held by a number of directors.

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Stockholders’ ability to reject the merger. The CSG Board considered the fact that the merger is subject to the adoption of the merger agreement by the holders of a majority of the outstanding shares of CSG common stock entitled to vote as of the close of business on the record date.

Other Factors Considered by the CSG Board.
In the course of reaching its decision, the CSG Board also considered and balanced against the potential benefits of the merger a number of potentially adverse factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):
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Participation in future gains. The CSG Board considered the fact that CSG will no longer exist as an independent public company and CSG stockholders will forgo any future increase in CSG’s value that might result from its possible growth as an independent company. The CSG Board was optimistic about its prospects on a standalone basis, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by its strategic plan, particularly on a risk-adjusted basis and in light of the achievability of the Management Projections – Base Case.

•	Regulatory risk. The CSG Board considered the risk that the receipt of necessary antitrust approval, which is beyond CSG’s control, may be delayed, conditioned or denied.
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Risks associated with a failure to consummate the merger. The CSG Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed. The CSG Board noted the fact that, if the merger is not completed, (a) it will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition, an inability to pursue alternative business opportunities or make changes to its business during the pendency of the merger, and a potentially negative effect on its business and its relationships with customers, suppliers, business partners and employees, (b) the price of the CSG common stock could decline, potentially significantly, to the extent the current market price reflects a market assumption that the merger will be completed, and (c) the market’s perception of CSG could be adversely affected.

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Risks associated with the announcement and pendency of the merger. The CSG Board considered the risk that the announcement and pendency of the merger could cause substantial harm to CSG’s business relationships or relationships with its employees, or may divert management and employee attention away from the day-to-day operation of its business. The CSG Board also considered its ability to attract and retain key personnel while the merger is pending and the potential adverse effects on its financial results as a result of that disruption.

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Restrictions on the operation of its business. The CSG Board considered the restrictions on the conduct of its business prior to the completion of the merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to its operations it would otherwise take absent the pending merger, subject to certain exceptions set forth in the merger agreement.

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Non-solicitation provision. The CSG Board considered the fact that the merger agreement precludes CSG from actively soliciting alternative acquisition proposals, subject to certain exceptions set forth in the merger agreement.

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Termination fee. The CSG Board considered the possibility that the $82,000,000 termination fee payable to Parent in certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

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Tax treatment. The CSG Board considered the fact that any gains arising from the receipt of the merger consideration would generally be taxable to CSG stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Stockholder litigation. The CSG Board considered the impact on CSG of potential stockholder litigation in connection with the merger.
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Transaction costs. The CSG Board considered the fact that CSG has incurred and will continue to incur significant transaction costs and expenses in connection with the merger, regardless of whether the merger is consummated.

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Potential differing interests of directors and officers. The CSG Board considered that, aside from their interests as CSG stockholders, CSG’s directors and officers have interests in the merger that may be different from, or in addition to, the interests of other CSG stockholders generally as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of CSG’s Executive Officers and Directors in the Merger” beginning on page 52 of this proxy statement.

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Other risks. The CSG Board considered the types and nature of the risks and uncertainties set forth in CSG’s Annual Report on Form 10-K for fiscal year ended December 31, 2024 under Item 1A “Risk Factors” and current reports on Form 8-K.

While the CSG Board considered potentially positive and potentially negative factors, the CSG Board concluded that, overall, the potentially positive factors outweigh the potentially negative factors. Accordingly, the CSG Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of CSG and its stockholders.
The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the CSG Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the CSG Board in that regard. In view of the number and variety of factors, the CSG Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the CSG Board may have given different weights to different factors. Based on the totality of the information presented, the CSG Board collectively reached the unanimous decision to authorize and approve the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, in light of the factors described above and other factors that the members of the CSG Board felt were appropriate.
Portions of this explanation of CSG’s reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 26 of this proxy statement.
Opinion of Jefferies LLC
CSG retained Jefferies as its financial advisor in connection with a possible sale, disposition or other business transaction involving CSG. In connection with this engagement, CSG requested that Jefferies evaluate the fairness, from a financial point of view, to the holders of shares of CSG common stock of the merger consideration to be received by such holders (other than Parent, Merger Sub and their respective affiliates) pursuant to the merger agreement. At a meeting of the CSG Board held on October 28, 2025, Jefferies rendered its opinion to the CSG Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the merger consideration to be received by the holders of shares of CSG common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this proxy statement and is incorporated herein by reference. CSG encourages you to read the opinion carefully and in its entirety.
Jefferies’ opinion was provided for the use and benefit of the CSG Board (in its capacity as such) in its evaluation of the merger consideration from a financial point of view and did not address any other aspect of the merger or any other matter. Jefferies’ opinion did not address the relative merits of the merger as compared to any alternative transaction or opportunity that might be available to CSG, nor did it address the underlying business decision by CSG to engage in the merger or any term, aspect or implication of any other agreement (or amendment thereto or related arrangements) entered into in connection with, or contemplated by or resulting from, the merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how the CSG Board or any holder of shares of CSG common stock should vote on or otherwise act with respect to the merger or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.
In arriving at its opinion, Jefferies, among other things:
•	reviewed a draft dated October 28, 2025 of the merger agreement;
•	reviewed certain publicly available financial and other information about CSG;
•
reviewed certain information furnished to Jefferies and approved for Jefferies’ use by CSG’s management, including financial forecasts and analyses, relating to the business, operations and prospects of CSG (the “CSG Forecasts”);

•	held discussions with members of senior management of CSG concerning the matters described in the second and third bullets above;
•	reviewed the share trading price history and valuation multiples for the CSG common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;
•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that Jefferies deemed relevant; and
•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.
In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to Jefferies by CSG or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of CSG that it was not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities of, CSG, and Jefferies was not furnished with and assumed no responsibility to obtain, any such evaluations, appraisals or physical inspections. Jefferies did not evaluate the solvency or fair value of CSG, Parent or any other entity under any laws relating to bankruptcy, insolvency or similar matters.
With respect to the financial forecasts provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of CSG as to the future financial performance of CSG and the other matters covered thereby. Jefferies expressed no opinion as to CSG’s financial forecasts or the assumptions on which they were based.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date thereof. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies becomes aware after the date thereof.
Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to CSG, and Jefferies assumed the correctness in all respects material to its analyses and opinion of all legal, regulatory, accounting and tax advice given to CSG and the CSG Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting CSG or the merger and legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement and related documents to CSG and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to any holder of CSG common stock. Jefferies assumed that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the merger agreement would be substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on CSG, Parent or the contemplated benefits of the merger or that otherwise would be material in any respect to Jefferies’ analyses or opinion.
Jefferies’ opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to CSG, nor did it address the underlying business decision by CSG to engage in the merger or the terms of the merger agreement or the documents referred to therein, including the form or structure of the merger or any term, aspect or implication of any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from the merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of CSG common stock should vote on the merger or any matter related thereto. Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of CSG or any other party, other than the holders of shares of CSG common stock. Jefferies expressed no view or opinion as to the price at which shares of CSG common stock would trade or otherwise be transferrable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of CSG’s officers, directors or employees, or any class of such persons, in connection with the merger relative to the merger consideration to be received by holders of shares of CSG common stock or otherwise. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies LLC.
In connection with rendering its opinion to the CSG Board, Jefferies performed certain financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected transactions analyses summarized below, no company used as a comparison was identical or directly comparable to CSG. These analyses necessarily involved complex considerations and judgments concerning financing characteristics and other factors that could affect the public trading or other values of the companies concerned.
Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
The estimates of the future performance of CSG in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of CSG. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of CSG or its businesses or securities.
The terms of the merger were determined through negotiations between CSG, on one hand, and Parent and Merger Sub, on the other hand, and the decision by CSG to enter into the merger agreement was solely that of the CSG Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the CSG Board in its evaluation of the merger consideration and should not be viewed as determinative of the views of the CSG Board or CSG management with respect to the merger or the merger consideration payable in the merger.
Financial Analyses
The summary of the financial analyses described in this section is a summary of the material financial analyses reviewed with the CSG Board and performed by Jefferies in connection with its analyses and opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 28, 2025, and is not necessarily indicative of current or future market conditions.
Selected Public Companies Analysis
Jefferies reviewed publicly available financial, stock market and operating information of CSG and the following five selected publicly traded companies in the application software industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected companies”:
•	Amdocs Limited
•	Hansen Technologies Limited
•	LM Ericsson Telephone Company
•	NetScout Systems, Inc.
•	Nokia Corporation
Jefferies reviewed, among other information and to the extent publicly available, enterprise values (“EVs”) of the selected companies, calculated as fully diluted equity values based on closing stock prices on October 28, 2025, plus total debt, capital leases, preferred equity and non-controlling interests, minus cash and cash equivalents, as a multiple of each company’s estimated earnings before interest, taxes, depreciation and amortization, as applicable (“Adjusted EBITDA”) and unlevered free cash flow (“UFCF”), and reviewed the stock price to earnings per share (“P/E”) multiples for the selected companies for the calendar year 2026, which Jefferies refers to as CY 2026E. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.
The financial data reviewed included the following:
Selected Public Companies Analysis

Financial Metric	Low	Median	High
EV / CY 2026E Adjusted EBITDA	7.2x	8.1x	11.7x
EV / CY 2026E UFCF	10.3x	12.2x	19.9x
CY 2026E P/E	10.9x	14.1x	18.2x

Jefferies applied a selected range of enterprise value to estimated Adjusted EBITDA multiples of 8.0x to 9.5x and a selected range of enterprise value to estimated UFCF multiples of 12.0x to 15.0x to corresponding data of

CSG based on the CSG Forecasts for estimated Adjusted EBITDA unburdened by stock-based compensation expense and capital expenditure, and estimated UFCF for CY 2026E unburdened by stock-based compensation expense and burdened by capital expenditure, to determine ranges of implied enterprise values for CSG. Jefferies then subtracted CSG’s estimated net debt as of September 30, 2025 to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of CSG common stock outstanding, each as provided by CSG management, to calculate a range of implied per share equity values for CSG. Jefferies also applied a selected range of P/E multiples of 11.0x to 16.0x to CSG’s estimated earnings per share for CY 2026E to calculate a range of implied per share equity values for CSG. This analysis indicated the reference ranges of implied per share equity values set forth in the table below (rounded to the nearest $0.25), in each case as compared to the merger consideration of $80.70 per share.
Selected Public Companies Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value Reference Range
EV / CY 2026E Adjusted EBITDA	8.0x – 9.5x	$63.25 – $77.75
EV / CY 2026E UFCF	12.0x – 15.0x	$55.50 – $72.75
CY 2026E P/E	11.0x – 16.0x	$58.50 – $85.00

No company utilized in the selected public companies analysis is identical to CSG. In evaluating the selected public companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond CSG’s and Jefferies’ control.
Selected Transactions Analysis
Jefferies reviewed publicly available financial, stock market and operating information of CSG and company filings, definitive proxy statements, press releases and Wall Street research relating to the following eight historical M&A transactions, announced since May 2016, involving companies in the application software industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected transactions”:
Selected Transactions Analysis

Announcement Date	Target	Acquiror
August 2025	Verint Systems Inc.	Thoma Bravo, L.P.
October 2024	Zuora, Inc.	Silver Lake Partners, L.P.
January 2022	Mobileum Inc.	H.I.G. Capital, L.L.C.
December 2019	TiVo Corp	Xperi Inc.
May 2019	Sigma Systems	Hansen Technologies Limited
November 2018	Arris Group, Inc.	CommScope Holding Company, Inc.
February 2017	Comptel Corporation	Nokia Corporation
May 2016	Xura, Inc.	Siris Capital Group, LLC

The financial data reviewed included the following:
Selected Transactions Analysis

Financial Metric	Low	Median	High
EV / NTM Adjusted EBITDA	6.8x	9.7x	18.1x

Jefferies applied a selected range of enterprise value to the next twelve months (“NTM”) Adjusted EBITDA multiples derived from the selected transactions analysis of 8.0x to 11.0x to the estimated NTM Adjusted EBITDA of CSG for the twelve months ended September 30, 2026 to determine a range of implied enterprise values for CSG. Jefferies then subtracted CSG’s estimated net debt as of September 30, 2025 to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of CSG common stock outstanding, each as provided by CSG management, to calculate a range of implied per share equity values. This analysis indicated the reference ranges of implied per share equity values set forth in the table below (rounded to the nearest $0.25), in each case as compared to the merger consideration of $80.70 per share.
Selected Transactions Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value Reference Range
EV / NTM Adjusted EBITDA	8.0x – 11.0x	$62.00 – $90.25

No transaction utilized as a comparison in the selected transactions analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the control of CSG and Jefferies.
Discounted Cash Flow Analysis
Jefferies performed a discounted cash flow analysis of CSG by calculating the estimated present value of the stand-alone unlevered free cashflows that CSG was forecasted to generate during the calendar years ending December 31, 2025, through December 31, 2029, based on the CSG Forecasts (and burdened by stock-based compensation expense). The terminal values of CSG were calculated by applying a selected range of perpetuity growth rates of 2.5% to 3.5% to CSG’s estimated terminal year unlevered free cashflows, based on the CSG Forecasts and per management guidance. The present values of the unlevered free cash flows and terminal values of CSG were then calculated using a selected discount rate range of 8.5% to 9.5%, based on an estimate of CSG’s weighted average cost of capital, to determine a range of implied enterprise values for CSG. Jefferies then subtracted CSG’s estimated net debt as of September 30, 2025, to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of CSG common stock outstanding, each as provided by CSG management, to calculate a range of implied per share equity values for CSG. This analysis indicated a reference range of implied per share equity values of $61.75 to $88.50 per share (rounded to the nearest $0.25), as compared to the merger consideration of $80.70 per share.
Miscellaneous
CSG has agreed to pay Jefferies for its financial advisory services in connection with the merger an aggregate fee of approximately $37 million, $1.5 million of which became payable upon the delivery of Jefferies’ opinion and the balance of which is payable contingent upon the closing of the merger. In addition, CSG agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.
As the CSG Board was aware, during the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates have not provided investment banking services to NEC for which Jefferies and its affiliates have received compensation. As the CSG Board was also aware during the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates have provided financial advisory and financing services to CSG, for which Jefferies and its affiliates have received aggregate compensation of approximately $4.2 million. Jefferies and its affiliates may provide financial advisory and/or financing services to CSG, NEC and their respective affiliates in the future, for which services Jefferies and its affiliates would expect to receive compensation. In the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of CSG, NEC and their affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities.
Jefferies was selected as CSG’s financial advisor in connection with the merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in mergers and acquisition transactions and based on its familiarity with CSG’s business and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Financial Projections
CSG does not, as a matter of course, publicly disclose projections as to its future financial results. CSG senior management prepared and provided to the CSG Board at its meeting on October 27, 2025, certain non-public financial forecasts based on management’s reasonable best estimates, judgments and assumptions with respect to CSG’s future financial performance at the time such forecasts were prepared, as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” beginning on page 35 of this proxy statement, and which we refer to, together with the Additional Projections – Upside Case, as the “Financial Projections”. With the consent of the CSG Board, these financial projections were provided to representatives of Jefferies for its use in connection with its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of Jefferies LLC”, beginning on page 44 of this proxy statement. Jefferies expressed no view or opinion as to these financial projections or the assumptions on which they were based. A summary of the Financial Projections is set forth below:
Management Projections – Base Case ($ in millions)

	2025E	2026E	2027E	2028E	2029E
Revenue (Less Transaction Fees)	$1,115	$1,152	$1,196	$1,243	$1,293
Gross Profit	$602	$631	$661	$691	$727
Adjusted EBITDA(1)	$274	$278	$287	$297	$312
Free Cash Flow(2)	$145	$152	$167	$179	$187

(1)
Adjusted EBITDA is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), which we define as income from continuing operations before income taxes, adjusted to exclude interest, depreciation and amortization.

(2)
Free Cash Flow is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), which we define as cash flow from operations minus capital expenditures.

The Additional Projections – Upside Case, which are further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” beginning on page 35 of this proxy statement, were provided to representatives of NEC on September 4, 2025 to reflect certain upside scenarios for diligence purposes only in connection with NEC’s evaluation of the transactions contemplated by the merger agreement, and were not used by Jefferies in connection with its financial analyses.
Additional Projections – Upside Case ($ in millions)

	2025E	2026E	2027E	2028E	2029E	2030E
Revenue (Less Transaction Fees)	$1,116	$1,159	$1,211	$1,273	$1,343	$1,423
Gross Profit	$598	$642	$686	$733	$787	$842
Adjusted EBITDA(1)	$273	$296	$319	$349	$382	$415
Free Cash Flow(2)	$138	$159	$182	$202	$224	$244

(1)
Adjusted EBITDA is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), which we define as income from continuing operations before income taxes, adjusted to exclude interest, depreciation and amortization.

(2)
Free Cash Flow is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), which we define as cash flow from operations minus capital expenditures.

The Financial Projections were not prepared with a view to public disclosure or with a view toward compliance with SEC rules and are included in this proxy statement only because, with the consent of the CSG Board, the Financial Projections were provided to representatives of Jefferies for its use in connection with its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of Jefferies LLC” and the Additional Projections – Upside Case were provided to representatives of NEC for diligence purposes only. The Financial Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Financial Projections were prepared by, and are the responsibility of, CSG’s management. KPMG LLP (“KPMG”) has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Financial Projections and, accordingly, KPMG does not express an opinion or any other form of assurance with respect thereto. The KPMG report incorporated by reference in this proxy statement relates to CSG’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so. The Financial Projections were prepared solely for internal use of CSG and are subjective in many respects. CSG has made no representations to Parent or Merger Sub, in the merger agreement or otherwise, concerning any projected financial information, including the Financial Projections.
The Financial Projections are forward-looking statements. Although this summary of the Financial Projections is presented with numerical specificity, the Financial Projections reflect numerous variables, assumptions and estimates as to future events made by CSG’s management that it believed were reasonable at the time the Financial Projections were prepared, taking into account the relevant information available to management at the time and presented as of the time of the preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of CSG on a stand-alone basis as described above and subject to certain assumptions and limitations. Such variables, assumptions and estimates are inherently uncertain, and many are beyond the control of CSG’s management. Although CSG’s management believes there is a reasonable basis for the Financial Projections, CSG cautions stockholders that future results could be materially different from the Financial Projections. Because the Financial Projections cover multiple years, by their nature, they become less predictive with each successive year. This information is not fact and should not be relied upon as being necessarily indicative of actual future results. The Financial Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. These estimates and assumptions may prove inaccurate for any number of reasons, including general economic conditions, competition and other risks. For information on factors that may cause CSG’s future results to vary materially, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 26 of this proxy statement.
In addition, the Financial Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. Because the Financial Projections were developed on a stand-alone basis without giving effect to the merger, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, any synergies realized as a result of the merger or any changes to CSG’s operations or strategy that may be implemented after completion of the merger. As a result, there can be no assurance that the Financial Projections will be realized, and actual results may be materially better or worse than those contained in the Financial Projections. The inclusion of this information should not be regarded as an indication that the CSG Board, CSG, Jefferies, Parent, Merger Sub, or their respective representatives or affiliates or any other recipient of this information considered, or now considers, the Financial Projections to be necessarily predictive of actual future results. The summary of the Financial Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting.
Except to the extent required by applicable federal securities laws, CSG does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Financial Projections to reflect circumstances existing after the date when CSG prepared the Financial Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Financial Projections are shown to be in error. By including in this document a summary of certain financial projections, neither CSG nor any of its representatives or advisors (including Jefferies) nor Parent or its representatives or affiliates makes any representation to any person regarding the ultimate performance of CSG or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.
Certain of the measures included in the Financial Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by CSG may not be comparable to similarly titled amounts used by other companies. With the consent of the CSG Board, certain of the Financial Projections, including such non-GAAP financial measures were relied upon by representatives of Jefferies in connection with its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of Jefferies LLC”, beginning on page 44 of this proxy statement, and by the CSG Board in connection with its consideration of the merger. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by representatives of Jefferies for purposes of its financial analyses and opinion or by the CSG Board in connection with its consideration of the merger. CSG has not provided reconciliations of the non-GAAP financial measures included in these projections to the comparable GAAP measure due to the lack of reasonably accessible or reliable comparable GAAP measures for these measures and the inherent difficulty in forecasting and quantifying the measures that are necessary for such reconciliation. Accordingly, a reconciliation of the financial measures is not included herein.
Interests of CSG’s Executive Officers and Directors in the Merger
CSG’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of CSG stockholders generally. These interests are described in more detail below. The CSG Board was aware and considered these interests in reaching the determination to approve the merger agreement and the merger and to recommend that CSG stockholders approve the merger agreement proposal.
CSG’s named executive officers are: Brian A. Shepherd (President and Chief Executive Officer), Hai Tran (Executive Vice President and Chief Financial Officer), Elizabeth A. Bauer (Executive Vice President and Chief Experience Officer), Rasmani Bhattacharya (Executive Vice President, Chief Legal Officer and Chief Compliance Officer), and Michael J. Woods (Executive Vice President and President of Communications, Media and Technology). CSG’s executive officers who are not named executive officers are Chad C. Dunavant (Executive Vice President and Chief Product and Strategy Officer) and Lori J. Szwanek (Senior Vice President and Chief Accounting Officer).
CSG’s non-employee directors are: Rachel Barger, David Barnes, Greg Conley, Marwan Fawaz, Samatha Greenberg, Rajan Naik, Haiyan Song, Silvio Tavares and Lily Yang.
With respect to executive officers and directors of CSG, these interests are described in more detail below:
•	severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of the CSG Executive Severance Plan or CSG Senior Vice President Severance Plan;
•	the treatment of CSG equity awards provided for under the merger agreement;
•	the potential to receive an annual bonus for the year in which the effective time occurs at the greater of target and actual performance level;
•	the potential grant of cash-based retention awards under a program established for the benefit of certain CSG employees;
•	payments of balances from the Wealth Accumulation Plan upon its termination in connection with the closing of the transaction; and
•
the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and CSG’s certificate of incorporation and bylaws. With respect to non-employee members of the CSG Board, these interests relate to the impact of the transaction on the directors’ outstanding CSG equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and CSG’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the CSG Board, subject in all respects to the limitations set forth in the merger agreement

Treatment of Executive Officer and Director Common Stock
As is the case for any stockholder of CSG, CSG’s directors and executive officers will receive $80.70 per share in cash, without interest, and less any applicable withholding taxes, for each share of CSG common stock that they own at the effective time. For information regarding beneficial ownership of CSG common stock by each of CSG’s current directors, CSG’s named executive officers and all directors and executive officers as a group, see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 88.

Treatment of Executive Officer and Director Equity Awards
As described in the section of this proxy statement entitled “The Merger Agreement—Treatment of CSG Equity Awards” beginning on page 63, pursuant to the merger agreement, effective as of the effective time, outstanding CSG equity awards will be treated as follows:
•
Each outstanding restricted stock award that is subject solely to time-based vesting conditions that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, restricted stock awards granted in 2024 that would have completed their full vesting period and been settled in accordance with their terms in 2027), will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding restricted stock award will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the corresponding restricted stock award.

•
Each outstanding performance-based or market-based restricted stock award (other than the CEO Award) that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, performance-based or market-based restricted stock awards that would have completed their full vesting period and been settled in accordance with their terms in 2027) will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award (with applicable performance metrics for uncompleted performance periods generally deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time) multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding CSG performance-based or market-based restricted stock award (other than the CEO Award) will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration (with applicable performance metrics for uncompleted performance period deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same other terms and conditions as the corresponding performance-based or market-based restricted stock awards.

•
The CEO Award will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award (with applicable performance metrics deemed achieved based on the merger consideration), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the CEO Award.

In addition, pursuant to the merger agreement, CSG equity awards granted in 2023 that would have completed their full vesting period and been settled in accordance with their terms in 2026 will vest and settle on or prior to December 31, 2025, with any applicable performance-based vesting conditions deemed achieved based on actual performance as of the latest practicable date.
Assuming that the closing occurs on July 1, 2026, which is the assumed closing date only for purposes of this compensation-related disclosure, as of November 20, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement) and (i) excluding any awards expected to vest in the ordinary course or that will vest solely pursuant to the terms of the merger agreement, in each case, prior to July 1, 2026 and (ii) assuming no additional grants or forfeitures of CSG equity awards will be made prior to July 1, 2026, CSG’s executive officers who are not named executive officers would hold unvested CSG equity awards (with any performance-based or market-based restricted stock awards reflected at target level of achievement, though such awards may vest up to 200% of target on maximum achievement) with an aggregate value (including the value of accrued cash dividends as of November 20, 2025) of $1,756,765 and CSG’s non-employee directors would hold no unvested CSG equity awards. As of November 20, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement), CSG’s non-employee directors hold unvested CSG equity awards with an aggregate value (including the value of accrued cash dividends) of $2,258,405. In each case, the amount of accrued cash dividends does not include dividends that may accrue in respect of such awards after November 20, 2025; however, cash dividends will continue to be paid in the ordinary course and consistent with past practice. See “—Quantification of Payments and Benefits” for the value of the CSG equity awards held by each of CSG’s named executive officers.
Treatment of CSG ESPP
Beginning on the date of the merger agreement, no purchase period under the CSG ESPP has commenced or will commence, no new participants have joined or may join the CSG ESPP, and no participant has increased or may increase the amount of his or her payroll deductions with respect to the CSG ESPP. The CSG ESPP will terminate in its entirety on the closing and no further rights will be granted or exercised under the CSG ESPP thereafter.
Severance Benefits
Each executive officer is eligible for severance benefits in the event of a Qualifying Termination (as defined below) within the first 18 months following a change in control of CSG under either the CSG Systems International, Inc. Executive Severance Plan (the “Executive Severance Plan”) or, in the case of CSG’s executive officer who is a Senior Vice President, the CSG Systems International, Inc. Severance Plan for Senior Vice Presidents (the “SVP Severance Plan” and, together with the Executive Severance Plan, the “Severance Plans”). For purposes of this disclosure, “Qualifying Termination” means a termination of the executive’s employment by CSG other than for cause or by the executive for good reason (in each case, as defined in the applicable severance plan).
If any executive officer participating in the Severance Plans has a Qualifying Termination within the first 18 months following a change in control of CSG, the executive officer would be entitled to the following separation benefits: (i) a lump sum severance payment consisting of an amount equal to 200% of the executive officer’s annual base salary and target bonus, with the exception of Mr. Shepherd and Ms. Bauer, who would receive an amount equal to 300% of their respective annual base salary and target bonus as reflected in their participation agreements and any executive officer who is a Senior Vice President who would receive 100% of their annual base salary and target bonus; (ii) a cash amount equal to the COBRA continuation coverage premiums that would be payable by the executive officer for the first 18 months of the COBRA continuation period (or 12 months, in the case of an executive officer who is a Senior Vice President); (iii) an additional lump sum payment consisting of the executive officer’s target bonus, pro-rated for the number of days the executive officer was employed during the calendar year; and (iv) vesting of all unvested time-based and performance-based restricted stock awards, with the vesting determined based on target level of performance; provided, however, in the event that a performance-based stock award includes a stock price performance metric, the measurement period for such stock price performance metric will be deemed to have ended on the date of the change in control. Payment to executive officers under the Severance Plans are contingent on, among other things, the executive officer entering into and complying with a broad-based release of claims in respect of CSG.
In addition, to the extent that any payment or benefit received in connection with a change in control of CSG would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best net” cutback if such reduction would result in a greater net after-tax benefit to the executive officer than receiving the full amount of such payments.
As of November 20, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement), and for the avoidance of doubt, excluding any value attributable to any equity-based awards any such person may hold, CSG’s executive officers who are not named executive officers would be entitled to cash severance in an aggregate amount of $2,352,048 (assuming that (i) each executive officer’s base salary rate, target annual bonus and benefits levels remain unchanged from those in effect as of the date of this proxy statement and (ii) that the closing occurs on July 1, 2026, which is the assumed closing date only for purposes of this compensation-related disclosure). See “—Quantification of Payments and Benefits” for the value of cash severance that would be owed to each of CSG’s named executive officers.

Indemnification and Insurance
Pursuant to the terms of the merger agreement, CSG’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement–Indemnification of Directors and Officers; Insurance” beginning on page 78 for a description of such ongoing arrangements.
Annual Bonus Payment for Fiscal Year of Closing
In the event that the effective time occurs prior to the completion of the performance period under CSG’s annual bonus plan, the surviving corporation will pay annual bonuses at the greater of target and actual performance for the applicable plan year and otherwise pursuant to the terms of the underlying bonus plan (“Closing Year Bonuses”). In the event that an employee eligible for the Closing Year Bonus incurs a termination of employment for any reason prior to the payment date of the Closing Year Bonus under circumstances for which such employee would be entitled to receive all or a portion of his or her annual bonus in accordance with the terms of any compensation and benefit plan applicable to him or her, such entitlement will continue to apply.
Arrangements with Parent or its affiliates
As of the date of this proxy statement, none of CSG’s executive officers or directors have entered into any agreement, arrangement or understanding with Parent or any of its affiliates regarding employment, or providing for any compensation and benefits, following the effective time, and the merger is not conditioned upon any such agreement, arrangement or understanding being entered into.
280G Mitigation Actions; No Tax Gross-Ups
CSG may, in consultation with Parent, consider certain actions before the effective time, including accelerating certain compensation payments otherwise payable in future years, to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each, within the meaning of Section 280G of the Code).
No CSG plan, policy, agreement or arrangement provides any employee, officer or director with the right to a tax “gross-up” payment in connection with any “golden parachute” or other tax liability triggered in connection with the merger. The Severance Plans contain a “best net” cutback provision such that in the event that payments and benefits to an executive officer in connection with a change in control will be subject to excise taxes imposed under Section 4999 of the Code, then the executive officer would either receive all such payments and benefits in full or such payments and benefits would be reduced to the greatest amount that does not trigger the excise tax pursuant to Section 4999 of the Code, whichever results in the greater after-tax amount for the executive officer.
Retention, Integration and Business Continuity Bonus Program
CSG may establish a cash-based retention, integration and business continuity bonus program in an aggregate amount not to exceed $10 million to incentivize employees in the successful consummation of the merger, integration of CSG’s business and operations and business continuity in connection with the merger. Retention awards will generally be payable subject to continued employment through immediately prior to the consummation of the merger. CSG’s executive officers who are not Senior Vice Presidents will not be eligible to participate in such program.
Wealth Accumulation Plan
Certain of CSG’s executive officers have balances in the Wealth Accumulation Plan, which is a nonqualified deferred compensation plan that was frozen in 2022. All accounts under the Wealth Accumulation Plan are fully vested. In connection with the merger, CSG may terminate the Wealth Accumulation Plan, effective as of the effective time, and pay out account balances thereunder in accordance with the plan terms. As of November 20, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement), CSG’s executive officers who are not named executive officers have an aggregate balance under the Wealth Accumulative Plan equal to $927,944.
Quantification of Payments and Benefits
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for CSG’s named executive officers based on the merger, assuming that (a) the merger is completed on July 1, 2026, which is the assumed closing date only for purposes of this compensation-related disclosure, (b) each named executive officer experiences a Qualifying Termination immediately following the completion of the merger, (c) each named executive officer’s base salary rate, target annual bonus and benefits levels remain unchanged from those in effect as of the date of this proxy statement, (d) the number of CSG equity awards is those held as of November 20, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement), less any awards expected to vest in the ordinary course or that will vest solely pursuant to the terms of the merger agreement, in each case, prior to July 1, 2026, and assuming no additional grants or forfeitures of CSG equity awards will be made prior to July 1, 2026, (e) the performance-based or market-based restricted stock awards are reflected at target level of achievement (other than the CEO Award, which is reflected based on the merger consideration (i.e., 157% achievement)), though such awards may vest up to 200% of target on maximum achievement, (f) all accrued cash dividends in respect of equity awards are shown as of November 20, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement) and no value is attributed to cash dividends that may accrue in respect of such awards after such date; however, cash dividends will continue to be paid in the ordinary course and consistent with past practice, and (g) the merger consideration is $80.70 per share. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at such time. The calculations in the table below neither include amounts that CSG’s named executive officers were already entitled to receive or were vested in as of the date of this proxy statement (except as otherwise noted in the footnotes to the table), nor do they include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all the salaried employees of CSG. The calculations do not reflect any possible reductions under the Section 280G “best net” cutback provisions as described above in the section entitled “—Interests of CSG’s Executive Officers and Directors in the Merger—Severance Benefits” beginning on page 54. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Cash ($)(1)	Equity ($)(2)	Other ($)(3)	Total ($)
Brian A. Shepherd	6,769,461	21,458,688	514,557	28,742,706
Hai Tran	2,409,167	4,555,242	—	6,964,409
Elizabeth A. Bauer	2,704,956	2,764,065	2,047,605	7,516,626
Rasmani Bhattacharya	1,836,791	2,578,334	—	4,515,125
Michael J. Woods	1,983,894	2,511,353	—	4,495,247

(1)
Amounts shown reflect the estimated total cash severance payments under the Executive Severance Plan, as more fully described in the section of this proxy statement entitled “—Severance Benefits” beginning on page 54. Payments under the Executive Severance Plan are “double-trigger” payments, which means that both a change in control, such as the merger, and another event (i.e., a Qualifying Termination) must occur prior to such payments being made to the named executive officer. The amounts in this column are included in the sub-table below. For purposes of the sub-table below, (i) each named executive officer’s base salary rate, target annual bonus and benefits levels are assumed to remain unchanged from those in effect as of the date of this proxy statement and (ii) for purposes of the pro-rated bonus, the closing is assumed to occur on July 1, 2026, which is the assumed closing date only for purposes of this compensation-related disclosure.

Name	Severance Base Salary ($)	Severance Target Bonus ($)	Pro-Rated Bonus ($)	COBRA Premiums ($)	Total ($)
Brian A. Shepherd	2,445,000	3,667,500	609,575	47,386	6,769,461
Hai Tran	1,050,000	1,050,000	261,781	47,386	2,409,167
Elizabeth A. Bauer	1,425,000	1,068,750	177,637	33,569	2,704,956
Rasmani Bhattacharya	940,000	705,000	175,767	16,024	1,836,791
Michael J. Woods	1,000,000	750,000	186,986	46,908	1,983,894

(2)
Amounts shown reflect the estimated value of outstanding unvested CSG equity awards that would vest and become payable assuming that the merger was consummated and each named executive officer experienced a Qualifying Termination, under the terms of such CSG equity awards, as more fully described in the section of this proxy statement entitled “—Treatment of Executive Officer and Director Equity Awards” beginning on page 53. Based on the assumptions above (including that (i) the number of CSG equity awards is those held as of November 20, 2025, less any awards expected to vest in the ordinary course or that will vest solely pursuant to the terms of the merger agreement, in each case, prior to July 1, 2026, (ii) no additional grants or forfeitures of CSG equity awards will be made prior to July 1, 2026 and (iii) the amount of accrued cash dividends does not include dividends that may accrue in respect of equity awards after November 20, 2025; however, cash dividends will continue to be paid in the ordinary course and consistent with past practice.), (a) CSG equity awards that would have completed their full vesting or performance period and been settled in accordance with their terms in 2027 (in the case of time-based restricted stock awards, solely those granted in 2024) are “single-trigger” (i.e., payable solely as a result of the consummation of the merger); and (b) all other CSG equity awards are “double-trigger” (i.e., both a change in control and a Qualifying Termination must occur). The estimated amount of each component is set forth in the table below:

Name	Restricted Stock Awards (#)	Restricted Stock Awards ($)	Accrued Cash Dividends in Respect of Restricted Stock Awards ($)	Performance- Based and Market- Based Restricted Stock Awards (#)	Total Performance- Based and Market-Based Restricted Stock Awards ($)	Accrued Cash Dividends in Respect of Performance- Based and Market-Based Restricted Stock Awards ($)
Brian A. Shepherd	50,573	4,081,241	69,325	211,238	17,046,886	261,236
Hai Tran	19,428	1,567,840	26,722	36,145	2,916,902	43,778
Elizabeth A. Bauer	11,757	948,790	16,070	21,967	1,772,737	26,468
Rasmani Bhattacharya	10,847	875,353	14,449	20,622	1,664,195	24,337
Michael J. Woods	10,486	846,220	12,920	20,204	1,630,463	21,750

(3)
Amounts shown reflect the payment of balances under the Wealth Accumulation Plan. As described above under “—Wealth Accumulation Plan” beginning on page 55, in connection with the merger, the Wealth Accumulation Plan may be terminated and account balances thereunder distributed. All amounts are currently vested. If the Wealth Accumulation Plan is terminated, the named executive officers would receive their account balances under such plan. These amounts are neither “single-trigger” nor “double-trigger” but are included in this table for completeness.

Financing of the Merger
The merger is not conditioned on any financing arrangements or contingencies. Parent and Merger Sub have represented in the merger agreement that Parent and Merger Sub has and will have sufficient funds at the effective time for the satisfaction of all of Parent’s and Merger Sub’s obligations under the merger agreement. Parent and Merger Sub intend to finance the merger through a combination of existing cash resources and the proceeds from bank facilities of Parent. If such financing has not been obtained, Parent and Merger Sub will each continue to be obligated to consummate the merger, subject to satisfaction or waiver of the closing conditions set forth in the merger agreement.
Regulatory Approvals Required for the Merger
Completion of the merger is conditioned upon (a) the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the expiration or termination of any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the merger, (b) the CFIUS clearance having been obtained, and (c) all consents pursuant to the antitrust laws of Australia, Japan, Kenya, Saudi Arabia, South Africa and the United Kingdom and foreign investment laws of the United Kingdom having been obtained (or waiting periods having expired or terminated). Under the merger agreement and subject to certain limitations, each of CSG, Parent and Merger Sub has agreed to use its respective reasonable best efforts to, among other things, consummate the merger as promptly as practicable. Parent and Merger Sub have agreed to use reasonable best efforts to take any steps necessary, proper or advisable to avoid or eliminate each and every impediment under any antitrust or foreign investment law, including agreeing to or committing to or effecting certain specified regulatory actions to the extent necessary to obtain the waiting period expirations, clearances, and consents discussed above.
United States Antitrust and FDI
Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division of the DOJ and the FTC, and all statutory waiting period requirements have been satisfied. Further, the merger may not be completed until certain information has been furnished to the Committee on Foreign Investment in the United States (“CFIUS”). CSG and Parent must file, as applicable, a (i) HSR notification with the Antitrust Division of the DOJ and the FTC, and (ii) draft joint voluntary notice to CFIUS no later than December 4, 2025.
At any time before or after the completion of the merger, the Antitrust Division or the FTC could take action under the U.S. antitrust laws, including seeking to prevent the merger, to rescind the merger or to clear the merger subject to the divestiture of assets of CSG or Parent or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the transactions or permitting completion subject to the divestiture of assets of CSG or Parent or other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the transactions on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of CSG common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 89) whose shares of CSG common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares at the time of the exchange. Gain or loss will be determined separately for each block of shares of CSG common stock (i.e., shares of CSG common stock acquired at the same cost in a single transaction).
The determination of the actual tax consequences of the merger to a holder of CSG common stock will depend on the holder’s specific situation. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 89 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Delisting and Deregistration of CSG Common Stock
As promptly as reasonably practicable following the completion of the merger, the parties will cooperate to cause the CSG common stock to be delisted from Nasdaq and deregistered under the Exchange Act, and accordingly, the CSG common stock will no longer be publicly traded.
Appraisal Rights
General
Under the DGCL, CSG stockholders have the right to demand appraisal and to receive payment in cash for the fair value of their shares of CSG common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery, in lieu of the merger consideration, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. CSG stockholders of record and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law. This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not an CSG stockholder of record or beneficial owner should exercise his, her or its right to seek appraisal under Section 262 of the DGCL.
Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of record, and beneficial owners, of shares of CSG common stock who: (a) submit a written demand for appraisal of such person’s shares to CSG prior to the vote on the merger agreement; (b) have not consented to or otherwise voted in favor of the merger agreement or otherwise withdrawn, lost or waived appraisal rights; (c) continuously are the record holders or beneficial holders, as applicable, of such shares through the effective time; and (d) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger) as of the completion of the merger instead of the merger consideration. Any such CSG stockholder of record or beneficial holder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as the merger consideration.
Section 262 of the DGCL requires that CSG stockholders for whom appraisal rights are available be notified not less than 20 days before the special meeting. Either a copy of Section 262 of the DGCL or information directing CSG stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost must be included with such notice.
This proxy statement constitutes our notice to CSG stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. CSG stockholders of record and beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of CSG unless certain stock ownership conditions are satisfied by CSG stockholders of record and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, CSG stockholders of record and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. An CSG stockholder of record or beneficial owner who loses, waives or otherwise fails to properly exercise his, her or its appraisal rights will be entitled to receive the merger consideration.
How to Exercise and Perfect Your Appraisal Rights
If you are an CSG stockholder of record or a beneficial holder and wish to exercise the right to seek an appraisal of your shares of CSG common stock, you must satisfy each of the following conditions:
•
You must deliver to CSG a written demand for appraisal before the vote on approval of the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger agreement. Voting against or failing to vote for the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform CSG of the identity of the CSG stockholder of record or beneficial holder and the intention of such holder to demand appraisal of his, her or its shares. A failure by such holder to make a written demand for appraisal before the vote with respect to the merger agreement is taken will constitute a waiver of appraisal rights.

•
In the case of an CSG stockholder of record, you must not vote in favor of, or consent in writing to, the merger agreement. A vote in favor of the merger agreement, by proxy submitted by mail, over the internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, an CSG stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the merger agreement or abstain from voting on the merger agreement. In the case of a beneficial owner, you must not instruct your broker, bank or other nominee to vote your share(s) in favor of the merger agreement;

•
You must continuously hold or beneficially own, as applicable, shares of CSG common stock from the date of making the demand through the effective time. You will lose your appraisal rights if you transfer the shares before the effective time; and

•
You must otherwise comply with the requirements of Section 262 of the DGCL, including the requirement that you, another CSG stockholder who has complied with the requirements of Section 262 or CSG must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. CSG is under no obligation to file any petition and has no present intention of doing so.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of CSG common stock.
In addition, because shares of CSG common stock are listed on a national securities exchange and are expected to continue to be listed on such exchange immediately prior to the consummation of the merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of CSG common stock, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of CSG common stock or (b) the value of the merger consideration for such total number of shares entitled to appraisal exceeds $1 million (collectively, the “ownership thresholds”). At least one of the ownership thresholds must be met in order for CSG stockholders to be entitled to seek appraisal with respect to such shares of CSG common stock.
In the case of a record holder of shares of CSG common stock, voting, via the internet during the special meeting or by proxy, against, abstaining from voting on or failing to vote on the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. If you want to exercise your appraisal rights, you must not vote your shares of CSG common stock via the internet during the special meeting or by proxy in favor of the merger agreement.
In the case of a beneficial owner of shares of CSG common stock, brokers, banks and other nominees that hold shares in “street name” for their customers do not have discretionary authority to vote those shares on the merger agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares of CSG common stock held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the merger agreement, and does not revoke such instruction prior to the vote on the merger agreement, then such shares will be voted in favor of the merger agreement, and it will constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, if you are a beneficial owner of shares of CSG common stock who wishes to exercise appraisal rights, you must either not provide any instructions to your broker, bank or other nominee how to vote on the merger agreement or instruct such broker, bank or other nominee to vote against the merger agreement or abstain from voting on such proposal.
Who May Exercise Appraisal Rights
A holder of record or beneficial owner of shares of CSG common stock issued and outstanding immediately prior to the effective time may assert appraisal rights for the shares of CSG common stock held of record or beneficially in that holder’s name. A demand for appraisal must be executed by or on behalf of the CSG stockholder of record or beneficial owner, as applicable, and must reasonably inform CSG of the identity of the CSG stockholder of record or beneficial owner and that the CSG stockholder intends to demand appraisal of his, her or its shares of CSG common stock. In addition, in the case of a demand for appraisal made by a beneficial owner, the demand must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by CSG and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. A holder of record, such as a bank, broker or other nominee, who holds shares of CSG common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the holder of record.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
CSG Systems International, Inc.
Attention: Rasmani Bhattacharya
169 Inverness Dr W, Suite 300
Englewood, CO 80112

THE MERGER AGREEMENT
The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about CSG contained in this proxy statement or in CSG’s public reports filed with the SEC may supplement, update or modify the factual disclosures about CSG contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by CSG, Parent and Merger Sub were qualified and subject to important limitations agreed to by CSG, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the purposes of, among other things, establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, and were not intended by the parties to the merger agreement to be a characterization of the actual state of facts or condition of CSG, Parent or Merger Sub, except as expressly stated in the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by CSG to Parent and Merger Sub, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since October 29, 2025 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the public filings made by CSG with the SEC.
Additional information about CSG may be found elsewhere in this proxy statement and CSG’s other public filings. See “Where You Can Find Additional Information” beginning on page 94 of this proxy statement.
When the Merger Becomes Effective
The closing of the merger will take place by electronic exchange of signatures and documents at 8:00 a.m. (New York City time) no later than the fifth business day after the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of such conditions), unless another time or place is mutually agreed to in writing by CSG, Parent and Merger Sub.
At the closing, CSG, Parent and Merger Sub will cause the merger to be consummated by filing a certificate of merger with respect to the merger (the “certificate of merger”) with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and shall take such further actions as may be required to make the merger effective. The merger shall become effective at the time and day of such filing with and acceptance by the Secretary of State of the State of Delaware or at such later time as may be agreed by CSG, Parent and Merger Sub in writing and specified in the certificate of merger in accordance with the DGCL (such time, the “effective time”).
Structure of the Merger; Directors and Officers
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time, Merger Sub will be merged with and into CSG and the separate corporate existence of Merger Sub will cease, with CSG continuing as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time, (a) the certificate of incorporation of CSG, as in effect immediately prior to the effective time, shall be amended and restated in its entirety, and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation, until thereafter amended or restated as provided therein and in accordance with applicable law and (b) without any further action on the part of CSG or Merger Sub, the bylaws of Merger Sub as in effect immediately prior to the effective time shall be the bylaws of the surviving corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of CSG) until thereafter amended or restated as provided therein or by the certificate of incorporation of the surviving corporation and in accordance with applicable law.
The board of directors of the surviving corporation from and after the effective time shall consist of the members of the board of directors of Merger Sub immediately prior to the effective time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation and applicable law. The officers of CSG immediately prior to the effective time will be the officers of the surviving corporation from and after the effective time until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the surviving corporation’s certificate of incorporation and bylaws and applicable law.
Effect of the Merger on CSG Common Stock
At the effective time, each share of CSG common stock issued and outstanding immediately prior to the effective time (other than company restricted shares, excluded shares and dissenting shares, each as further described in the merger agreement) will be converted into the right to receive the merger consideration. From and after the effective time, such shares of CSG common stock will no longer be outstanding and will automatically be cancelled and extinguished, and will cease to exist, and each former holder of such shares will cease to have any rights with respect thereto, except for the right to receive the merger consideration.
Each excluded share will cease to be outstanding, will be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor at the effective time by virtue of the merger.
Treatment of CSG Equity Awards
Pursuant to the merger agreement, effective as of the effective time, outstanding CSG equity awards will be treated as follows:
•
Each outstanding restricted stock award that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, restricted stock awards granted in 2024 that would have completed their full vesting period and been settled in accordance with their terms in 2027), will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding restricted stock award will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the corresponding restricted stock award.

•
Each outstanding performance-based or market-based restricted stock award (other than the CEO Award ) that is vested as of immediately prior to the effective time (or that will vest solely as a result of the consummation of the transactions contemplated by the merger agreement, including, if the effective time occurs in 2026, performance-based or market-based restricted stock awards that would have completed their full vesting period and been settled in accordance with their terms in 2027) will be converted into the right to receive an amount in cash equal to the number of shares of CSG common stock underlying such award (with applicable performance metrics for uncompleted performance periods generally deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time) multiplied by the merger consideration, plus any applicable accrued and unpaid dividends, and become payable shortly following the effective time, and each other outstanding CSG performance-based or market-based restricted stock award (other than the CEO Award) will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award multiplied by the merger consideration (with applicable performance metrics for uncompleted performance period deemed achieved at the greater of target and actual performance as of the latest practicable date prior to the effective time), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same other terms and conditions as the corresponding performance-based or market-based restricted stock awards.
•
The CEO award will be converted into a deferred cash award based on the number of shares of CSG common stock underlying such award (with applicable performance metrics deemed achieved based on the merger consideration), plus any applicable accrued and unpaid dividends, and will vest and become payable on the original time-based vesting schedule, subject to substantially the same terms and conditions as the CEO Award.

In addition, pursuant to the merger agreement, CSG equity awards granted in 2023 that would have completed their full vesting period and been settled in accordance with their terms in 2026 will vest and settle on or prior to December 31, 2025, with any applicable performance-based vesting conditions deemed achieved based on actual performance as of the latest practicable date.
Treatment of CSG ESPP
Beginning on the date of the merger agreement, no purchase period under the CSG ESPP has commenced or will commence, no new participants have joined or may join the CSG ESPP, and no participant has increased or may increase the amount of his or her payroll deductions with respect to the CSG ESPP. The CSG ESPP will terminate in its entirety on the closing and no further rights will be granted or exercised under the CSG ESPP thereafter.
Payment for CSG Common Stock
At or immediately after the effective time, Parent will deposit, or cause to be deposited, with a paying agent selected by Parent with CSG’s reasonable prior approval, an amount of cash equal to the aggregate cash consideration to which CSG’s stockholders are entitled under the merger agreement (which, for the avoidance of doubt, shall not include any amounts payable pursuant to equity awards under the merger agreement). Promptly after the effective time (and in any event within five business days after the effective time), the surviving corporation will cause the paying agent to mail or otherwise provide to each former holder of record of certificates that immediately prior to the effective time represented outstanding shares of CSG common stock and each former holder of record of shares of CSG common stock represented by a certificate (in each case, other than holders of only company restricted shares, excluded shares or dissenting shares, as described in the merger agreement) (a) a letter of transmittal in customary form reasonably satisfactory to CSG and Parent, and (b) instructions for use in effecting the surrender of the certificates, or affidavits of loss in lieu thereof, in exchange for the merger consideration.
Promptly following the effective time (but in no event later than the fifth business day thereafter), Parent and the surviving corporation shall cause the paying agent to mail, to each holder of record (as of immediately prior to the effective time) of any non-certificated shares held in book-entry form not held, directly or indirectly, through The Depository Trust Company (“DTC”) (other than any company restricted shares, excluded shares or dissenting shares) (a) a customary notice of the effectiveness of the merger in such form and containing such provisions as are reasonably acceptable to CSG and (b) instructions for use in effecting the surrender of such shares in exchange for the merger consideration. With respect to such non-certificated shares held, directly or indirectly, through DTC, Parent and CSG shall cooperate to establish procedures with the paying agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the paying agent shall transmit to DTC or its nominees, as promptly as practicable after the effective time, on surrender of company shares (other than any company restricted Shares, excluded shares or dissenting shares) held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, CSG, the paying agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the merger consideration payable in respect thereof.
On surrender of company shares (other than any company restricted shares, excluded shares or dissenting shares) that (A) are represented by certificates, by physical surrender of such certificates (or affidavits of loss in lieu thereof certificates) together with the letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the paying agent), (B) are uncertificated shares not held, directly or indirectly, through DTC, by book-receipt of an “agent’s message” by the paying agent in connection with the surrender of such uncertificated shares (or such other reasonable evidence, if any, of surrender with respect to such uncertificated shares as the paying agent may reasonably request pursuant to the terms and conditions of the paying agent agreement) or (C) are uncertificated shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by CSG, Parent, the paying agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the holder of such certificated or uncertificated shares shall be entitled to receive in exchange therefor the merger consideration for each company share formerly represented by such certificate (or affidavits of loss in lieu thereof) or uncertificated share (less any applicable withholding tax) and the certificate or uncertificated share so surrendered will be canceled.
Representations and Warranties
The merger agreement contains representations and warranties made by CSG to Parent and Merger Sub and by Parent and Merger Sub to CSG. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct (a) is material, (b) would result in a material adverse effect on the party making such representation or warranty or (c) would prevent, materially delay or materially impair the ability of CSG to consummate the transactions). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain individuals from the party making the representation (who are specified in qualifying the “knowledge” of such party for purposes of the merger agreement) did not have actual knowledge after reasonable inquiry. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter, in the case of certain representations and warranties made by CSG, as well as the reports of CSG filed with or furnished to the SEC during the period from January 1, 2023 through October 29, 2025 (excluding any disclosures set forth under the captions “Risk Factors” or “Forward-Looking Statements” and in any other section to the extent they are cautionary, predictive or forward-looking in nature).
In the merger agreement, CSG has made representations and warranties to Parent and Merger Sub regarding, among other topics, the following:
•	organization, good standing, authority and qualification to conduct its business and that of its subsidiaries;
•	organizational documents;
•	capitalization;
•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;
•	the company stockholder approval being the only vote of the holders of CSG capital stock necessary to approve the merger;
•
the consent of and filings with governmental entities needed in connection with CSG’s execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

•
the absence of violations of, or conflicts with, CSG’s or its subsidiaries’ organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	compliance with certain laws and regulations (including possession of, and compliance with, licenses required to conduct CSG’s business);
•	the proper filing of reports with the SEC since January 1, 2023 (including the accuracy of the information contained in those reports);
•	the compliance with GAAP with respect to financial statements included in or incorporated by reference in its SEC filings;
•	certain disclosure controls and procedures and internal controls over financial reporting;
•	the absence of certain undisclosed liabilities;
•	certain material contracts;

•	conduct of business in the ordinary course from June 30, 2025 through October 29, 2025;
•
the absence of any event, development, change, effect or occurrence that has had or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on CSG from December 31, 2024 through October 29, 2025;

•	the absence of any action taken by CSG between June 30, 2025 and October 29, 2025 that if taken after October 29, 2025 would require certain consents by Parent;
•	absence of certain litigation and governmental orders;
•	employee benefit and employee matters;
•	insurance;
•	real property;
•	tax matters;
•	information supplied by CSG in connection with the proxy statement issued in connection with the special meeting;
•	intellectual property, information security and data privacy;
•	environmental matters;
•	the opinion of Jefferies LLC;
•	brokers and other advisors;
•	inapplicability to the merger of state or federal takeover statutes and anti-takeover provisions in CSG’s organizational documents;
•	money transmitter licenses;
•	related party transactions;
•	anti-bribery, anti-money laundering and sanctions matters; and
•	top customers and suppliers.
In the merger agreement, Parent and Merger Sub have made representations and warranties to CSG regarding:
•	organization, good standing, authority and qualification to do business;
•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;
•
the consent of and filings with governmental entities needed in connection with the execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

•
the absence of violations of, or conflicts with, Parent’s or Merger Sub’s organizational documents, applicable law and certain contracts as a result of Parent’s or Merger Sub’s execution, delivery and performance of the merger agreement by Parent and Merger Sub, the consummation of the merger and the other transactions contemplated by the merger agreement;

•	absence of certain litigation and governmental orders;
•	operation and ownership of Merger Sub;
•	information supplied by Parent and Merger Sub in connection with the proxy statement issued in connection with the special meeting;
•	brokers and other advisors;
•	the availability and sufficiency of funds to complete the merger;
•	Parent’s ownership of CSG common stock;
•	the absence of certain voting requirements; and

•	no other operations of Merger Sub;
For purposes of the merger agreement, a “material adverse effect” on CSG means any change, occurrence, effect, event, circumstance or development (each, an “effect”) that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of CSG and its subsidiaries, taken as a whole, or (y) would or would reasonably be expected to prevent, materially delay or materially impair the ability of CSG to consummate the transactions in accordance with the merger agreement; provided, that, solely in the case of the foregoing clause (x), none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and no effect resulting from, attributable to or arising out of any of the following shall be taken into account in determining whether a material adverse effect has occurred:
•	general economic conditions (or changes in conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;
•
conditions (or changes in conditions) in the securities markets, capital markets, credit markets, currency markets, or other financial markets in the United States or any other country or region in the world, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries, and any suspension of trading in securities generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	conditions (or changes in conditions) in the industries in which CSG or its subsidiaries operate;
•
political conditions (or changes in such conditions) in the United States or any other country or region in the world or escalation of hostilities, acts of war, sabotage or terrorism (including any escalation or general worsening of any such escalation of hostilities, acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

•
earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics (including COVID-19), mudslides, wild fires or other natural disasters, weather conditions, social or political conditions, protests or public demonstrations (including civil unrest), cyber attacks and other force majeure events in the United States or any other country or region in the world or any escalation or worsening of any of the foregoing;

•	changes in any applicable laws or other legal or regulatory conditions, including tariff, immigration and tax policy, or changes in GAAP or other applicable accounting standards;
•
the negotiation, execution, announcement, performance, existence or pendency of the merger agreement or the transactions; provided, that this exception shall not apply to certain representations and warranties of CSG made pursuant to the merger agreement;

•	any legal proceeding brought by a CSG stockholder against CSG or any of its subsidiaries or directors arising from or otherwise relating to the merger agreement or the transactions;
•
any change in CSG’s stock price or the trading volume of CSG’s stock, in and of itself, or any failure by CSG to meet any estimates or expectations of CSG’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by CSG to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);

•	any actions taken by CSG to which Parent has consented in writing, upon written request of Parent or that are expressly required or prohibited by the terms of the merger agreement;
•
except in the cases of the first through sixth exceptions listed above, to the extent any such effect disproportionately and adversely impacts CSG and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which CSG or its subsidiaries operate, in which case only the incremental disproportionate adverse impact or impacts may be taken into account in determining whether a “material adverse effect” has occurred or would reasonably be expected to occur.

Conduct of Business Pending the Merger
The merger agreement provides that, subject to certain exceptions in the disclosure letter, during the period from October 29, 2025 to the effective time (or, if earlier, the date, if any, on which the merger agreement is validly terminated in accordance with its terms) and except as otherwise required or expressly provided for by the merger agreement, as required by applicable laws, or consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (a) CSG will use commercially reasonable efforts to conduct and cause each of its subsidiaries to conduct its business in all material respects according to its ordinary course of business consistent with past practice (as may be updated from time to time as is reasonable in light of then-current circumstances to the extent such circumstances are beyond the control of CSG and its subsidiaries), and CSG shall use and shall cause each of its subsidiaries to use its commercially reasonable efforts to, (i) preserve intact its business organization, (ii) preserve the present relationships with those persons having significant business relationships with CSG or any of its subsidiaries (including present relationships with any governmental authority) and (iii) preserve the services of the officers and key employees of CSG and its subsidiaries, and (b) CSG will not, and will not permit any of its subsidiaries to:
•
adopt any amendments to the certificate of incorporation or bylaws (or similar governing documents) of CSG or any of CSG’s subsidiaries (except, solely in the case of its subsidiaries, as would not be adverse to Parent in any material respect);

•
issue, sell, transfer, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, transfer, grant of options or rights to purchase or pledge, any CSG securities or subsidiary securities, other than CSG common stock issuable on settlement or vesting of CSG restricted stock awards, CSG performance-based restricted stock awards or CSG market-based restricted stock awards, in each case, outstanding as of October 29, 2025 and in accordance with their existing terms (or granted following the date of the merger agreement to the extent permitted by the merger agreement or as required by any Plans (as defined in the merger agreement) in effect on the date of the merger agreement);

•
acquire or redeem, directly or indirectly, any company securities, other than (A) the withholding of company shares to satisfy tax obligations with respect to company equity awards in accordance with their respective existing terms, (B) the acquisition by CSG of CSG equity awards outstanding as of the date of the merger agreement in connection with the forfeiture of, or withholding of taxes with respect to, such awards in accordance with their respective existing terms or (C) subject to certain terms of the merger agreement, pursuant to the conversion of any convertible notes or in connection with the capped call transactions;

•
split, combine or reclassify its capital stock or other equity interests or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock or other equity interests (other than (x) for the settlement of any CSG restricted stock awards, CSG performance-based restricted stock awards or CSG market-based restricted stock awards, in each case, outstanding as of October 29, 2025, pursuant to the terms of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan, (y) dividends paid to CSG or one of its wholly owned subsidiaries by a wholly owned subsidiary of CSG with regard to its capital stock or other equity interests and (z) regular quarterly dividends by CSG in the ordinary course of business at a rate not to exceed a quarterly rate of $0.32 per company share; provided, that the declaration, record and payment date of such dividends shall be consistent with the historical declaration, record and payment date for the dividend on company shares and the declaration and payment of such dividends shall have been approved by the CSG Board in accordance with procedures and criteria consistent with past practice (taking into account, for the avoidance of doubt, CSG’s business performance prior to the declaration of such dividend and the expected cash balance of CSG after giving effect to the payment of such dividend); provided, further that, and subject to certain terms of the merger agreement, such quarterly dividends with an ex-dividend date following January 1, 2026 may be at a rate not to exceed a quarterly rate of $0.34 per company share; provided, further that, and subject to certain terms of the merger agreement), such quarterly dividends with an ex-dividend date following January 1, 2027 may be at a rate not to exceed a quarterly rate of $0.36 per company share;

•
acquire, by means of a merger, consolidation, recapitalization or otherwise, any (A) material assets (other than in the ordinary course of business consistent with past practice) or (B) ownership interest in any person or any business or division thereof, subject to certain exceptions as set forth in the merger agreement;

•
(A) enter into any material new line of business, (B) expand into any new country in which neither CSG nor any of its subsidiaries is operating as of the date of the merger agreement or (C) establish, or enter into any commercial arrangement that necessitates the establishment of, a legal entity or branch office in a country where neither CSG nor any of its subsidiaries is operating as of October 29, 2025;

•
sell, lease, license, transfer or otherwise dispose of, or subject to any lien (other than certain permitted liens), any material assets of CSG or any of its subsidiaries (including any material intellectual property rights and shares in the capital stock or other equity interests of CSG or any of its subsidiaries), in each case, subject to certain exceptions as set forth in the merger agreement;

•	adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;
•
incur, assume or otherwise become liable or responsible for any indebtedness for borrowed money in excess of $5,000,000 in the aggregate, other than (1) solely between CSG and any of its subsidiaries or between any such subsidiaries, (2) extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business, (3) advances of travel and similar expenses to directors and employees in the ordinary course of business, or (4) borrowings incurred under the existing credit agreement in an amount not to exceed $10,000,000 to be used for operational and other general business purposes;

•	make any loans, advances (other than for ordinary course business expenses or pursuant to CSG’s certificate of incorporation);
•	change any financial accounting methods, principles or practices used by it, except as required by GAAP or applicable law;
•
adopt or change any annual tax accounting period or method, (B) make, change or revoke any tax election (other than making any elections in connection with filing tax returns in the ordinary course of business consistent with past practice), (C) settle or compromise any audit or proceeding in respect of any material tax liabilities or consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment, (D) file any material amended tax return, (E) enter into any “closing agreement” within the meaning of Section 7121 of the internal revenue code (or any similar provision of state, local, or nonU.S. law) with respect to any material tax, (F) surrender any right to claim a material tax refund, (G) enter into any tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any customary tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to taxes) or (H) change its residence for any tax purpose or create any place of business in a jurisdiction in which it is not so resident;

•
except as expressly contemplated by the merger agreement or as required by the terms of any compensation and benefit plan as in effect on October 29, 2025, (a) pay any amount or benefit under, or grant or promise to grant any awards under any bonus, incentive, performance or other compensation plan, program, agreement or arrangement or plan (including the grant of equity or equity-based awards) to any officer, employee, director or other individual independent contractor (“company service provider”), (b) increase the compensation or benefits of any company service provider, (c) establish, adopt, enter into, amend or terminate any employee plan or any collective bargaining agreement or similar labor contract, (d) accelerate the vesting or payment of any compensation or benefits of any company service provider, (e) take action to fund or in any other way secure the payment of compensation or benefits under any plan, (f) terminate or give notice to terminate without “cause” (as determined in the ordinary of business consistent with past practice) any employee at the level of Executive Director or above, (g) effectuate a “plant closing” or “mass layoff” (as defined in Worker Adjustment and Retraining Notification Act (WARN) or any similar law), (h) hire or promote any employee at a level of Executive Director or above (or who would be at the level of Executive Director or above after promotion), other than to replace a departed employee in the ordinary course of business consistent with past practice, or (i) convert a material number of independent contractors, temporary employees or other service providers engaged through a staffing agency or other third-party into full-time employees or otherwise materially increase or decrease the numbers of such workers, other than in the ordinary course of business and consistent with past practice;
•	make or authorize any capital expenditures, except capital expenditures made in the ordinary course of business in an amount not to exceed $26,000,000 in the aggregate in any individual calendar year;
•
settle any suit, action, claim, proceeding or investigation pending or threatened against CSG or any of its subsidiaries requiring payment by CSG or any of its subsidiaries other than a settlement where the amount paid (net of insurance proceeds receivable) does not exceed $1,000,000 individually, or $2,000,000 in the aggregate;

•
(A) enter into any contract that would, if entered into prior to the date of the merger agreement, be a Material Contract or Specified Contract (in each case as defined in the merger agreement), (B) materially modify, materially amend or terminate (other than expirations in accordance with its terms) any Material Contract or Specified Contract or waive, release or assign any material rights or material claims thereunder, or (C) lease, sublease or license any material portion of any leased real property, except, in each case, (x) in the ordinary course of business consistent with past practice or (y) renewals and modifications of existing Material Contracts which do not materially reduce the expected business or economic benefits thereof (provided, that this exception in clauses (x) and (y) shall not apply to any Specified Contract (including to the extent such Specified Contract is a Material Contract));

•	materially reduce the current levels of CSG’s insurance coverage (other than policy changes made by carriers);
•
abandon, cancel, allow to lapse, fail to renew, fail to maintain or fail to defend any CSG registered intellectual property, other than in the ordinary course of business or otherwise in a manner consistent with past practice;

•
(A) grant, transfer or license to any person any rights to any intellectual property rights (other than pursuant to contracts with customers and end users entered into in the ordinary course of business), (B) distribute, license, convey or make available to any person any software that incorporates, is derived from, contains, or links to any open source software in such a way that creates, or purports to create, obligations for CSG or such subsidiary with respect to any intellectual property rights or grants, or purports to grant, to any third party, any rights or immunities under any intellectual property rights, or (C) provide any third party with access to any material proprietary information of CSG or its subsidiaries (other than pursuant to confidential agreements entered into by CSG in the ordinary course and consistent with past practices);

•
terminate or materially or adversely amend or modify any written policies or procedures with respect to (A) the use or distribution by CSG or any of its subsidiaries of any open-source software or (B) the use by or for CSG or any subsidiary of artificial intelligence software or systems;

•
modify any public or posted privacy policies of CSG or any of its subsidiaries or the integrity, security or operation of the IT systems used in their businesses, in each case, in any adverse manner that would reasonably be expected to be material to CSG and its subsidiaries, taken as a whole;

•	adopt or implement any stockholder rights plan or similar arrangement;
•	enter into any contract that would be required to be reported by CSG pursuant to Item 404 of Regulation S-K; or
•	offer, agree, authorize or commit to do any of the foregoing actions.
Notwithstanding the foregoing, nothing in the merger agreement gives Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of CSG or its subsidiaries at any time prior to the effective time. Prior to the effective time, CSG and its subsidiaries will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its own business and operations.

Other Covenants and Agreements
Access to Information
During the period commencing on October 29, 2025 and continuing until the earlier to occur of the termination of the merger agreement and the effective time, CSG shall (and shall cause its wholly owned subsidiaries to and shall use its reasonable best efforts to cause its other subsidiaries to) afford Parent and its representatives reasonable access during normal business hours, on reasonable notice, to the properties, books and records and personnel of CSG and its subsidiaries and, during such period, CSG shall (and shall cause its wholly owned subsidiaries to and shall use its reasonable best efforts to cause its other subsidiaries to) furnish reasonably promptly to Parent all information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request, in each case solely for the purpose of consummating the transactions or for reasonable integration planning purposes.
Non-Solicitation of Acquisition Proposals
From October 29, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, CSG will not, and will cause its subsidiaries not to, and will direct its and their respective representatives, directly or indirectly, not to:
•
solicit, initiate, propose or knowingly encourage, or knowingly facilitate or knowingly assist any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, that constitutes or could reasonably be expected to lead to an acquisition proposal;

•
furnish to any person (other than Parent, Merger Sub or any designees or representatives of Parent or Merger Sub) any non-public information relating to CSG or any of its subsidiaries, or afford to any person (other than Parent, Merger Sub or any designees or representatives of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of CSG or any of its subsidiaries, in any such case in connection with, in response to or with the intent to encourage, facilitate or assist the making, submission or announcement of any inquiry, proposal or offer that constitutes, or could be reasonably be expected to lead to, an acquisition proposal;

•
participate or engage in any discussions or negotiations with any person (other than to notify any person of these provisions and/or clarify the terms of any acquisition proposal) with respect to any inquiry, proposal or offer that constitutes, or could be reasonably be expected to lead to, an acquisition proposal;

•
adopt, approve or enter into any merger agreement, purchase agreement, letter of intent, memorandum of understanding or similar contract or agreement, arrangement or understanding with respect to an acquisition transaction (other than an acceptable confidentiality agreement);

•
grant any waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, the merger agreement) of any third party under any “standstill” or confidentiality agreement; or

•	resolve or agree to do any of the forgoing.
Notwithstanding the foregoing or the below, subject to compliance with the other covenants in the merger agreement, nothing in the merger agreement shall prevent CSG or the CSG Board from:
•
complying with its disclosure obligations under applicable law or the rules and policies of Nasdaq, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making a “stop-look-and-listen” communication to CSG stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to CSG stockholders) or making any legally required disclosure to stockholders, in each case, with regard to the transactions contemplated by the merger agreement or an acquisition proposal (as determined in good faith by the CSG Board, after consultation with outside legal counsel); provided, that the CSG Board may not make a company board recommendation change except to the extent otherwise permitted by certain provisions of the merger agreement;

•
prior to (but not after) obtaining the company stockholder approval, responding to any person or group of persons (and their respective representatives) who has made an unsolicited, bona fide, written acquisition proposal after October 29, 2025 that was not solicited in breach of the non-solicitation provisions of the merger agreement, solely for the purpose of clarifying such acquisition proposal and the terms thereof;

•
prior to (but not after) obtaining the company stockholder approval: (a) engaging in any communications, negotiations or discussions with any person or group of persons (and their respective representatives) who has made an unsolicited, bona fide, written acquisition proposal after October 29, 2025 that was not solicited in breach of the non-solicitation provisions of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) or (b) providing access to CSG’s or any of its subsidiaries’ properties, employees, books and records and providing information or data in response to a request therefor by a person who has made an unsolicited, bona fide, written acquisition proposal after October 29, 2025 that was not solicited in breach of certain of the non-solicitation provisions of the merger agreement, if and only if the CSG Board shall have (i) determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that, based on the information then available, such acquisition proposal constitutes or is likely to lead to a superior proposal and (ii) received from the person who made the acquisition proposal an executed acceptable confidentiality agreement; provided, that CSG shall provide to Parent and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub contemporaneously with such person;

•
prior to (but not after) obtaining the company stockholder approval, making a company board recommendation change in accordance with the applicable provisions of the merger agreement described below; or

•
resolving, authorizing, committing or agreeing to do any of the foregoing (only to the extent such actions would be permitted pursuant to the applicable provisions in the merger agreement described above).

From October 29, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, except to the extent otherwise permitted under the terms of the merger agreement, the CSG Board shall not make a company board recommendation change.
Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company stockholder approval is obtained, CSG has received an unsolicited written, bona fide acquisition proposal from any person after October 29, 2025 that is not withdrawn and did not result from a breach of the non-solicitation provisions of the merger agreement, the CSG Board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such acquisition proposal constitutes a superior proposal, the CSG Board may, if and only if the CSG Board has determined, in good faith after consultation with its outside legal counsel, that failure to take action would be inconsistent with its fiduciary duties under applicable law, (a) effect a company board recommendation change or (b) terminate the merger agreement pursuant to the applicable termination right therein in order to enter into a definitive written agreement providing for such superior proposal; provided, however, that CSG pays to Parent the termination fee required to be paid pursuant to the merger agreement (as described below); provided, further, that prior to taking any action described in clauses (a) or (b) above:
•
CSG must give Parent a written notice five business days in advance (such period from the time CSG gives notice until 11:59 p.m. New York City time, on the fifth business day immediately following the day on which CSG delivered such notice, the “notice period”) of its intent to take such action, specifying the reasons therefor, including, the material terms and conditions of such acquisition proposal (including a copy of all definitive agreements in respect thereof and any other relevant proposed transaction documentation (including any financing commitments));

•
after giving such notice, CSG shall negotiate, and cause its representatives to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) during such notice period to enable Parent to propose in writing in a binding and irrevocable offer to amend the terms and conditions of the merger agreement that would obviate the basis for the company board recommendation change; and

•
no earlier than the end of the notice period, the CSG Board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of the merger agreement proposed in writing in a binding and irrevocable offer by Parent, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and that such acquisition proposal continues to constitute a superior proposal.

Any material amendment, revision or supplement to any acquisition proposal will be deemed to be a new acquisition proposal and require a new notice by CSG with a notice period of three business days.
Notwithstanding anything to the contrary set forth in the merger agreement, at any time prior to obtaining the company stockholder approval, the CSG Board may in response to the occurrence of an intervening event, effect a company board recommendation change; provided, that CSG and the CSG Board may only effect such a company board recommendation change if (a) the CSG Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action in response to an intervening event would be inconsistent with its fiduciary duties under applicable law, (b) CSG provides written notice to Parent at least five business days prior to effecting a company board recommendation change of its intent to take such action, specifying the reasons therefor, including written information describing such intervening event in reasonable detail (and CSG shall keep Parent reasonably informed of material developments with respect to such intervening event), (c) prior to effecting such company board recommendation change, CSG negotiates, and causes its representatives to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) during such five business day period to enable Parent to propose in writing in a binding and irrevocable offer to amend the terms and conditions of the merger agreement that would obviate the basis for the company board recommendation change and (d) no earlier than the end of such five business day period, the CSG Board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of the merger agreement proposed in writing by Parent in such binding and irrevocable offer, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.
Following October 29, 2025, as promptly as practicable, and in any event within 24 hours, following receipt of an acquisition proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an acquisition proposal, CSG will provide Parent with written notice thereof, which notice shall indicate (to the extent known) the identity of the person making such acquisition proposal, inquiry, proposal or offer and include the material terms and conditions thereof. Thereafter, CSG will keep Parent reasonably informed on a prompt and timely basis with respect to the status of or material terms and conditions of any such acquisition proposal, inquiry, proposal or offer (including any amendments or proposed amendments to such material terms). CSG will promptly (and in any event within 24 hours following receipt or delivery thereof) provide Parent with copies of all written acquisition proposals, and all written inquiries, proposals, offers or other materials (including draft and proposed agreements and draft and proposed financing documents) relating to any acquisition proposal or that would reasonably be expected to lead to an acquisition proposal that, in each case, are either received by CSG or any of its representatives from the person(s) making any such acquisition proposal, inquiry, proposal or offer or any of its representatives, or are delivered by CSG or any of its representatives to such person(s) or any of its or their representatives.
Following October 29, 2025, CSG and its subsidiaries will, and shall direct its and their representatives to, immediately cease all existing discussions or negotiations with any person (other than Parent, Merger Sub and their representatives) conducted prior to October 29, 2025 with respect to any inquiry, proposal or offer that constitutes, or could be reasonably be expected to lead to, an acquisition proposal. Promptly after October 29, 2025, CSG shall terminate access by any person (other than Parent, Merger Sub and their representatives) to any physical or electronic dataroom relating to a potential acquisition proposal (or prior discussions in respect of a potential acquisition proposal) and request that each person (other than Parent, Merger Sub and their representatives) that has executed a confidentiality agreement (other than the confidentiality agreement) relating to a potential acquisition proposal (or prior discussions in respect of a potential acquisition proposal) promptly return to CSG or destroy all non-public documents and materials containing non-public information of CSG that has been furnished by CSG or any of its representatives to such person pursuant to the terms of such confidentiality agreement.
For purposes of this merger agreement summary, “acquisition proposal” means: any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in any transaction or series of related transactions resulting in: (a) any acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act) of beneficial ownership of more than 20% of the outstanding voting securities of CSG or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act) beneficially owning more than 20% of the outstanding voting securities of CSG; (b) any merger, consolidation, business combination, share exchange, recapitalization, reorganization or other similar transaction involving CSG or its subsidiaries (i) pursuant to which any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than CSG’s stockholders (as a group) immediately prior to the consummation of such transaction, would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing more than 20% of the voting power of the surviving or resulting entity or (ii) as a result of which CSG’s stockholders (as a group) immediately prior to the consummation of such transaction would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing less than 80% of the voting power of the surviving or resulting entity; or (c) any spin-off, split-off, joint venture or partnership involving, or sale, lease, exchange, transfer, license or other disposition of, more than 20% of the assets of CSG and its subsidiaries on a consolidated basis (determined on a fair market value basis).
For purposes of this merger agreement summary, “intervening event” means: any effect that (a) is material to the business, assets, liabilities, condition (financial or otherwise) or results of operations of CSG and its subsidiaries, taken as a whole, (b) occurs after October 29, 2025, that was neither known to or reasonably foreseeable by the CSG Board as of or prior to October 29, 2025 (or if known, the consequences of which were not known or reasonably foreseeable by the CSG Board as of or prior to October 29, 2025) and (c) does not relate to an acquisition proposal; provided, that, no effect to the extent resulting from, attributable to or arising out of any of the following shall be taken into account in determining whether an “intervening event” has occurred: (i) any change in CSG’s stock price or the trading volume of CSG’s stock or (ii) the fact that CSG exceeds any estimates or expectations of CSG’s revenue, earnings or other financial performance or results of operations for any period or any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations in each case, in and of itself.
For purposes of this merger agreement summary, “superior proposal” means: a written, bona fide acquisition proposal received by or on behalf of CSG after October 29, 2025 that the CSG Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, would be (a) more favorable to CSG’s stockholders, from a financial point of view, than the terms of the merger (including any changes to the terms and conditions of the merger agreement proposed by Parent in response to such acquisition proposal) and (b) reasonably likely to be consummated in accordance with its terms, in the case of each of clauses (a) and (b), taking into account all factors and matters deemed relevant by the CSG Board, including (i) all financial aspects and terms of such acquisition proposal, including the amount, form and timing of payment of consideration, and any termination or break-up fees or expense reimbursement provisions, (ii) all regulatory, legal and stockholder approval aspects and terms of such acquisition proposal, including any conditions to, the likelihood of, and the time likely to be required for consummation of such acquisition proposal on the terms set forth therein, (iii) all financing aspects and terms of such acquisition proposal, including the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency and (iv) the identity of the person making such acquisition proposal; provided, that for purposes of the reference to an “acquisition proposal” in this definition of a “superior proposal,” all references to “20%” and “80%” in the definition of “acquisition transaction” shall be deemed to be references to “50%”.
For purposes of this merger agreement summary, “company board recommendation change” means any of the following actions by the CSG Board: (i) withdrawing, amending, modifying or qualifying in a manner adverse to Parent or Merger Sub, or publicly proposing to withhold, withdraw, amend, modify or qualify in a manner adverse to Parent or Merger Sub, the company board recommendation, (ii) fail to include the company board recommendation in the proxy statement, (iii) approve or recommend, or propose publicly to approve or recommend, an acquisition proposal, (iv) solely with respect to an acquisition proposal that has been publicly disclosed and does not involve a tender or exchange offer, fail to publicly reaffirm the company board recommendation within ten business days after the public disclosure of such acquisition proposal (or, if the CSG stockholders’ meeting is scheduled to be held within ten business days, then within one business day after Parent so requests in writing); provided, that CSG shall have no obligation to make such reaffirmation more than once with respect to such acquisition proposal unless such acquisition proposal is subsequently modified, in which case CSG shall only be obligated to make such reaffirmation once each time such a modification is made or (v) fail to recommend against any tender or exchange offer that constitutes an acquisition proposal (it being understood that this clause (v) shall not be triggered while the CSG Board refrains from taking a position with respect to such an acquisition proposal until immediately before 5:30 p.m., Eastern time, on the tenth business day after the commencement of a tender or exchange offer in connection with such acquisition proposal); provided, that a “stop, look and listen” communication by the CSG Board or any committee thereof to Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act shall not be deemed to be a company board recommendation change, it being understood that neither (1) the determination in itself by the CSG Board that an acquisition proposal constitutes or is reasonably likely to lead to a superior proposal nor (2) the delivery in itself by CSG to Parent of any notice contemplated by this provision will constitute a company board recommendation change.
For purposes of this merger agreement summary, “company stockholder approval” means: the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of common stock entitled to vote thereon at the company stockholders’ meeting, or any adjournment, recess or postponement thereof, to adopt the merger agreement.
Company Stockholder Meeting and Preparation of the Proxy Statement
CSG, acting through the CSG Board (or a committee thereof) shall, as promptly as reasonably practicable following the earlier of the date on which CSG is made aware that the SEC (x) will not review this proxy statement or (y) has no further comments on this proxy statement (the “proxy statement clearance date”), take all necessary actions in accordance with applicable law, the certificate of incorporation or bylaws of CSG and the rules of Nasdaq to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “company stockholders’ meeting”) for the purpose of obtaining the company stockholder approval, with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be no later than 30 business days after the proxy statement clearance date. CSG shall solicit from the CSG stockholders proxies in favor of the adoption of the merger agreement in accordance with the DGCL. CSG shall not adjourn or postpone the company stockholders’ meeting without prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed); provided, that CSG shall be permitted to postpone or adjourn the company stockholders’ meeting (a) if the CSG Board has determined in good faith (after consultation with its outside legal counsel) that it is required by applicable law to postpone or adjourn the company stockholders’ meeting in order to allow the CSG stockholders sufficient time to evaluate any information or disclosure that CSG has sent to the CSG stockholders or otherwise made available to the CSG stockholders, (b) to the extent required by a court of competent jurisdiction in connection with any legal proceedings in connection with the merger agreement, (c) if as of the time for which the company stockholders’ meeting is originally scheduled there are insufficient CSG shares represented to constitute a quorum necessary to conduct the business of the company stockholders’ meeting or (d) to solicit additional proxies for the purpose of obtaining the company stockholder approval if either CSG or Parent reasonably believes necessary in order to obtain the company stockholder approval. CSG shall provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis.
CSG, acting through the CSG Board (or a committee thereof), is required to (a) including in the proxy statement the recommendation (subject to certain exceptions), and, subject to the consent of Jefferies, the written opinion of Jefferies, and (b) use its reasonable best efforts to obtain the company stockholder approval at the company stockholders’ meeting (it being understood that the CSG Board will not be required to recommend in favor of the adoption of the merger agreement if a company board recommendation change has been effected in accordance with the applicable terms of the merger agreement). CSG shall provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis.
Employee Matters
For a period of 12 months following the effective time, the surviving corporation will provide, or Parent will cause the surviving corporation to provide, to each employee of CSG or its subsidiaries who, as of the effective time, continues his or her employment with Parent, the surviving corporation or any of their subsidiaries (each, a “continuing employee”), (i) an annual base salary and target annual cash incentive opportunity that are each no less favorable than the base salary and target annual cash incentive opportunity provided to each continuing employee immediately prior to closing, (ii) other employee benefits that are, at Parent’s sole election, either (a) substantially comparable in the aggregate to the employee benefits (excluding any severance and termination benefits, defined benefit pensions or post-employment health or welfare benefits, retention, change in control or other one-off payments or benefits and any equity-based or long-term incentive compensation) provided to continuing employees immediately prior to the effective time or (b) no less favorable than the employee benefits provided to similarly-situated employees of Parent and its affiliates and (iii) severance and termination benefits that are no less favorable than the severance and termination benefits provided to continuing employees immediately prior to the effective time.

In addition, with respect to Parent’s, the surviving corporation’s or any of their subsidiaries’ plans or programs providing employee benefits to continuing employees on or following the effective time (collectively, the “new plans”), Parent will cause credit for all service with CSG and its subsidiaries prior to the effective time to be granted to continuing employees for all purposes; provided, that such service need not be credited (i) to the extent that it is not taken into account under the analogous plans before the effective time (as reflected in the records of the applicable plan), (ii) for purposes of eligibility to participate in or benefit accrual under any defined benefit plan or post-employment health or welfare plan, (iii) for purposes of vesting of new awards granted under Parent’s long term incentive arrangements, if any, or (iv) to the extent it would result in duplication of coverage or benefits. In addition, Parent will or cause the surviving corporation to use commercially reasonable best efforts to ensure that (a) each continuing employee will be immediately eligible to participate, without any waiting time, in any and all new plans to the extent coverage under each new plan replaces coverage under a comparable plan in which each continuing employee participates immediately before the effective time (such plans, collectively, the “old plans”) and for purposes of each new plan providing medical, dental, pharmaceutical, vision and/or disability benefits to any continuing employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of each new plan will be waived for each continuing employee and his or her covered dependents to the extent they did not apply to the continuing employee under the corresponding old plan and (b) any eligible expenses incurred by each continuing employee and his or her covered dependents during any unfinished portion of the plan year of the old plan ending on the date each continuing employee’s participation in the corresponding new plan begins will be given full credit under each new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to each continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with each new plan.
In addition, in the event that the effective time occurs prior to the completion of the performance period under CSG’s annual bonus plan, the surviving corporation will pay the Closing Year Bonuses. In the event that an employee eligible for the Closing Year Bonus incurs a termination of employment for any reason prior to the payment date of the Closing Year Bonus under circumstances for which each continuing employee would be entitled to receive all or a portion of his or her annual bonus in accordance with the terms of any compensation and benefit plan applicable to him or her, this entitlement will continue to apply.
Efforts to Consummate the Merger
Each of CSG, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as practicable, the transactions, including using reasonable best efforts to (a) cause each of the conditions to the merger set forth in the merger agreement to be satisfied as promptly as practicable after October 29, 2025, (b) obtain, as promptly as practicable after October 29, 2025, and maintain all necessary actions or non-actions and consents from governmental authorities and make all necessary registrations, declarations and filings with governmental authorities, that are necessary to consummate the transactions (including, for the avoidance of doubt, the money transmitter consents), (c) obtain all necessary consents under any contracts to which CSG or any of its subsidiaries is a party in connection with the merger agreement and the consummation of the transactions and (d) reasonably cooperate with the other party or parties with respect to any of the foregoing. In furtherance of the foregoing, each of Parent and Merger Sub, on the one hand, and CSG, on the other hand, will file or make, as applicable, (i) with the FTC and the antitrust division of the DOJ a Notification and Report Form relating to the merger agreement and the transactions contemplated thereby as required by the HSR Act as promptly as reasonably practicable and in any event within 20 business days after October 29, 2025, (ii) with CFIUS a draft joint voluntary notice as promptly as practicable and in any event within 20 business days after the date hereof and then a final joint voluntary notice as promptly as practicable after receipt of confirmation from CFIUS that it has no further comments on the draft joint voluntary notice and (iii) as promptly as practicable any other submission required under the antitrust laws of Australia, Japan, Kenya, Saudi Arabia, South Africa and the United Kingdom and foreign investment laws of the United Kingdom to effectuate the transactions pursuant to antitrust and foreign investment laws as soon as practicable after October 29, 2025. Each of Parent and CSG shall cooperate and coordinate with the other in the making of such filings, supply the other with any information and documentary material that may be required in order to make such filings, supply any additional information that reasonably may be required or requested by the FTC, DOJ, CFIUS or any foreign governmental authority responsible for the enforcement of any antitrust or foreign direct investment law, cooperate with each other and use their respective reasonable best efforts to contest, resist and settle any legal proceeding that seeks to prohibit, prevent or restricted consummation of any of the transactions and to have vacated, lifted, reversed or overturned any order that may result from such legal proceedings and use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and obtain the consents under such other applicable antitrust and foreign direct investment laws.
For purposes of this section, “reasonable best efforts” shall require Parent and Merger Sub, to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act or any antitrust or foreign investment laws applicable to the transactions, to use their respective reasonable best efforts to take any steps necessary, proper or advisable to avoid or eliminate each and every impediment under any antitrust or foreign investment law applicable to the transactions by the termination date, including by agreeing to or committing to or effecting by consent decree, hold separate order, contract or otherwise, (i) the sale, divestiture, license, other disposition of, or imposition of any lien or impediment on, any or all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of CSG or any of its subsidiaries or (ii) any other restrictions on the activities of CSG or any of its subsidiaries, including any limitation on the ability of CSG or its subsidiaries to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses or assets (any action in clauses (i) or (ii), a “regulatory action”); provided, that notwithstanding anything in the merger agreement to the contrary, nothing in this or any other provision of the merger agreement shall require or obligate Parent, Merger Sub, or any of Parent’s affiliates or subsidiaries to, and CSG shall not, without the prior written consent of Parent, agree or commit to effect (A) any regulatory action that would reasonably be expected to, individually or in the aggregate with all other regulatory actions, be a burdensome action or the effectiveness of which is not conditioned upon the closing or (B) the sale, divestiture, license, other disposition of, or imposition of any lien or impediment on, any or all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent or any of its subsidiaries (other than CSG (or the surviving corporation) or any of its subsidiaries) or any other restrictions on the activities of Parent or any of its subsidiaries (other than CSG (or the surviving corporation) or any of its subsidiaries), including any limitation on the ability of Parent or its subsidiaries (other than CSG (or the surviving corporation) or any of its subsidiaries) to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses or assets (other than CSG (or the surviving corporation) or any of its subsidiaries). “burdensome action” means a regulatory action that (1) would have a material adverse impact on CSG (or the surviving corporation) and its subsidiaries taken as a whole or (2) except with respect to any sales, divestitures, licenses or other dispositions necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act and all other applicable federal, state, local, foreign or supranational antitrust, competition or premerger notification laws (but not laws that are designed or intended to prohibit or restrict or regulate foreign investment or protect national or regional security or other interests, including laws relating to CFIUS), would have a material adverse impact on the reasonably expected benefits of the transactions to Parent and its affiliates. If so requested by Parent, CSG shall agree to take any and all actions (including, but, for the avoidance of doubt, not limited to, burdensome actions) that are conditioned on the closing.
Each of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and CSG, on the other hand, shall promptly inform the other of any substantive communication from any governmental authority regarding any of the transactions in connection with any filings or investigations with, by or before any governmental authority relating to the merger agreement or the transactions (including, for the avoidance of doubt, the money transmitter consents), including any proceedings initiated by a private party. If any party hereto or an affiliate thereof shall receive a request for additional information or documentary material from any governmental authority with respect to the transactions pursuant to the HSR Act or any other antitrust and foreign investment law or any money transmitter law with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and advisable and after consultation with the other party, an appropriate response in substantial compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable law or by the applicable governmental authority, the parties hereto agree to (i) give each other reasonable advance notice of all pre-arranged substantive meetings and conference calls with any governmental authority relating to the transactions, (ii) give each other an opportunity to participate in each of such meetings and conference calls, (iii) keep the other party reasonably apprised with respect to any substantive oral communications with any governmental authority regarding the transactions, (iv) cooperate in the submission or filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other substantive written communications explaining or defending the transactions, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental authority, (v) provide each other with a reasonable advance opportunity to review and comment on, and consider in good faith the views of the other with respect to, all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a governmental authority regarding the transactions (subject to withholding or redactions to address reasonable privilege or confidentiality concerns), (vi) provide each other (or outside counsel of each party, as appropriate) with copies of all substantive written communications to or from any governmental authority relating to the transactions and (vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other regarding, all material deliberations with respect to all efforts to satisfy the conditions set forth in certain provisions of the merger agreement. Any such disclosures, rights to participate or provisions of information by one party to the other may be made on an outside counsel-only (or outside antitrust counsel-only) basis to the extent required under applicable law and may be subject to redactions to remove references concerning the valuation of CSG or confidential competitively sensitive business information of CSG or Parent or any of their subsidiaries.
During the period commencing on October 29, 2025 and continuing until the earlier to occur of the valid termination of the merger agreement and the effective time, Parent shall not, and shall cause its affiliates and subsidiaries not to, acquire or agree to acquire, by merger, consolidation, equity or asset purchase or otherwise, any rights, business, person or division thereof in each case that would reasonably be expected, at the time of such acquisition, to prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any governmental authority or the expiration or termination of any applicable waiting period to the extent necessary to (x) consummate the transactions, including the merger, and (y) satisfy the conditions set forth in certain section of the merger agreement, including by causing Parent, Merger Sub or CSG to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions, or other authorizations that would reasonably be expected to prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any governmental authority or the expiration or termination of any applicable waiting period to the extent necessary to (x) consummate the transactions and (y) satisfy the conditions set forth in certain sections of the merger agreement.
Notwithstanding anything in the merger agreement to the contrary (i) following good faith consultation with CSG, Parent shall have the exclusive right to make all strategic and tactical decisions as to the matters addressed in the forgoing sections to the extent permissible under the laws or orders of the relevant jurisdiction, including as to the timing, form and content of any communications, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with any legal proceeding under or relating to any antitrust and foreign investment laws; (ii) CSG shall not, nor shall it permit any of its controlled affiliates or representatives to, make any substantive communications with, or proposals relating to, or enter into, any understanding, undertaking or agreement with, any governmental authority relating to the transactions without Parent’s prior review and approval, to the extent permissible under the laws or orders of the relevant jurisdiction; (iii) the obligation of Parent or Merger Sub to take any action described in certain provisions of the merger agreement shall be subject to the right of Parent, in Parent’s good faith reasonable discretion, to take reasonable periods of time in order to advocate and negotiate with any applicable governmental authority with respect to such actions; and (iv) subject to CSG’s consultation and participation rights described in this section, if there are multiple alternative actions or remedies which may result in obtaining consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party or any governmental authority in order to consummate the transactions, then Parent shall have sole discretion over which alternative actions or remedies to propose (to the extent that no such remedies take effect prior to the closing without CSG’s consent).
Indemnification of Directors and Officers; Insurance
The surviving corporation and its subsidiaries as of the effective time shall (and, Parent shall cause the surviving corporation and its subsidiaries as of the effective time to) honor and fulfill in all respects the obligations of CSG and its subsidiaries under (i) its indemnification agreements with CSG’s current or former directors and officers or any person serving or who served as a director, officer, member, trustee or fiduciary of any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of CSG or any of its subsidiaries, in each case, prior to the effective time (collectively, the “indemnified persons”) and (ii) indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws (or similar governing documents) of CSG or its applicable subsidiaries in effect on October 29, 2025. In addition, during the period commencing at the effective time and ending on the sixth anniversary of the effective time, the surviving corporation and its subsidiaries shall (and Parent shall cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation and/or bylaws (and/or similar governing documents) of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses with respect to any acts or omissions occurring or alleged to have occurred at or prior to the effective time that are no less favorable than the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws (or similar governing documents) of CSG and its subsidiaries as of October 29, 2025, and during such six year period, such provisions shall not be repealed, amended or otherwise modified in any manner adverse to the indemnified persons except as required by applicable law or as provided below.
Prior to the effective time, notwithstanding anything to the contrary set forth in the merger agreement, CSG shall purchase a six year “tail” prepaid policy (the “D&O tail policy”) in respect of acts or omissions occurring at or prior to the effective time, covering each indemnified person on terms with respect to such coverage and amounts no less favorable than CSG’s existing directors’ and officers’ liability insurance policy or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, that if the D&O tail policy is not available at an aggregate cost not greater than 300% of the last annual premium paid prior to October 29, 2025 under CSG’s existing directors’ and officers’ liability insurance policy then, prior to the closing, CSG shall obtain as much comparable insurance as can be obtained at a cost up to but not exceeding 300% of the last annual premium paid prior to October 29, 2025. The surviving corporation shall (and Parent shall cause the surviving corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations during the period commencing at the effective time and ending on the sixth anniversary of the effective time.
Miscellaneous Covenants
The merger agreement contains additional agreements among CSG, Parent and Merger Sub relating to, among other matters:
•	The preparation and filing by CSG of this proxy statement with the SEC;
•	notification upon the occurrence of certain matters;
•	the coordination of and with respect to press releases and other public announcements relating to the transactions contemplated by the merger agreement;
•	actions necessary to cause Merger Sub and the surviving corporation to perform their respective obligations under the merger agreement;
•	the delisting of CSG and of the shares of CSG common stock from Nasdaq and the deregistration of CSG common stock under the Exchange Act;
•	CSG’s existing credit facility, convertible notes and capped call transactions;
•	anti-takeover statutes that become applicable to the transactions contemplated by the merger agreement;
•
any stockholder transaction litigation brought against CSG and/or its directors after October 29, 2025 and prior to the effective time related to the merger agreement or the transactions contemplated by the merger agreement;

•	CSG’s delivery of the FIRPTA certificate and a notice of such certification to the Internal Revenue Service;
•	a security assessment and source code scan, each at the written request and sole expense of Parent;
•	efforts by CSG to obtain certain money transmitter licenses in pending jurisdictions, and to plan and prepare alternative arrangements as necessary in such pending jurisdictions;

•
steps as may be reasonably necessary cause any dispositions of CSG equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by any director or executive officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to CSG to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•	other matters and actions set forth in the disclosure letter.
Conditions to the Merger
The respective obligations of each of CSG, Parent and Merger Sub to consummate the merger are subject to the satisfaction (or written waiver by CSG and Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•	the company stockholder approval shall have been obtained;
•
no governmental authority of competent jurisdiction shall have enacted, issued or promulgated any law that is in effect and has the effect of making the merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the merger or issued or granted any order that is in effect and has the effect of making the merger illegal or that has the effect of prohibiting or otherwise preventing the consummation of the merger;

•
the waiting period (and any extensions thereof) applicable to the consummation of the merger under the HSR Act and any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the merger shall have expired or been terminated;

•	the CFIUS clearance shall have been obtained; and
•
all consents relating to the merger shall have been obtained, and all waiting periods (including any extensions thereof) (including any timing agreements with the applicable governmental authorities) relating to the merger shall have expired or otherwise been terminated, in each case, under the antitrust laws of Australia, Japan, Kenya, Saudi Arabia, South Africa and the United Kingdom and foreign investment laws of the United Kingdom applicable to the consummation of the merger.

The respective obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•
(i) certain representations and warranties with respect to the absence of any material adverse effect shall be true and correct in all respects at and as of October 29, 2025 and at and as of the closing date as though made as of the closing date, (ii) certain representations and warranties with respect to organizations and capitalization shall be true and correct in all respects at and as of October 29, 2025 and at and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any de minimis inaccuracies, (iii) certain other representations and warranties with respect to capitalization, as well as representations with respect to subsidiaries, corporate power, stockholder approval, brokers and state takeover statutes (without giving effect to any qualification as to “materiality” or “company material adverse effect” or similar qualifiers set forth therein) shall be true and correct in all material respects at and as of October 29, 2025 and at and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) other representations and warranties shall be true and correct (without giving effect to any qualification as to “materiality” or “company material adverse effect” or similar qualifiers set forth therein) in all respects at and as of October 29, 2025 and at and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date), except (solely in the case of this clause (iv)) where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•
CSG must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the effective time;

•	since October 29, 2025, there must have occurred no material adverse effect that is continuing;

•	Parent must have received a certificate, signed by an executive officer of CSG, certifying that each of the conditions set forth in the preceding three bullet points has been satisfied.
•
no order arising under any of the antitrust and foreign investment laws, and no antitrust and foreign investment laws, shall have been issued, enacted, rendered, promulgated, enforced, formally deemed applicable or formally asserted by any governmental authority of competent jurisdiction that will expressly impose a burdensome action in connection with the consummation of the merger or any of the other transactions; and

•
all money transmitter consents shall have been obtained and remain in full force and effect; except that, if this condition remains unsatisfied one hundred and eighty (180) days from October 29, 2025, then the money transmitter consents in one or more jurisdictions shall not be required to satisfy this condition if (i) CSG or its Subsidiaries has implemented money transmitter alternative arrangements with respect to such jurisdiction and (ii) the revenue attributable to regulated money transmission activity in all such jurisdictions does not, in the aggregate, represent twenty percent (20%) or more of the total revenue received by CSG’s licensed money transmitter subsidiary in the United States for the twelve month period ended on the last day of the most recent calendar quarter in respect of which it has filed a Money Services Business (MSB) Call Report.

The obligations of CSG to effect the merger is also subject to the satisfaction (or written waiver by CSG (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•
certain representations and warranties of Parent and Merger Sub true and correct (without giving effect to any qualification as to “materiality” or similar qualifiers set forth therein) in all respects at and as of October 29, 2025 and at and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the merger;

•
each of Parent and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or prior to the effective time; and

•	CSG must have received a certificate, signed by an executive officer of Parent and Merger Sub, certifying that each of the conditions set forth in the preceding two bullet points has been satisfied.
Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, notwithstanding the company stockholder approval having been obtained (except as otherwise expressly noted), as follows:
•	by mutual written agreement of CSG and Parent;
•
by either CSG or Parent, upon written notice to the other party, if there exists any law or orders that have become final and non-appealable issued by any court or governmental authority of competent jurisdiction having the effect of making the merger illegal or prohibiting or otherwise preventing the consummation of the merger; provided, that the right to terminate the merger agreement in accordance with this provision shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose material breach of its representations, warranties, covenants or agreements under the merger agreement shall have been the principal cause of the existence of such law or order or of such law or order becoming final and non-appealable;

•
by either CSG or Parent, upon written notice to the other party, if the effective time shall not have occurred on or before October 29, 2026 (as such date may be extended pursuant to the merger agreement, the “termination date”); provided, however, that if any of the conditions to the closing related to law or governmental orders (in each case solely as it relates to any antitrust or foreign investment laws) or related to governmental consents has not been satisfied or waived on or prior to such date but all other conditions to closing set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, so long as such conditions are reasonably capable of being satisfied if the closing were to occur on the end date) or waived, then either CSG or Parent may elect to extend the termination date by three months, for a maximum of four consecutive three-month periods in the aggregate, collectively; provided, further, that the right to terminate the merger agreement in accordance with this provision shall not be available to any party (which shall include, in the case of Parent, Parent and Merger Sub) whose material breach of its representations, warranties, covenants or agreements under the merger agreement has been the principal cause of the failure of the effective time to occur on or before the termination date;
•
by either CSG or Parent, upon written notice to the other party, if the company stockholder vote shall not have been obtained at the special meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of the merger agreement was taken;

•	by either CSG or Parent, upon written notice to the other party, if a CFIUS refusal has occurred;
by written notice from CSG to Parent:
•
if Parent and/or Merger Sub shall have breached or otherwise failed to perform any of their respective covenants or agreements under the merger agreement, or any of the representations and warranties of Parent and Merger Sub set forth in the merger agreement shall have become or been inaccurate, which in either case would give rise to the failure of any of the closing conditions with respect to the accuracy of representations and warranties of Parent and Merger Sub or the compliance with their respective covenants to be satisfied and such breach, failure to perform or inaccuracy is not capable of being cured by the termination date or is not cured by the earlier of (x) 20 business days following CSG’s delivery of written notice to Parent of such breach, failure to perform or inaccuracy and (y) the termination date; provided, that CSG shall not have the right to terminate the merger agreement pursuant to this provision if CSG is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of Parent and Merger Sub’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied;

•
prior to obtaining the company stockholder approval, in order to enter into a definitive agreement providing for a superior proposal, subject to and in accordance with the terms and conditions of the merger agreement related to a company board recommendation change; provided, that CSG pays the company termination fee upon such termination in accordance with the applicable provision of the merger agreement;

by written notice from Parent to CSG:
•
if CSG shall have breached or otherwise failed to perform any of its respective covenants or agreements under the merger agreement, or any of the representations and warranties of CSG set forth in the merger agreement shall have become or been inaccurate, which in either case would give rise to the failure of any of the closing conditions with respect to the accuracy of representations and warranties of CSG or the compliance with its respective covenants to be satisfied and such breach, failure to perform or inaccuracy is not capable of being cured by the termination date or is not cured by the earlier of (x) 20 business days following Parent’s delivery of written notice to CSG of such breach, failure to perform or inaccuracy and (y) the termination date; provided, that Parent shall not have the right to terminate the merger agreement pursuant to this provision if either Parent or Merger Sub is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of CSG’s conditions to consummate the merger as set forth in the merger agreement would not be satisfied; or

•
if (A) the CSG Board shall have made, prior to obtaining the company stockholder approval, a company board recommendation change or (B) CSG shall have committed a willful breach of the no solicitation provisions under the merger agreement.

Termination Fee
CSG must pay to Parent a termination fee of $82,000,000 in the event that:
•
(a) the merger agreement is terminated by (i) Parent or CSG because the merger has not been consummated by the termination date or Parent because CSG has breached (and not timely cured) any of its representations, warranties, covenants or agreements such that Parent’s and Merger Sub’s conditions to consummate the merger would be satisfied and, in each case, following October 29, 2025 and prior to the termination of the merger agreement, a bona fide acquisition proposal shall have been made to CSG and such acquisition proposal shall not have been withdrawn or (ii) Parent or CSG because the company stockholder approval has not been obtained at the special meeting or any postponement or adjournment thereof and following October 29, 2025 and prior to the termination of the merger agreement, a bona fide acquisition proposal shall have been publicly disclosed and such acquisition proposal shall not have been withdrawn and (b) within 12 months following such termination of the merger agreement, CSG enters into a definitive agreement with any third party providing for, or consummates, an acquisition transaction, in which case the company termination fee shall be payable within five business days of the earlier of (x) the entry into the definitive agreement providing for such acquisition transaction and (y) the consummation of such acquisition transaction (with references to “20%” or “80%” in the definition of acquisition transaction deemed to be references to “50%” for purposes of this paragraph);
•
the merger agreement is terminated by CSG to enter into a definitive agreement with respect to a superior proposal, in which case the company termination fee shall be payable concurrently with (and as a condition to the effectiveness of) such termination; or

•	the merger agreement is terminated by Parent because the CSG Board shall have made, prior to obtaining the company stockholder approval, a company board recommendation change.
Parent must pay to CSG a termination fee of $135,000,000 in the event that:
•
the merger agreement is terminated by Parent or CSG due to a CFIUS refusal or the existence of any antitrust or foreign direct investment law or order issued by a court or governmental authority of competent jurisdiction having the effect of making the merger illegal or prohibiting or otherwise preventing the consummation of the merger; or

•
the merger agreement is terminated by Parent or CSG because the merger has not been consummated by the termination date and, at the time of such termination, (a) at least one of the conditions to the merger in respect of a law or order arising under any antitrust and foreign investment laws, regulatory approvals, or the imposition of a burdensome action shall not have been satisfied and (b) all other conditions to the obligations of Parent and Merger Sub to effect the merger set forth in the merger agreement have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the closing, but provided, that such conditions are, on the date of such termination, capable of being satisfied).

If CSG or Parent fails to pay any amount due in a timely manner, such party will be required to reimburse the other party’s reasonable and documented out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the successful collection of such overdue amount, including in connection with any related legal proceedings, and such party shall pay to the other party interest on such amount due, as the case may be, from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made.
Effect of Termination
Any proper and valid termination of the merger agreement shall be effective immediately on the delivery of written notice by the terminating party to the other party or parties thereto, as applicable, specifying the provision or provisions pursuant to which such termination is being effected. In the event of the proper and valid termination of the merger agreement, the merger agreement shall be of no further force or effect and there shall be no liability of any party or parties thereto, except as provided by certain provisions of the merger agreement, including those related to confidentiality, the payment of the company termination fee and Parent termination fee, payment of costs and expenses and certain other obligations, which will survive the termination in accordance with their respective terms and conditions; provided, that, subject to the limitation in the next sentence, the termination will not be limited to reimbursement of expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent or Merger Sub, would include the benefits of the contemplated transactions lost by CSG’s stockholders, including lost stockholder premium resulting from any fraud or willful breach of the merger agreement that occurs prior to such termination. In circumstances in which the company termination fee or Parent termination fee is paid, such company termination fee or Parent termination fee, as applicable, will be the sole and exclusive monetary remedy or CSG or Parent and certain of its related parties against Parent or CSG and certain of its related parties.

Expenses Generally
Except as otherwise provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions shall be paid by the party or parties, as applicable, incurring such expenses whether or not the merger is consummated.
Amendments; Waiver
To the extent permitted by applicable law and subject to certain other provisions of the merger agreement, the merger agreement may be amended at any time prior to the effective time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and CSG; provided, that following receipt of the company stockholder approval, there shall be no amendment or change to the provisions hereof which by law would require further approval by the company stockholders without such approval.
Specific Performance
The parties to the merger agreement shall be entitled (without proof of actual damages or otherwise or posting or securing any bond) to an injunction or injunctions to prevent or restrain breaches of the merger agreement by the other parties (as applicable), and to specifically enforce the terms and provisions of the merger agreement to prevent breaches of, or to enforce compliance with, the covenants and agreements of the other under the merger agreement. CSG, on the one hand, and Parent and Merger Sub, on the other hand, hereby agree not to oppose the availability of the equitable remedy of specific performance on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.
Governing Law and Jurisdiction
The merger agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based on, arise out of or relate to the merger agreement, or the negotiation, execution or performance thereof or the transactions, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
Each of the parties to the merger agreement (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions, for and on behalf of itself or any of its properties or assets, in accordance with the merger agreement or in such other manner as may be permitted by applicable law, and nothing in the merger agreement shall affect the right of any party to serve legal process in any other manner permitted by applicable law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware) in respect of any claim based on, arising out of or relating to the merger agreement or the transactions, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings in respect of any claim based on, arising out of or relating to the merger agreement or the transactions shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any action arising out of or relating to the merger agreement or the transactions in any court other than the aforesaid courts.

ADVISORY COMPENSATION PROPOSAL
(PROPOSAL 2)
In accordance with Section 14A of the Exchange Act, CSG is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may be paid or become payable to the named executive officers of CSG in connection with the consummation of the merger, the value of which is set forth in the table in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of CSG’s Executive Officers and Directors in the Merger—Quantification of Payments and Benefits” beginning on page 55. This proposal, commonly known as “say-on-golden parachutes”, is referred to in this proxy statement as the advisory compensation proposal. As required by Section 14A of the Exchange Act, CSG is asking its stockholders to vote on the adoption of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to CSG’s named executive officers in connection with the consummation of the merger, as disclosed under “The Merger Proposal (Proposal 1)—Interests of CSG’s Executive Officers and Directors in the Merger—Quantification of Payments and Benefits,” including the table, associated footnotes and narrative discussion and the agreements, arrangements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”
The vote on the advisory compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the advisory compensation proposal, and vice versa. Because the vote to approve the advisory compensation proposal is only advisory in nature, it will not be binding on CSG, Parent or the surviving corporation. Accordingly, because CSG is contractually obligated to pay such compensation, the compensation will be paid or be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.
Assuming a quorum is present, approval of the advisory compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the outstanding shares of CSG common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon. Abstentions, if any, will have the same effect as a vote “against” the advisory compensation proposal. Broker non-votes, if any, will have no effect on the outcome of the advisory compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the advisory compensation proposal, your shares will be voted in favor of the advisory compensation proposal.
The CSG Board unanimously recommends that CSG stockholders vote “FOR” the advisory compensation proposal.

ADJOURNMENT PROPOSAL
(PROPOSAL 3)
CSG stockholders are being asked to approve a proposal that will give CSG the authority to adjourn the special meeting from time to time, as determined in accordance with the merger agreement by the CSG Board, including as reasonably necessary for the purpose of soliciting additional proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the meeting in accordance with CSG’s bylaws. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.
Assuming a quorum is present, approval of the adjournment proposal requires the vote of the holders of a majority of the outstanding shares of CSG common stock present in person or represented by proxy at the special meeting. Abstentions, if any, will have the same effect as a vote “against” the adjournment proposal. Broker non-votes, if any, will have no effect on the outcome of the adjournment proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. CSG does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.
The CSG Board unanimously recommends that CSG stockholders vote “FOR” the adjournment proposal.

MARKET PRICES OF CSG COMMON STOCK
Market Information
CSG common stock trades on Nasdaq under the symbol “CSGS”. The following table shows the high and low closing sales price of CSG common stock for CSG’s fourth fiscal quarter of 2025 (through [•], 2025, the latest practicable date before the printing of this proxy statement) and each of CSG’s preceding fiscal quarters in 2025, 2024, 2023 and 2022.

Fiscal Year	High	Low
2025
First Quarter	$66.73	$49.81
Second Quarter	$66.33	$56.51
Third Quarter	$67.01	$60.77
Fourth Quarter (through [•], 2025)	$[•]	$[•]
2024
First Quarter	$54.79	$46.33
Second Quarter	$51.15	$39.89
Third Quarter	$48.65	$40.08
Fourth Quarter	$56.23	$46.59
2023
First Quarter	$61.92	$50.24
Second Quarter	$54.80	$47.80
Third Quarter	$59.57	$50.96
Fourth Quarter	$53.74	$46.60
2022
First Quarter	$65.26	$55.66
Second Quarter	$65.36	$55.41
Third Quarter	$65.73	$52.44
Fourth Quarter	$65.01	$54.23

The closing sales price of CSG common stock on [•], 2025, the latest practicable date before the printing of this proxy statement, was $[•] per share. The closing sales price of CSG common stock on Nasdaq on October 28, 2025, the last trading day prior to the announcement of the execution of the merger agreement, was $68.75 per share. You are urged to obtain current market quotations for CSG common stock when considering whether to approve the merger proposal.
Holders
At the close of business on [•], [•], the record date for the special meeting, [•] shares of CSG common stock were issued and outstanding, held by approximately [•] holders of record.
Dividends
In 2022, 2023, and 2024, CSG paid $0.265, $0.28 and $0.30 per share respectively in quarterly dividends to CSG stockholders. Under the terms of the merger agreement, from October 29, 2025 until the earlier of the effective time of the merger or the valid termination of the merger agreement, CSG may not declare or pay dividends without Parent’s written consent, except for dividends paid to CSG or one of its wholly owned subsidiaries with regard to its capital stock or other equity interests and regular quarterly dividends by CSG in the ordinary course of business at a rate not to exceed a quarterly rate of $0.32 per share (provided that the declaration, record and payment date of such dividends will be consistent with the historical declaration, record and payment date for the dividend on CSG shares and the declaration and payment of such dividends have been approved by the CSG Board in accordance with procedures and criteria consistent with past practice). The merger agreement further allows CSG to increase the dividend rate of quarterly dividends with an ex-dividend date following January 1, 2026 to $0.34 per share and with an ex-dividend date following January 1, 2027 to $0.36 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of CSG common stock as of [•], 2025 by (a) each person known to CSG to beneficially own more than 5% of the outstanding CSG common stock, (b) each of CSG’s directors and executive officers and (c) all of CSG’s directors and executive officers as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
The percentage of beneficial ownership of our shares of common stock is calculated based on 28,698,340 shares of common stock outstanding as of November 20, 2025.
Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to CSG’s knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is c/o CSG, 169 Inverness Dr W, Suite 300, Englewood, CO 80112.

Name of Beneficial Owner	Number of Shares	Percent (%)
Significant Stockholders(1)
BlackRock, Inc.(2)	4,268,412	14.87%
The Vanguard Group(3)	3,849,258	13.41%
Directors and Executive Officers(4)
Rachel Barger	14,532	*
David Barnes	40,678	*
Elizabeth Bauer	102,776	*
Rasmani Bhattacharya	69,795	*
Gregory Conley	14,792	*
Ronald Cooper(5)	40,561	*
Chad Dunavant	48,810	*
Marwan Fawaz	34,878	*
Samantha Greenberg	7,808	*
Rajan Naik	28,878	*
Brian Shepherd	622,879	2.17%
Haiyan Song	22,560	*
Lori Szwanek	16,859	*
Silvio Tavares	22,560	*
Hai Tran	140,519	*
Michael Woods	55,775	*
Tse Li “Lily” Yang	18,464	*
All Directors and Executive Officers as a Group (17 Persons)	1,303,124	4.54%

*	Less than 1%
(1)	The information for the above listed Significant Stockholders is based on Schedule 13 G filings as of April 28, 2025.
(2)
This information regarding BlackRock, Inc. is reported as of March 31, 2025, and was derived from a Schedule 13G/A filed with the SEC on April 28, 2025, that reported sole voting power over 4,234,700 shares and sole dispositive power over 4,268,412 shares.

(3)
The information regarding The Vanguard Group is reported as of December 29, 2023, and was derived from a Schedule 13G/A filed with the SEC on February 13, 2024, that reported shared voting power over 57,783 shares, sole dispositive power over 3,758,194 shares and shared dispositive power over 91,064 shares.

(4)
Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to the beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. The information includes restricted shares of common stock administered under the Amended and Restated 2005 Stock Incentive Plan of the Company.

(5)	The information regarding Mr. Cooper is reported as of May 14, 2025, the effective date of Mr. Cooper’s resignation from the CSG Board.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of CSG common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, judicial authority, administrative interpretations, and administrative rulings in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the merger.
This discussion addresses only the consequences of the exchange of shares of CSG common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not consider the effect of the Medicare tax on net investment income or any applicable state, local or non-U.S. income tax laws, or of any non-income tax laws. In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	a bank, insurance company, or other financial institution;
•	a tax-exempt organization;
•	a retirement plan or other tax-deferred account;
•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);
•	a real estate investment trust or regulated investment company;
•	a dealer or broker in stocks and securities or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of shares subject to the alternative minimum tax provisions of the Code;
•
a holder of shares that received the shares through the exercise of an employee stock option, through a settlement of a restricted stock unit or performance stock unit award, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;
•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;
•	a holder of shares that exercises appraisal rights;
•	a foreign pension fund and its affiliates;
•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	a United States expatriate; or
•
a holder of shares that is required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds CSG common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding CSG common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of CSG common stock that is:
•	an individual citizen or resident, for U.S. federal income tax purposes, of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of CSG common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes).
U.S. Holders
General. The exchange of CSG common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of CSG common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of CSG common stock (i.e., shares of CSG common stock acquired at the same cost in a single transaction). If a U.S. holder acquired different blocks of shares of CSG common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of CSG common stock that it holds.
Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of CSG common stock for more than one year at the time of the effective time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding. Information reporting and backup withholding (currently at a rate of 24%) may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a U.S. holder of CSG common stock who (a) furnishes a correct taxpayer identification number (“TIN”), certifies that such U.S. holder is not subject to backup withholding on the Internal Revenue Service (“IRS”) Form W-9 included in the transmittal materials that such U.S. holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (b) provides proof that such U.S. holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided, that such U.S. holder furnishes the required information to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct TIN.
Non-U.S. Holders
Subject to the discussion below regarding backup withholding, a non-U.S. holder that receives cash in exchange for shares of CSG common stock pursuant to the merger generally will not be subject to U.S. federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the shares of CSG common stock at any time during the five-year period preceding the merger, and CSG is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that such holder held shares of CSG common stock. CSG believes it has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.
If you are a non-U.S. holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain U.S. source capital losses.
If you are a non-U.S. holder and your gain is effectively connected with a U.S. trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the

United States), you will be subject to U.S. federal income tax on any gain realized on a net basis in the same manner as U.S. holders. Non-U.S. holders that are corporations may also be subject to a branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.
Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. holder resides under the provisions of an applicable treaty or agreement. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or Parent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any; provided, that an appropriate claim is timely filed with the IRS and the required information is furnished to the IRS in a timely manner.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE CSG STOCKHOLDER PROPOSALS
If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. CSG expects to hold an annual meeting of stockholders in 2026 only if the merger has not already been completed. If the merger is not completed, CSG stockholders will continue to be entitled to attend and participate in future annual meetings of stockholders. Stockholders who intend to have a proposal considered for inclusion in CSG’s proxy materials for presentation at CSG’s annual meeting of stockholders to be held in 2026 pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Secretary of CSG at our offices at 169 Inverness Dr W, Suite 300, Englewood, CO 80112 in writing not later than December 2, 2025, which is 120 days prior to the one-year anniversary of the mailing date of CSG’s proxy statement for its annual meeting of stockholders held on May 14, 2025, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of CSG’s 2025 annual meeting, in which case the deadline for such proposals will be a reasonable time before CSG begins to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.
Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must still comply with the procedural requirements in CSG’s bylaws. Accordingly, for a proposal or nomination to be timely under CSG’s bylaws, written notice must have been received by the principal executive office of the corporation not less than 120 days in advance of the date which is one year later than the date of the proxy statement of the corporation released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the forthcoming annal meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, then to be timely such stockholder’s notice must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the date of the forthcoming annual meeting was mailed or given to stockholders by or on behalf of the corporation or (b) the day on which public disclosure of the date of the forthcoming annual meeting was made by or on behalf of the corporation. Failure to deliver a proposal or nomination in accordance with this procedure may result in it not being timely received. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to CSG’s Secretary at 169 Inverness Dr W, Suite 300, Englewood, CO 80112.
In addition to satisfying the foregoing requirements under CSG’s bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than CSG’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026 for the 2026 annual meeting of stockholders, unless the date of the 2026 annual meeting of stockholders changes by more than 30 calendar from the anniversary of the 2025 annual meeting of stockholders, in which case such notice must instead be provided by the later of (a) 60 calendar days prior to the date of the 2026 annual meeting and (b) the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by CSG.
Any stockholder suggestions for director nominations must be submitted by the dates by which other stockholder proposals are required to be submitted as set forth above.

HOUSEHOLDING
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. CSG has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless CSG has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, CSG will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which CSG delivered a single copy of any of these materials. This request may be submitted by contacting CSG, 169 Inverness Dr W, Suite 300, Englewood, CO 80112, (303) 200-2000, Attention: Rasmani Bhattacharya, Secretary. CSG will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary. A number of brokerage firms with account holders who are CSG stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The SEC allows CSG to “incorporate by reference” documents it files with the SEC into this proxy statement, which means that CSG may disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that CSG files later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits):
•	CSG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 20, 2025 (File No. 000-27512);
•
the portions of CSG’s Definitive Proxy Statement on Schedule 14A for our 2025 annual meeting of stockholders filed with the SEC on April 1, 2025 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
CSG’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed on May 8, 2025; and the fiscal quarter ended June 30, 2025, filed on August 7, 2025, and the fiscal quarter ended September 30, 2025, filed on November 6, 2025 (File No. 000-27512);

•	CSG’s Current Reports on Form 8-K filed on May 16, 2025 and October 29, 2025 (File No. 000-27512).
Any additional documents that CSG may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting, are also incorporated by reference into this proxy statement (other than any additional documents or information furnished and not filed with the SEC).
CSG, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of CSG is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 1, 2025. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in this proxy statement.
You can obtain any of the filings incorporated by reference into this proxy statement from CSG or from the SEC through the SEC’s website at http://www.sec.gov. CSG will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
CSG Corporation
169 Inverness Dr W, Suite 300
Englewood, CO 80112
Attention: Rasmani Bhattacharya, Secretary
Tel. (303) 200-2000
CSG maintains an internet site at https://www.csgi.com. Such website and the information contained on or connected to it shall not be deemed to be incorporated into this proxy statement.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. CSG HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

NEC CORPORATION,

CANVAS TRANSACTION COMPANY, INC.

and

CSG SYSTEMS INTERNATIONAL, INC.

Dated as of October 29, 2025

A-ii

Exhibits
A – Certificate of Incorporation of the Surviving Corporation
B – Antitrust and FDI Laws
A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 29, 2025 by and among NEC Corporation, a company incorporated under the laws of Japan (“Parent”), Canvas Transaction Company, Inc., a Delaware corporation and a direct or indirect wholly owned Subsidiary of Parent (“Merger Sub”), and CSG Systems International, Inc., a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, the parties hereto intend that, on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent, and pursuant to the Merger each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Shares”) (other than any Excluded Shares or Dissenting Company Shares) will be converted into the right to receive the Merger Consideration;
WHEREAS, the Company Board has unanimously (a) determined that it is in the best interests of the Company and its stockholders for the Company to enter into this Agreement and consummate the Transactions and declared this Agreement advisable, (b) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Transactions on the terms and subject to the conditions contained herein, (c) resolved to recommend that the Company Stockholders adopt this Agreement and (d) directed that this Agreement be submitted to the Company Stockholders for adoption thereby;
WHEREAS, the Board of Directors of Parent has, at a meeting duly called and held on or prior to the date of this Agreement, at which all of the directors of Parent were present, or by action by written consent, unanimously adopted resolutions approving this Agreement and the Transactions;
WHEREAS, the Board of Directors of Merger Sub has unanimously (a) determined that it is in the best interests of Merger Sub and its sole stockholder for Merger Sub to enter into this Agreement and consummate the Transactions and declared this Agreement advisable, (b) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Transactions on the terms and subject to the conditions contained herein, (c) resolved to recommend that the sole stockholder of Merger Sub adopt this Agreement and (d) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption thereby; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions and to prescribe certain conditions with respect to the consummation of the Transactions.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:
“401(k) Plans” has the meaning ascribed to such term in Section 6.5(f).
“Acceptable Confidentiality Agreement” means any confidentiality agreement (a) containing provisions limiting the disclosure and use of non-public information of or with respect to the Company that contains confidentiality provisions that are not, in each case, less favorable to the Company in the aggregate than the terms of the Confidentiality Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals and (b) that does not prohibit the Company from complying with the terms of Section 5.2.
“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions resulting in: (a) any acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act) of beneficial ownership of more than 20% of the outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined under Section 13(d) of the Exchange Act) beneficially owning more than 20% of the outstanding voting securities of the Company; (b) any merger, consolidation, business combination, share exchange, recapitalization, reorganization or other similar transaction involving the Company or its Subsidiaries (i) pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing more than 20% of the voting power of the surviving or resulting entity or (ii) as a result of which the Company Stockholders (as a group) immediately prior to the consummation of such transaction would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing less than 80% of the voting power of the surviving or resulting entity; or (c) any spin-off, split-off, joint venture or partnership involving, or sale, lease, exchange, transfer, license or other disposition of, more than 20% of the assets of the Company and its Subsidiaries on a consolidated basis (determined on a fair market value basis); provided, that the Transactions shall not be deemed an Acquisition Transaction for any purpose hereunder.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.
“Agreement” has the meaning ascribed to such term in the Preamble.
“Anti-Bribery Laws” means all United States and other applicable Laws prohibiting or relating to corruption and bribery, or that otherwise prohibit the improper giving of anything of value to a government or public official, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
“Anti-Money Laundering Laws” means all United States and other applicable Laws prohibiting or relating to money laundering, terrorism financing, or imposing obligations to conduct money laundering or terrorism financing due diligence, including 18 U.S.C. §§ 1956 and 1957, and the Currency and Foreign Transactions Reporting Act of 1970.
“Antitrust and FDI Laws” means (a) the HSR Act and all other applicable federal, state, local, foreign or supranational antitrust, competition or premerger notification Laws or (b) Laws that are designed or intended to prohibit, restrict or regulate foreign investment or protect national or regional security or other interests, including the Laws relating to CFIUS.
“Balance Sheet” means the unaudited consolidated balance sheet of the Company as of June 30, 2025 (the “Balance Sheet Date”), including the footnotes thereto, included in the Company’s Quarterly on Form 10-Q for the quarter ended on the Balance Sheet Date and filed with the SEC prior to the execution of this Agreement.
“Burdensome Action” has the meaning ascribed to such term in Section 6.2(b).
“Business Day” means a day, except a Saturday, a Sunday or other day on which the SEC, banks in New York, New York, banks in Denver, Colorado, banks in Tokyo, Japan or the Department of State of Delaware are authorized or required by Law to remain closed.
“Capitalization Date” has the meaning ascribed to such term in Section 3.2(a).
“Capped Call Documentation” means (i) the letter agreements regarding the Base Call Option Transactions, each dated as of September 6, 2023, between the Company and each of Barclays Bank PLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Royal Bank of Canada and Wells Fargo Bank, National Association (each a “Dealer” and collectively the “Dealers”), (ii) the letter agreements regarding the Additional Call Option Transactions, each dated as of September 8, 2023, between the Company and each Dealer, and (iii) any side letters entered into by the Company and any of the Dealers in connection with the agreements described in clause (i) or (ii) above, in each case, as amended from time to time.
“Capped Call Transactions” means the call option transactions documented under the Capped Call Documentation.
“Cash Replacement Performance-Based Award Amounts” has the meaning ascribed to such term in Section 2.7(d)(iii).
“Cash Replacement Time-Based Award Amounts” has the meaning ascribed to such term in Section 2.7(d)(ii).
“Certificate” has the meaning ascribed to such term in Section 2.8(c)(i).
“Certificate of Merger” has the meaning ascribed to such term in Section 2.3.
“CFIUS” means the Committee on Foreign Investment in the United States.
“CFIUS Clearance” means any of the following: (a) the parties hereto have received written notice from CFIUS that the transactions contemplated by this Agreement do not constitute a Covered Transaction (as such term is defined in 31 C.F.R. §800.213); (b) the parties hereto have received written notice from CFIUS that it has concluded its review, or, if applicable, investigation of the transactions contemplated by this Agreement, and has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and that action under the DPA is concluded; or (c) if CFIUS has sent a report to the President of the United States requesting the President of the United States’ decision with respect to the transactions contemplated by this Agreement, the President of the United States has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by this Agreement.
“CFIUS Refusal” means the circumstance in which (a) the parties hereto have received written notification from CFIUS that (i) it is prepared to refer the transaction to the President of the United States and (ii) it has not identified any actions that any of Parent, Merger Sub, Company, or their respective Affiliates can take that are consistent with Section 6.2(b) that would allow CFIUS Clearance, and (b) by the end of the CFIUS investigation period, (1) CFIUS Clearance has not been received and (2) the parties have not jointly requested, or CFIUS has not granted their joint request, to withdraw and refile the joint voluntary notice filed pursuant to Section 6.2(a).
“Closing” has the meaning ascribed to such term in Section 2.2.
“Closing Date” has the meaning ascribed to such term in Section 2.2.
“Code” means the United States Internal Revenue Code of 1986.
“Company” has the meaning ascribed to such term in the Preamble.
“Company Board” means the Board of Directors of the Company.
“Company Board Recommendation” has the meaning ascribed to such term in Section 5.3(a).
“Company Board Recommendation Change” has the meaning ascribed to such term in Section 5.3(b).
“Company Data” means all data maintained by or on behalf of the Company or any of its Subsidiaries, whether or not in electronic form.
“Company Disclosure Letter” has the meaning ascribed to such term in Article III.
“Company Equity Awards” means, collectively, the Company RS Awards, the Company Performance RS Awards, the Company RSU Awards and the Company PSU Awards.
“Company ESPP” means the Company’s Third Amended and Restated 1996 Employee Stock Purchase Plan, as adopted on May 18, 2022.
“Company Financial Advisor” has the meaning ascribed to such term in Section 3.11.

“Company Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries, solely or jointly with any other Person.
“Company Material Adverse Effect” means any change, occurrence, effect, event, circumstance or development (each, an “Effect”), that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) would or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions in accordance with this Agreement (provided, that the failure to obtain any consent, approval, waiver or clearance from any Governmental Authority under any Antitrust and FDI Laws in respect of the Transactions shall not in and of itself constitute a Company Material Adverse Effect under this clause (y) for purposes of determining whether the condition set forth in Section 7.2(c) has been satisfied); provided, that, solely in the case of the foregoing clause (x), none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and no Effect resulting from, attributable to or arising out of any of the following shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred, except, in the case of clauses (a) through (f) below, to the extent any such Effect disproportionately and adversely impacts the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company or its Subsidiaries operate, in which case only the incremental disproportionate adverse impact or impacts may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur:
(a) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;
(b) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets, or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(c) conditions (or changes in such conditions) in the industry or industries in which the Company and its Subsidiaries operate;
(d) political conditions (or changes in such conditions) in the United States or any other country or region in the world or escalation of hostilities, acts of war, sabotage or terrorism (including any escalation or general worsening of any such escalation of hostilities, acts of war, sabotage or terrorism) in the United States or any other country or region in the world;
(e) earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics (including COVID-19), mudslides, wild fires or other natural disasters, weather conditions, social or political conditions, protests or public demonstrations (including civil unrest), cyber attacks and other force majeure events in the United States or any other country or region in the world or any escalation or worsening of any of the foregoing;
(f) changes in Law or other legal or regulatory conditions, including tariff, immigration and Tax policy, or changes in GAAP or other applicable accounting standards;
(g) (i) the negotiation, execution, announcement, performance, existence or pendency of this Agreement or the Transactions (subject to the proviso set forth in clause (iii) to subsection (i) below) other than, in each case, compliance by the Company with Section 5.1(a), including the identity of Parent, changes in the Company’s and its Subsidiaries’ relationships with employees, customers, distributors, suppliers, vendors, licensors, regulators or other business parties as a result of the foregoing and departures of officers or employees as a result of the foregoing and (ii) any Legal Proceeding brought by a Company Stockholder against the Company or any of its Subsidiaries or directors arising from or otherwise relating to the Transactions (it being understood and agreed that this clause (g) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement, the consummation of the Transactions or the performance of obligations hereunder);

(h) any change in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); or
(i) any actions taken by the Company (i) to which Parent has consented in writing, (ii) upon the written request of Parent or (iii) that are expressly required or prohibited (as applicable) by the terms of this Agreement; provided that clause (iii) and clause (i) to subsection (g) above shall not apply to any action taken or omitted to be taken pursuant to Section 5.1 (unless the Company has requested to take an action that is prohibited by Section 5.1 and Parent has unreasonably withheld, conditioned or delayed its written consent to such action, in which case the failure of the Company to take such action shall not be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur).
“Company Performance RS Award” means an award of restricted stock outstanding under the Company Stock Plan or otherwise with vesting subject to performance-based conditions for which, as of the applicable time, the performance period has not been completed.
“Company Preferred Stock” means the Preferred Stock, par value $0.01 per share, of the Company.
“Company Product” means any product or service that is being manufactured, marketed, sold, commercialized, offered, made available, hosted, exclusively licensed, sublicensed, distributed or branded by or for the Company or any of its Subsidiaries, solely or jointly with any other Person including all Software-as-a-Service (SaaS) offerings, payment processing platforms, APIs, Software, payment gateways, merchant interfaces, administrative dashboards, fraud detection modules, analytics/reporting tools, integrations, white-labeled solutions, and all modules, plug-ins, or custom development provided to customers, partners, or end users.
“Company PSU Award” means a restricted stock unit outstanding under the Company Stock Plan or otherwise with vesting subject to performance-based conditions.
“Company Registered Intellectual Property” means all of the Registered Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Related Party” means any of the Company, its Affiliates, each of the direct and indirect stockholders, partners, managers or other equity or security holders of the Company or any of its Affiliates and any Representative of any of the foregoing.
“Company Restricted Share” means an unvested Company Share covered by a Company RS Award or a Company Performance RS Award.
“Company RS Award” means an award of restricted stock outstanding under the Company Stock Plan or otherwise with vesting solely subject to service-based conditions.
“Company RSU Award” means restricted stock unit outstanding under the Company Stock Plan or otherwise with vesting solely subject to service-based conditions.
“Company SEC Reports” has the meaning ascribed to such term in Section 3.7(a).
“Company Securities” has the meaning ascribed to such term in Section 3.2(c).
“Company Shares” has the meaning ascribed to such term in the Recitals.
“Company Software” means any proprietary Software owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Stockholder Approval” has the meaning ascribed to such term in Section 3.5.
“Company Stockholders” means holders of Company Shares in their capacity as such.
“Company Stockholders’ Meeting” has the meaning ascribed to such term in Section 5.4(b).

“Company Stock Plan” means the Company Amended and Restated 2005 Stock Incentive Plan, as may be amended from time to time.
“Company Termination Fee” has the meaning ascribed to such term in Section 8.3(b).
“Confidentiality Agreement” has the meaning ascribed to such term in Section 9.4.
“Consent” means any approval, consent, license, ratification, permission, waiver, order, authorization or waiting period expiration or termination (including from any Governmental Authority).
“Continuing Employee” means each employee of the Company or any of its Subsidiaries who, as of the Effective Time, continues his or her employment with Parent, the Surviving Corporation or any of their Subsidiaries.
“Contract” means any legally binding contract, subcontract, agreement, obligation, license, sublicense, note, bond, mortgage, indenture, deed of trust, franchise, lease, sublease, loan, credit agreement or other instrument.
“Convertible Notes” means the Company’s 3.875% Convertible Senior Notes due 2028, issued pursuant to the Indenture.
“COVID-19” shall mean the COVID-19 pandemic, including any evolutions or mutations of the COVID-19 disease, and any further epidemics or pandemics arising therefrom.
“D&O Tail Policy” has the meaning ascribed to such term in Section 6.4(b).
“Data Processors” means any third-party service providers, software developers, or other Persons that the Company allows to access its Personal Data or IT Systems (including, for clarity, all information and transactions stored or contained therein or transmitted thereby).
“Dealer” has the meaning ascribed to such term in the definition of “Capped Call Documentation”.
“DGCL” has the meaning ascribed to such term in the Recitals.
“Dissenting Company Shares” has the meaning ascribed to such term in Section 2.7(c)(i).
“DOJ” means the United States Department of Justice or any successor thereto.
“DPA” means Section 721 of the Defense Production Act of 1950.
“DTC” means The Depository Trust Company.
“Effective Time” has the meaning ascribed to such term in Section 2.3.
“Election Notice” has the meaning ascribed to such term in Section 6.4(e).
“Enforceability Exceptions” has the meaning ascribed to such term in Section 3.4(b).
“Environmental Law” means all Laws relating to the protection of the environment or human health and safety (with respect to exposure to hazardous or toxic substances), the preservation or reclamation of natural resources or pollution, including those relating to the presence, use, storage, management, registration, labeling, transport or Release of, or exposure to, hazardous or toxic substances or the protection of the climate from the emission of greenhouse gases.
“Environmental Permits” has the meaning ascribed to such term in Section 3.16.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with the Company as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.
“ESPP Purchase Date” has the meaning ascribed to such term in Section 2.7(g).
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Shares” has the meaning ascribed to such term in Section 2.7(a)(ii).

“Existing Credit Agreement” means the Credit Agreement, dated as of March 14, 2025 (as amended from time to time prior to the date of this Agreement), by and among, inter alia, the Company, as borrower, the lenders party thereto from time to time and Royal Bank of Canada, as administrative agent for the lenders.
“Existing Purchase Period” has the meaning ascribed to such term in Section 2.7(g).
“Export Control Laws” means applicable U.S., EU or any member state thereof, and UK export control, trade, import and antiboycott laws and regulations, including the International Traffic in Arms Regulations (22 C.F.R. pt. 120 et seq.), the Export Administration Regulations (15 C.F.R. pt. 730 et seq.), and their respective implementing rules and regulations.
“FTC” means the United States Federal Trade Commission or any successor thereto.
“GAAP” means generally accepted accounting principles, as applied in the United States.
“Governmental Authority” means (a) any government, (b) any governmental or regulatory entity, body, department, commission, subdivision, board, administrative agency or instrumentality, (c) any court, tribunal, judicial body, or an arbitrator or arbitration panel and (d) any non-governmental self-regulatory agency, securities exchange, commission or authority, in each of (a) through (d) whether supranational, national, federal, state, county, municipal, provincial, and whether local, domestic or foreign.
“Hazardous Substance” means (a) any material, substance or waste that is defined, classified, characterized or otherwise regulated pursuant to Environmental Laws as “hazardous”, “toxic”, a “pollutant”, a “contaminant”, “radioactive” or words of similar regulatory meaning or effect and (b) petroleum and its by-products, asbestos, polychlorinated biphenyls, per- and poly-fluorinated substances, radon, toxic mold, urea formaldehyde insulation, silica, chlorofluorocarbons, and all other ozone-depleting substances, in each case to the extent regulated under Environmental Laws.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Incidental Contracts” means (a) shrink-wrap, click-wrap, and off-the-shelf Contracts for commercially available Software (including Open Source Software) that are generally available on nondiscriminatory pricing and terms with aggregate annual payments less than $1,000,000 and (b) non-disclosure agreements, in each case, entered into in the ordinary course of business consistent with past practice.
“Indemnified Persons” has the meaning ascribed to such term in Section 6.4(a).
“Indenture” means the Indenture, dated as of September 11, 2023, between the Company and U.S. Bank Trust Company, National Association, as Trustee.
“Intellectual Property Rights” means all intellectual property or proprietary rights, regardless of form, including U.S. and foreign common Law and statutory rights in, arising out of, or associated with any of the following in any jurisdiction whether registered or unregistered: (a) published and unpublished works of authorship, whether or not copyrightable, including audiovisual works, collective works, Software, compilations, derivative works, website content, websites, literary works, mask works, copyright, applications and registrations therefor; (b) inventions and discoveries, including articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items, including industrial designs, and improvements thereto (whether or not patentable), patents and patent applications (including all reissues, renewals, divisionals, continuations, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, post-grant oppositions, substitutions and extensions (including supplemental protection certificates) thereof and any disclosures relating thereto); (c) trademarks, trade names, symbols, designs, slogans, logos, trade dress and other designations or similar indica of source or origin, and combinations of the preceding items, used to identify or distinguish the origin of a business, good, group, product, or service or to indicate a form of certification, and trademarks, including any registrations and applications for registration thereof, and all goodwill associated therewith; (d) trade secrets, confidential or proprietary information, including know-how, concepts, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology, business plans, including with respect to regulatory filings, (collectively, “Proprietary Information”); (e) embodiments of any of the foregoing in any form and incorporated in or on any media; (f) Internet domain names, URLs, user names and social media identifiers, handles and tags, including any registrations and applications for registrations thereof; (g) proprietary data, including data in databases and data collections (including analytics data, knowledge databases, customer lists, and customer databases) (collectively, “Data”); and (h) all other intellectual property or proprietary rights, including moral rights, now known or hereafter recognized in any jurisdiction.
“Intervening Event” means any Effect that (a) is material to the business, assets, Liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (b) occurs after the date of this Agreement, that was neither known to or reasonably foreseeable by the Company Board as of or prior to the date of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable by the Company Board as of or prior to the date of this Agreement) and (c) does not relate to an Acquisition Proposal; provided, that, no Effect to the extent resulting from, attributable to or arising out of any of the following shall be taken into account in determining whether an “Intervening Event” has occurred: (i) any change in the Company’s stock price or the trading volume of the Company’s stock or (ii) the fact that the Company exceeds any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations in each case, in and of itself.
“IRS” means the United States Internal Revenue Service or any successor thereto.
“IT Systems” means any and all computer hardware, Software, middleware, firmware, servers, workstations, routers, hubs, switches, data communications lines, electronic data processing and information and communications systems, relating to the generation, transmission, storage, maintenance or processing of data and information, whether or not in electronic form, that are owned, controlled, or used by the Company, all other information technology equipment and other information technology hardware and infrastructure, including any “Infrastructure-as-a-Service” or “Platform-as-a-Service” or other cloud or hybrid cloud services, and all associated documentation, in each case, owned, controlled, or used by the Company or any of its Subsidiaries.
“Knowledge” means, (a) with respect to the Company, the actual knowledge of any of the individuals listed on Section 1.1(a) of the Company Disclosure Letter after reasonable inquiry with respect to any matter in question and (b) with respect to Parent or Merger Sub, the actual knowledge of the executive officers of Parent after reasonable inquiry with respect to any matter in question.
“Law” means any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including, for the avoidance of doubt, the Money Transmitter Laws).
“Leased Real Property” has the meaning ascribed to such term in Section 3.18(b).
“Legal Proceeding” means any (a) civil, criminal or administrative actions, claims or suits and (b) litigations, arbitrations or other proceedings, in each of (a) and (b), by or before any Governmental Authority.
“Liabilities” means any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).
“Lien” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, license, encumbrance, easement, right of way or other restriction of similar nature (including any restriction on the transfer of any security or other asset, or any restriction on the possession, use, exercise or transfer of any other attribute of ownership of any asset).
“Material Contract” has the meaning ascribed to such term in Section 3.19(a).
“Material Customers” has the meaning ascribed to such term in Section 3.22(a).
“Material Suppliers” has the meaning ascribed to such term in Section 3.22(b).
“Merger” has the meaning ascribed to such term in the Recitals.

“Merger Consideration” has the meaning ascribed to such term in Section 2.7(a)(i).
“Merger Sub” has the meaning ascribed to such term in the Preamble.
“Money Transmitter Alternative Arrangements” means any suspension, cessation or modification of activities or arrangement or combination thereof that is reasonably designed by the Company, and reasonably satisfactory to Parent, to (i) avoid a requirement that the Company or its Subsidiaries hold a Money Transmitter License in the applicable jurisdiction; (ii) comply with all applicable Laws, including Money Transmitter Laws; (iii) mitigate any adverse impact on (including any incremental costs incurred by) the business of the Company and its Subsidiaries; and (iv) avoid a breach, violation or default by the Company or its Subsidiaries of any contract with a material customer of the money transmitter business of the Company and its Subsidiaries; which may include the Company or its Subsidiaries entering into arrangements reasonably satisfactory to Parent with one or more third parties that possess the necessary licenses and infrastructure providing the ability to create agency relationships to enable the Company and its Subsidiaries, from and after the Effective Time in such jurisdiction, to continue to operate the business of the Company and its Subsidiaries to offer, indirectly through such third parties, money transmission services in such jurisdiction in substantially the manner as operated immediately prior to the Effective Time.
“Money Transmitter Consents” means any Consent required to be obtained or made under any applicable Money Transmitter Laws in those jurisdictions where the Company or its Subsidiaries holds a Money Transmitter License as set forth in Section 3.23(a)(i) of the Company Disclosure Letter and, for the avoidance of doubt, shall include any assurance reasonably acceptable to Parent from the applicable Governmental Authority that no adverse action related to the failure to obtain formal Consent prior to the Effective Time will be taken against the Company, its Subsidiaries, or Parent in connection with the continued conduct of the operations of the Company or its Subsidiaries in the applicable jurisdiction, notwithstanding the pendency of such formal Consent.
“Money Transmitter Laws” means any and all United States Laws applicable to money transmitters, money services businesses, or other persons or entities engaged in: (i) the business of accepting, transmitting, or remitting money, currency, funds, or other items of monetary value by any means and (ii) any other payment or money transmission services under applicable Law, including without limitation issuing or selling payment instruments or items of monetary value and the custody, transfer, or exchange of money or items of monetary value or any similar payment or money service.
“Money Transmitter Licenses” means any license, registration or similar authorization of a Governmental Authority required under any Money Transmitter Law to conduct the business of the Company and its Subsidiaries as currently conducted.
“Money Transmitter Pending Jurisdiction” means those jurisdictions where the Company or its Subsidiaries has applied for a Money Transmitter License and such application remains pending as set forth in Section 3.23(a)(ii) of the Company Disclosure Letter; provided that, if the Company or its Subsidiary receives a Money Transmitter License in a Money Transmitter Pending Jurisdiction prior to the Effective time, then such jurisdiction shall cease to be a Money Transmitter Pending Jurisdiction and any further Consent of such jurisdiction with respect to the Transactions shall be treated as a Money Transmitter Consent.
“NASDAQ” means The NASDAQ Stock Market LLC.
“New Plans” has the meaning ascribed to such term in Section 6.5(b).
“Old Plans” has the meaning ascribed to such term in Section 6.5(b).
“Open Source Software” means Software that is used, licensed, developed, hosted, incorporated into, or otherwise relied upon by the Company or any of its Subsidiaries pursuant to (a) any license that is approved by the Open Source Initiative (www.opensource.org), (b) any license under which Software is licensed or distributed as “free software”, “open source software” or under similar terms or (c) a license that requires or that conditions any rights granted in such license on (i) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form), (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge, (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer (other than as prohibited under Law) any such other Software or (iv) a requirement that such other Software be redistributable by other licensees.
“Order” means any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property or assets under applicable Law.
“Parent” has the meaning ascribed to such term in the Preamble.
“Parent Related Party” means any of Parent, its Affiliates, each of the direct and indirect stockholders, partners, managers or other equity or security holders of Parent or any of its Affiliates and any Representative of any of the foregoing.
“Parent Termination Fee” has the meaning ascribed to such term in Section 8.3(c).
“Participant” means any current or former director, officer or employee of the Company or any of its Subsidiaries or any current or former individual independent contractor providing services to the Company or any of its Subsidiaries.
“Paying Agent” has the meaning ascribed to such term in Section 2.8(a).
“Paying Agent Agreement” has the meaning ascribed to such term in Section 2.8(a).
“Payment Fund” has the meaning ascribed to such term in Section 2.8(b).
“Permit” means franchises, grants, authorizations, establishment registrations, licenses, permits, easements, variances, exceptions, Consents, certificates, approvals and Orders of any Governmental Authority.
“Permitted Liens” means any of the following: (a) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP; (b) statutory mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s, landlords’ or other similar statutory liens arising or incurred in the ordinary course of business relating to obligations which are not yet due or payable or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (c) with respect to real property, (i) easements, covenants, restrictions, title imperfections and rights-of-way (unrecorded and of record) and other similar non-monetary encumbrances and (ii) zoning, entitlements, conservation, building and other land use and environmental restrictions or regulations promulgated by Governmental Authorities, in each case of clauses (i) and (ii), that are not presently violated in any material respect and that do not materially impair the ability of the Company or the Subsidiaries to use or operate the real property to which it relates; (d) Liens of lessors granted pursuant to the terms of the Real Property Leases for which no amounts are delinquent and any Lien to which the fee or any superior leasehold interest is subject that does not materially impair the ability of the Company or the Subsidiaries to use or operate the real property to which it relates; (e) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security Laws; (f) with respect to leased personal property, the terms and conditions of the lease applicable thereto; and (g) with respect to Intellectual Property Rights, non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business.
“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.
“Personal Data” means any data or information maintained by or on behalf of the Company (a) that is reasonably capable of being used to identify, contact, or precisely locate an individual or household, including name, address, phone number, fax number, e-mail address, username, photograph, social security number, government-issued identifier, or other unique device identifier and (b) any data or information defined as “personal data”, “personal information”, “personally identifiable information”, “nonpublic personal information” or “individually identifiable health information” under any applicable Law.

“Plan” means each (a) “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA) and (b) employment, independent contractor, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus, incentive, disability, medical, vision, dental, health, life insurance, fringe benefit or other compensation or benefit plan, program, agreement, arrangement, policy, trust, fund or contract, whether written or unwritten, in each case, sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates or with respect to which the Company or any of its Subsidiaries may have any Liability, whether actual or contingent, in each case, excluding each plan, program, agreement or arrangement maintained by a Governmental Authority.
“Privacy and Data Security Requirements” means: any applicable Laws, Contracts, public or posted Company or Subsidiary privacy policies, public representations, or notices, industry standards or self-regulatory frameworks binding on the Company or any of its Subsidiaries relating to privacy, data protection, or data security or regulating the collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, processing, linking, transferring or storing of Personal Data or Company Data.
“Proxy Statement” has the meaning ascribed to such term in Section 3.6.
“Proxy Statement Clearance Date” means the earliest of (a) the first Business Day immediately following the date on which the Company is informed by the SEC, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, (b) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first Business Day immediately following the date the SEC informs the Company orally or in writing that the SEC staff has no further comments on the preliminary Proxy Statement and (c) in the event that the Company does not receive comments from the SEC on the preliminary Proxy Statement, the first Business Day following the ten calendar day waiting period in Rule 14a-6(a) promulgated under the Exchange Act with respect to the Proxy Statement.
“Public Health Measures” shall mean any quarantine, “shelter-in-place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or similar Law, Order or formal recommendation by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other virus, infection or infectious or transmissible disease, including the Families First Coronavirus Response Act and the CARES Act.
“Real Property Leases” has the meaning ascribed to such term in Section 3.18(b).
“Registered Intellectual Property Rights” means all Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Authority or domain name registrars in any jurisdiction.
“Regulatory Action” has the meaning ascribed to such term in Section 6.2(b).
“Release” means any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into or through the environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata).
“Representative” means with respect to any Person, its directors, officers or other employees, Affiliates, or any investment banker, attorney or other agent or representative retained by such Person.
“Sanctioned Person” means any Person or vessel that is the subject or target of Sanctions, including by being (a) listed on any Sanctions-related list of designated persons such as the OFAC Specially Designated Nationals and Blocked Persons List, the EU Consolidated List of Persons subject to EU Financial Sanctions, the UK Consolidated List of Financial Targets, the Entity List, and the Military End User List; (b) part of a government of a Sanctioned Territory, (c) 50% or greater owned or controlled by Person(s) described in clause (a) or (b) of this definition; (d) located, ordinarily resident or operating within, or organized under the laws of, a Sanctioned Territory; or (e) identified on the U.S. Department of the Commerce’s Denied Persons List, Unverified List, or the U.S. Department of State’s Debarred List.
“Sanctioned Territory” means a country or territory that is the subject or target of comprehensive Sanctions (at the date of this Agreement Cuba, Iran, North Korea, Crimea and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine), and Syria.

“Sanctions” means all applicable Laws relating to economic, financial or trade sanctions, or embargoes administered or enforced by the United States (including by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission or any successor thereto.
“Section 5.3 Notice” has the meaning ascribed to such term in Section 5.3(c).
“Securities Act” means the Securities Act of 1933.
“Security Assessment” has the meaning ascribed to such term in Section 5.12(a).
“Security Assessment Team” has the meaning ascribed to such term in Section 5.12(a).
“Security Incident” means any reasonably suspected or actual unauthorized access, acquisition, use, disclosure, modification or destruction of Personal Data or Company Data.
“Software” means all (a) software, firmware, middleware, computer programs and applications (including web, mobile, server, desktop, embedded, and cloud-based software), in source code, object code, executable code, scripts, markup, datafiles, architecture, or any other form, (b) algorithms (including payment and fraud prevention algorithms), models (including artificial intelligence and machine learning models), methodologies, and any software or firmware implementations thereof, (c) databases and compilations of data, whether machine readable or otherwise, and related materials, and (d) application programming interfaces (“API”), API specifications, payment application interfaces, integration connectors, cloud-native applications and scripts, and deployment and automation tools.
“Source Code Scan” has the meaning ascribed to such term in Section 5.12(b).
“Specified Contracts” means each Contract of the type described in Sections 3.19(a)(i) (other than Contracts of the type described in Section 3.19(a)(i) where the counterparty to the Company is the Person set forth in Section 1.1(c) of the Company Disclosure Letter), 3.19(a)(ii), 3.19(a)(iii), 3.19(a)(iv), 3.19(a)(xi) or 3.19(a)(xx).
“Subsidiary” of any Person means (a) a corporation or other business entity (other than a partnership, joint venture or limited liability company) more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.
“Subsidiary Securities” has the meaning ascribed to such term in Section 3.2(e).
“Superior Proposal” means a written, bona fide Acquisition Proposal received by or on behalf of the Company after the date of this Agreement that the Company Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, would be (a) more favorable to the Company Stockholders, from a financial point of view, than the terms of the Merger (including any changes to the terms and conditions of this Agreement proposed by Parent in response to such Acquisition Proposal) and (b) reasonably likely to be consummated in accordance with its terms, in the case of each of clauses (a) and (b), taking into account all factors and matters deemed relevant by the Company Board, including (i) all financial aspects and terms of such Acquisition Proposal, including the amount, form and timing of payment of consideration, and any termination or break-up fees or expense reimbursement provisions, (ii) all regulatory, legal and stockholder approval aspects and terms of such Acquisition Proposal, including any conditions to, the likelihood of, and the time likely to be required for consummation of such Acquisition Proposal on the terms set forth therein, (iii) all financing aspects and terms of such Acquisition Proposal, including the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency and (iv) the identity of the Person making such Acquisition Proposal; provided, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to “20%” and “80%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”.
“Surviving Corporation” has the meaning ascribed to such term in Section 2.1.
“Tax” means all federal, state, local or foreign income, gross receipts, sales, use, value added, stamp, environmental, employment, franchise, property, windfall, profit, production, use, license, alternative or add-on minimum, ad valorem, withholding on amounts paid to or by any Person, custom, duty, payroll, social security, unemployment, FICA, FUTA, excise, occupation and other taxes, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed or collected by any Governmental Authority with respect thereto.
“Tax Return” means any report, declaration, return, information return, or statement required or permitted to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Termination Date” has the meaning ascribed to such term in Section 8.1(b)(i).
“Transactions” means the Merger and the other transactions contemplated by this Agreement.
“Trustee” has the meaning ascribed to such term in Section 5.10(c).
“TSE” means the Tokyo Stock Exchange.
“Uncertificated Share” has the meaning ascribed to such term in Section 2.8(c)(ii).
“Unvested Company Performance RS Award” means a Company Performance RS Award that is not a Vested Company Performance RS Award.
“Unvested Company PSU Award” means a Company PSU Award that is not a Vested Company PSU Award.
“Unvested Company RS Award” means a Company RS Award that is not a Vested Company RS Award.
“Unvested Company RSU Award” means a Company RSU Award that is not a Vested Company RSU Award.
“Vested Company Equity Award Consideration” has the meaning ascribed to such term in Section 2.7(d)(i).
“Vested Company Performance RS Award” means a Company Performance RS Award that is outstanding and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof), including each Company Performance RS Award listed on Section 1.1(d) of the Company Disclosure Letter and each other Company Performance RS Award to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time.
“Vested Company PSU Award” means a Company PSU Award that is unsettled, outstanding and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof), including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time.
“Vested Company RS Award” means a Company RS Award that is outstanding and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof), including each Company RS Award held by any non-employee director and each other Company RS Award to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time.

“Vested Company RSU Award” means a Company RSU Award that is unsettled, outstanding and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof), including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time.
“Willful Breach” means a material breach of a covenant or obligation set forth in this Agreement that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such action would reasonably be expected to cause or constitute such material breach of a covenant or obligation set forth in this Agreement.
1.2 Certain Interpretations.
(a) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”
(b) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.
(c) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable, and all references herein to “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the section or subsection in which the reference occurs. The words “hereof,” “herein,” “hereby,” “herewith”, “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
(d) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).
(e) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(f) When used herein, the word “extent” and the phrase “to the extent” mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.”
(g) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(h) References to “$” and “dollars” are to the currency of the United States of America.
(i) Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a “Company Material Adverse Effect” under this Agreement.
(j) “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
(k) Except as otherwise specified, (i) references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder, (ii) references to any Person include the successors and permitted assigns of that Person and (iii) references from or through any date mean from and including or through and including, respectively.
(l) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Unless otherwise specified in this Agreement, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded.

(m) Where used with respect to information, the phrases “delivered” or “made available” to Parent or Merger Sub or its Representatives mean that material has been (i) contained in unredacted form in the Company SEC Reports or (ii) posted in the “Neon” virtual data room established by the Company prior to the execution of this Agreement.
(n) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
(o) The word “or” shall be disjunctive but not exclusive.
ARTICLE II
THE MERGER
2.1 The Merger. On the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Closing. The consummation of the Merger (the “Closing”) shall take place by electronic exchange of signatures and documents at 8:00 a.m., New York City time, no later than the fifth Business Day following the satisfaction (or waiver, if permitted by applicable Law) of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or at such other location, date and time as Parent, Merger Sub and the Company shall mutually agree on in writing. The date on which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”
2.3 The Effective Time. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and shall take such further actions as may be required to make the Merger effective. The Merger shall become effective at the time and day of such filing with and acceptance by the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger (such time and date being referred to herein as the “Effective Time”).
2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. By virtue of the Merger and without necessity of further action by the Company or any other Person, at the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (and subject to the provisions of Section 6.4(a)).
(b) Bylaws. The parties hereto shall take all necessary action so that, at the Effective Time, the bylaws of the Company shall be amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be CSG Systems International, Inc.), and as so amended and restated shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation or by applicable Law (subject to the provisions of Section 6.4(a)).

2.6 Directors and Officers.
(a) Directors. The directors of Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(b) Officers. The officers of the Company immediately prior to the Effective Time shall be, from and after the Effective Time, the initial officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
2.7 Effect on Capital Stock.
(a) Capital Stock. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:
(i) Company Shares. Each Company Share that is outstanding immediately prior to the Effective Time (excluding any Company Restricted Shares, Excluded Shares or Dissenting Company Shares) shall be automatically converted into the right to receive $80.70 per share in cash (the “Merger Consideration”), without interest thereon and less any applicable withholding Taxes, in compliance with the procedures set forth in Section 2.8.
(ii) Excluded Company Shares. Each Company Share owned immediately prior to the Effective Time (A) by the Company (as treasury stock or otherwise), other than shares held on behalf of third parties, or (B) by Parent or Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub shall be canceled and extinguished without any conversion thereof or consideration paid therefor at the Effective Time by virtue of the Merger. The Company Shares described in this Section 2.7(a)(ii) shall be referred to herein as the “Excluded Shares”.
(iii) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and, immediately following the Effective Time, shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b) Adjustment to the Merger Consideration. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Shares or securities convertible into or exchangeable into or exercisable for Company Shares, occurring on or after the date of this Agreement and prior to the Effective Time, the Merger Consideration shall be equitably adjusted so as to provide any Company Stockholder and any holder of Company Equity Awards the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.7(b) shall be construed to permit the Company to take any action that is prohibited by the terms of this Agreement.
(c) Statutory Rights of Appraisal.
(i) Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding immediately prior to the Effective Time and held or beneficially owned by Company Stockholders who are entitled to demand and have properly and validly demanded their statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (collectively, “Dissenting Company Shares”), shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a), but instead such holder shall be entitled to receive such consideration as may be determined to be due to such holder of Dissenting Company Shares pursuant to Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or otherwise lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon and less any applicable withholding Tax pursuant to Section 2.8(e), on surrender of such Company Shares in the manner provided in Section 2.8.
(ii) The Company shall give Parent (A) prompt notice of any demands or purported demands for appraisal received by the Company, withdrawals of such demands or purported demands, and any other documents or instruments delivered or served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to participate in and direct all negotiations and proceedings with respect to the foregoing in respect of Dissenting Company Shares. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make or propose to make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares.
(d) Company Equity Awards.
(i) Each Vested Company RS Award, Vested Company Performance RS Award, Vested Company RSU Award and Vested Company PSU Award, shall, as of the Effective Time, automatically and without any required action on the part of the holder thereof, be converted into the right to receive a cash amount equal to the sum of (A) (x) the total number of Company Shares subject to such Vested Company RS Award, Vested Company Performance RS Award, Vested Company RSU Award or Vested Company PSU Award, as applicable, multiplied by (y) the Merger Consideration plus (B) in the case of a Vested Company RS Award or Vested Company Performance RS Award, any accrued and unpaid dividends, if any, corresponding to such Vested Company RS Award or Vested Company Performance RS Award, as applicable (the “Vested Company Equity Award Consideration”).
(ii) Except as set forth on Section 2.7(d)(ii) of the Company Disclosure Letter, each Unvested Company RS Award and Unvested Company RSU Award shall, as of the Effective Time, automatically and without any required action on the part of the holder thereof, be converted into the right to receive a cash amount equal to the sum of (A) (x) the total number of Company Shares subject to such Unvested Company RS Award or Unvested Company RSU Award, as applicable, multiplied by (y) the Merger Consideration plus (B) in the case of an Unvested Company RS Award, any accrued and unpaid dividends, if any, corresponding to such Unvested Company RS Award (the “Cash Replacement Time-Based Award Amounts”), which Cash Replacement Time-Based Award Amounts will vest and be payable at the same time as the Unvested Company RS Award or Unvested Company RSU Award, as applicable, for which such Cash Replacement Time-Based Award Amounts were exchanged. Such Cash Replacement Time Based Award Amounts will continue to vest on substantially the same terms and conditions (including with respect to accelerated vesting) as applied to the corresponding Unvested Company RS Award or Unvested Company RSU Award, except for terms rendered inoperative by reason of the Transactions.
(iii) Except as set forth on Section 2.7(d)(iii) of the Company Disclosure Letter, each Unvested Company Performance RS Award and Unvested Company PSU Award for which the applicable performance period has not been completed as of the Effective Time shall, as of the Effective Time, automatically and without any required action on the part of the holder thereof, be converted into the right to receive a cash amount equal to the sum of (A) (x) the total number of Company Shares subject to such Unvested Company Performance RS Award or Unvested Company PSU Award, as applicable, multiplied by (y) the Merger Consideration plus (B) in the case of an Unvested Company Performance RS Award, any accrued and unpaid dividends, if any, corresponding to such Unvested Company Performance RS Award (the “Cash Replacement Performance-Based Award Amounts”), which Cash Replacement Performance-Based Award Amounts will vest and be payable at the same time as the Unvested Company Performance RS Award or Unvested Company PSU Award, as applicable, for which such Cash Replacement Performance-Based Award Amounts were exchanged; provided that the performance level for purposes of determining the number of Company Shares subject to each Unvested Company Performance RS Award and Unvested Company PSU Award shall be treated as set forth on Section 2.7(d)(iii) of the Company Disclosure Letter. Except as set forth in the immediately preceding sentence, all Cash Replacement Performance-Based Award Amounts will continue to vest on substantially the same terms and conditions (including, with respect to accelerated vesting) as applied to the corresponding Unvested Company Performance RS Award and Unvested Company PSU Award, except for terms rendered inoperative by reason of the Transactions.

(e) Payment in Respect of Company Equity Awards. As soon as reasonably practicable after the Effective Time (but no later than the first payroll date that occurs more than five Business Days after the Effective Time), Parent shall, or shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation or its applicable Subsidiary (or such other method as the Company typically utilizes for such amounts) the amounts payable pursuant to the Vested Company Equity Award Consideration, with such amounts to be paid net of any withholding Taxes required to be deducted and withheld by applicable Laws; provided that in the case of any such amounts that constitute non-qualified deferred compensation under Section 409A of the Code, such amounts shall be paid at the earliest time that will not trigger a tax or penalty under Section 409A of the Code. The Surviving Corporation shall pay any portion of the Cash Replacement Time-Based Award Amounts and Cash Replacement Performance-Based Award Amounts that vests to the applicable holder thereof no later than the first regularly scheduled payroll date that occurs more than five Business Days following the applicable vesting date.
(f) Company Actions; Termination of Company Stock Plan. Prior to the Effective Time, the Company or Company Board (or, if appropriate, any committee administering the Company Stock Plan), as applicable, shall adopt such resolutions and take such other actions as may be necessary or appropriate to (i) effectuate the treatment of the Company Equity Awards pursuant to this Section 2.7, (ii) ensure that from and after the Effective Time, none of Parent, Merger Sub or the Surviving Corporation shall be required to deliver Company Shares to any Person pursuant to Company Equity Awards pursuant to this Section 2.7 and (iii) terminate the Company Stock Plan and all award agreements thereunder, effective as of, and contingent on, the Effective Time, such that no Company Equity Awards or other rights with respect to Company Shares shall be granted following the Effective Time.
(g) Company ESPP. Prior to Effective Time, the Company or Company Board (or, if appropriate, any committee administering the Company ESPP), as applicable, shall adopt such resolutions and take such other actions as may be necessary or appropriate to ensure that (i) no Purchase Period (as defined in the Company ESPP) under the Company ESPP shall be commenced or extended on or after the date of this Agreement, (ii) beginning on the date of this Agreement, no new participants may join the Company ESPP during the Purchase Period in existence under the Company ESPP as of the date of this Agreement (such period, the “Existing Purchase Period”), (iii) beginning on the date of this Agreement, no participant may increase the amount of his or her payroll deductions with respect to the Existing Purchase Period, (iv) if the Effective Time shall occur prior to the end of the Existing Purchase Period, all participant contributions under the Company ESPP shall be used to purchase Company Shares no later than five (5) Business Days prior to the expected Effective Time in accordance with the terms of the Company ESPP as if such date was the last day of the Existing Purchase Period (such date, the “ESPP Purchase Date”) and (v) the Company ESPP shall terminate in its entirety on the Closing Date and no further rights shall be granted or exercised under the Company ESPP thereafter.
2.8 Payment for Company Securities; Exchange of Certificates.
(a) Paying Agent. Prior to the Closing Date, Parent shall designate and appoint a nationally recognized, reputable U.S. bank or trust company (the identity of which shall be subject to the reasonable prior approval of the Company) to act as the paying agent for the Company Stockholders entitled to receive the Merger Consideration pursuant to this Article II (the “Paying Agent”) and, in connection therewith, enter into an agreement with the Paying Agent in form and substance reasonably acceptable to the Company (the “Paying Agent Agreement”).
(b) Payment Fund. At or immediately after the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to the Company Stockholders pursuant to the provisions of this Article II, an amount of cash equal to the aggregate cash consideration to which Company Stockholders are entitled under this Article II (which, for the avoidance of doubt, shall not include any amounts payable pursuant to Section 2.7(d)). Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent as reasonably directed by Parent; provided, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months (such cash amount being referred to herein as the “Payment Fund”). Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation in accordance with Section 2.8(g) and Parent or the Surviving Corporation shall be responsible for any income taxes on such interest and other income. No investment or losses thereon shall affect the consideration to which the holders of the Company Shares are entitled under this Article II and to the extent that there are any losses with respect to any investments of the Payment Fund, or the Payment Fund diminishes for any reason below the amount required to promptly pay in full the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make in full such payments contemplated by this Article II. The Payment Fund shall not be used for any purpose other than as expressly provided in this Agreement.
(c) Payment Procedures.
(i) Promptly following the Effective Time (but in no event later than the fifth Business Day thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail, to each holder of record (as of immediately prior to the Effective Time) of any outstanding Company Shares represented by a certificate (each, a “Certificate”) (other than any Company Restricted Shares, Excluded Shares or Dissenting Company Shares) (1) a letter of transmittal in customary form reasonably satisfactory to the Company and Parent and (2) instructions for use in effecting the surrender of such Certificates (or affidavits of loss in lieu thereof, as provided in Section 2.10) in exchange for the Merger Consideration payable in respect thereof pursuant to this Article II. Upon surrender of Certificates (or affidavits of loss in lieu thereof) for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time the Merger Consideration payable for each Company Share represented by such Certificate pursuant to Section 2.7 (less any applicable withholding Tax pursuant to Section 2.8(e)), and the Certificates so surrendered shall forthwith be canceled.
(ii) Promptly following the Effective Time (but in no event later than the fifth Business Day thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail, to each holder of record (as of immediately prior to the Effective Time) of any non-certificated Company Shares held in book-entry form (each, an “Uncertificated Share”) not held, directly or indirectly, through DTC (other than any Company Restricted Shares, Excluded Shares or Dissenting Company Shares) (1) a customary notice of the effectiveness of the Merger in such form and containing such provisions as are reasonably acceptable to the Company and (2) instructions for use in effecting the surrender of such Uncertificated Shares in exchange for the Merger Consideration payable in respect thereof pursuant to this Article II.
(iii) With respect to Uncertificated Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent shall transmit to DTC or its nominees, as promptly as practicable after the Effective Time, on surrender of Company Shares (other than any Company Restricted Shares, Excluded Shares or Dissenting Company Shares) held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Merger Consideration payable in respect thereof pursuant to Section 2.7(a)(i).
(iv) On surrender of Company Shares (other than any Company Restricted Shares, Excluded Shares or Dissenting Company Shares) that (A) are represented by Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu thereof Certificates, as provided in Section 2.10) together with the letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the Paying Agent), (B) are Uncertificated Shares not held, directly or indirectly, through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of such Uncertificated Shares (or such other reasonable evidence, if any, of surrender with respect to such Uncertificated Shares as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement) or (C) are Uncertificated Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to Section 2.8(c)(iii), the holder of such Certificate or Uncertificated Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Company Share formerly represented by such Certificate (or affidavits of loss in lieu thereof, as provided in Section 2.10) or Uncertificated Share (less any applicable withholding Tax pursuant to Section 2.8(e)), and the Certificate or Uncertificated Share so surrendered shall forthwith be canceled.
(v) Until surrendered as contemplated by this Section 2.8, each Certificate and Uncertificated Share (other than Certificates representing, or Uncertificated Shares that are, Company Restricted Shares, Excluded Shares or Dissenting Company Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, without interest thereon and less any applicable withholding Tax pursuant to Section 2.8(e).
(d) Transfers of Ownership. In the event that a transfer of ownership of Company Shares is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Uncertificated Shares is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Shares, or established to the reasonable satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for any such Taxes in the circumstances described in this Section 2.8(d).
(e) Required Withholding. Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of Company Shares and Company Equity Awards such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws (including with respect to any amounts treated as interest under Section 483 of the Code). Parent shall reasonably cooperate with the Company to obtain any affidavits, certificates and other documents as may reasonably be expected to afford to the Company and its stockholders reduction of or relief from such deduction or withholding. To the extent that such amounts are so deducted and withheld, each such payor shall take all action as may be necessary to ensure any such amounts so withheld are timely and properly remitted to the appropriate Governmental Authority. Any amounts deducted and withheld under this Agreement that are timely and properly remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, Merger Sub, the Surviving Corporation or any other party hereto shall be liable to a holder of Company Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of Company Shares at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Laws, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(g) Distribution of Payment Fund to Parent. Any portion of the Payment Fund (including any interest or other amounts earned with respect thereto) that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is 12 months after the Effective Time shall be delivered to Parent on demand, and any Company Stockholders who have not theretofore surrendered their Certificates or Uncertificated Shares representing such Company Shares that were issued and outstanding immediately prior to the Effective Time for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the Merger Consideration payable in respect of the Company Shares formerly represented by such Certificates or Uncertificated Shares solely to Parent or the Surviving Corporation, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to the provisions of this Article II.

2.9 No Further Ownership Rights in Company Shares. From and after the Effective Time, all Company Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and (a) each holder of a Certificate or Uncertificated Share (in each case other than Certificates representing, or Uncertificated Shares that are, Company Restricted Shares, Excluded Shares or Dissenting Company Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor on the surrender thereof in accordance with the provisions of Section 2.8, (b) each holder of any Company Restricted Shares shall cease to have any rights with respect thereto, except the right to receive the amounts payable therefor pursuant to Section 2.7(d), (c) each holder of any Excluded Shares shall cease to have any rights with respect thereto and (d) each holder of any Dissenting Company Shares shall cease to have any rights with respect thereto except the rights specified in Section 2.7(c). The Merger Consideration or the consideration specified in Section 2.7(c), as applicable, paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares. At the Effective Time, the stock transfer books of the Surviving Corporation shall be closed, and thereafter there shall be no further registration of transfers on the records of the Surviving Corporation of Company Shares that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
2.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates which immediately prior to the Effective Time represented outstanding Company Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.7 or that were converted into the right to receive any amount pursuant to Section 2.7(d) shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, on the making of a customary affidavit of that fact by the holder thereof, in the form and substance as reasonably requested by the Paying Agent, the Merger Consideration payable in respect thereof pursuant to Section 2.7 and the amounts in respect of Company Restricted Shares pursuant to Section 2.7(d), as applicable; provided, that the Paying Agent, Parent or the Surviving Corporation may, in its discretion and as a condition precedent to the payment of such Merger Consideration or the amounts in respect of Company Restricted Shares pursuant to Section 2.7(d), as applicable, require the owners of such lost, stolen or destroyed Certificates to deliver a customary indemnity (which may include the posting of a bond in a reasonable amount) against any claim that may be made against Parent, the Surviving Corporation, the Paying Agent or any of their respective Affiliates with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.11 Necessary Further Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue, vest, perfect or confirm of record or otherwise the Surviving Corporation’s right, title or interest in, to or under, or duty or obligation with respect to, any of the property, rights, privileges, powers or franchises, or any of the debts or Liabilities, of the Company as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or Liabilities, in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”) or (b) any Company SEC Reports filed with or furnished to the SEC since January 1, 2023 and publicly available prior to the date of this Agreement (excluding any disclosure under the heading “Risk Factors” or “Special Note Regarding Forward-Looking Statements” (or other disclosures to the extent predictive, cautionary or forward-looking in nature)), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1 Organization and Qualification.
(a) The Company is duly organized and validly existing under the Laws of the State of Delaware. Each of the Company’s Subsidiaries is duly organized and validly existing under the Laws of its respective jurisdiction of incorporation. The Company is in good standing under the laws of the State of Delaware and has all corporate power and authority to own, lease and operate its properties and assets in the manner in which they are currently owned, used or held and conduct its business as currently conducted, except in each case for such failure to be in good standing or have such power and authority that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Transactions. Each of the Company’s Subsidiaries is in good standing under the laws of its respective jurisdiction of incorporation or organization (to the extent such concepts are recognized in the applicable jurisdiction) and has all corporate or similar power and authority to own, lease and operate its properties and assets in the manner in which they are currently owned, used or held and to conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) The Company has heretofore made available to Parent true, correct and complete copies of the certificate of incorporation and bylaws (or similar governing documents) as currently in effect for the Company and each of its significant subsidiaries (as such term is defined in Section 1.02 of Regulation S-X under the Exchange Act); provided, that the Company will use commercially reasonable efforts following the date of this Agreement to make available to Parent true, correct and complete copies of the certificate of incorporation and bylaws (or similar governing documents) as then in effect of all of its Subsidiaries. The Company is not in violation of its certificate of incorporation or bylaws, and no Subsidiary of the Company is in violation of its certificate of incorporation or bylaws (or similar governing documents) in any material respect.
3.2 Capitalization.
(a) The authorized capital stock of the Company consists of 100,000,000 Company Shares and 1,000,000 shares of Company Preferred Stock. As of the close of business on October 27, 2025, (the “Capitalization Date”), (i) 27,428,510 Company Shares (other than Company Restricted Shares) were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding and (iii) 42,366,729 Company Shares were held by the Company in its treasury. From the Capitalization Date to the execution of this Agreement, the Company has not issued any Company Shares. All of the outstanding Company Shares (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable and (C) are free of any preemptive rights or any similar right created by applicable Law, the organizational documents of the Company or any agreement to which the Company is a party or otherwise bound.
(b) As of the close of business on the Capitalization Date, (i) an aggregate of 1,833,908 Company Shares were subject to Company Equity Awards, consisting of (A) 593,971 Company Restricted Shares granted pursuant to Company RS Awards, (B) 502,739 Company Restricted Shares granted pursuant to Company Performance RS Awards, (C) 486,713 additional Company Shares subject to issuance assuming maximum achievement of performance goals pursuant to the Company Performance RS Awards; (D) 226,175 Company Shares subject to Company RSU Awards, and (E) 12,155 and 24,310 Company Shares subject to Company

PSU Awards assuming achievement of performance goals at target and maximum levels, respectively, (ii) 2,720,228 Company Shares were reserved for future issuance under the Company Stock Plan and (iii) 996,664 Company Shares were reserved for future issuance under the Company ESPP and a maximum of 3,405.496 Company Shares could be acquired with accumulated payroll deductions pursuant to the Company ESPP as of the ESPP Purchase Date (assuming that (A) the market price of a Company Share as of the ESPP Purchase Date is equal to the Merger Consideration and (B) payroll deductions continue at the rate in effect as of the Capitalization Date). Section 3.2(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the close of business on the Capitalization Date, for each outstanding Company Equity Award, (i) the name of each holder of each such Company Equity Award, (ii) the target number of Company Restricted Shares or Company Shares subject to each such Company Equity Award, (iii) the number of Company Shares issuable assuming maximum achievement of performance goals pursuant to such Company Equity Award, if applicable, (iv) the grant or issuance date of each such Company Equity Award, (v) the vesting schedule, (vi) whether the holder filed an election under Section 83(b) of the Code with respect to such Company Equity Award, and (vii) the amount of accumulated dividends in respect of such Company Equity Award, if any. Each Company Equity Award was granted in accordance with the terms and conditions of the Company Stock Plan, all applicable Laws and any applicable NASDAQ rules or policies. Each Company Equity Award may by its terms be treated at the Effective Time as set forth in Section 2.7(d).
(c) Except for the Company Equity Awards set forth in Section 3.2(b) above and the Convertible Notes, as of the date of this Agreement there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments requiring the Company to issue, or other obligations of the Company to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable for or with a value that is linked to (including any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based units or any other similar interests), capital stock or voting securities or other ownership interests in the Company (or, in each case, the economic equivalent thereof) or (iii) obligations requiring the Company to grant, extend or enter into any subscription, stock option, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company (the items in clauses (i), (ii), and (iii), together with the shares of capital stock of the Company, being referred to collectively as “Company Securities”).
(d) Other than pursuant to the Indenture (giving effect to events or contingencies that are not existing as of the date of this Agreement), as of the date of this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any Company Securities, other than for purposes of tax withholding or forfeitures with respect to any Company RS Award, Company Performance RS Award, Company RSU Award or Company PSU Award in accordance with the terms of the applicable award agreements. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company. All outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws.
(e) The Company or another of its Subsidiaries is the record and beneficial owner of all of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company, free and clear of any Lien (other than Permitted Liens), which shares or other equity or voting interests (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable (to the extent such concepts are applicable) and (iii) are free of any preemptive rights or any similar right created by applicable Law, the organizational documents of any applicable Subsidiary or any agreement to which the Company or any Subsidiary is a party or otherwise bound, and there are no irrevocable proxies with respect to any such shares. As of the date of this Agreement, with respect to each Subsidiary of the Company, there are no securities, options, warrants, rights or other agreements or commitments or obligations, in each case, of the type described in the definition of Company Securities, with respect to any capital stock, voting securities or other ownership interests in any Subsidiary of the Company (together with the shares of capital stock of the Subsidiaries of the Company, the “Subsidiary Securities”).

(f) Other than the Convertible Notes, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter.
(g) No Company Securities (or other equity or ownership interests in the Company Shares, including any security or other Contract convertible into or exchangeable for any such equity or ownership interest) are held by any Subsidiary of the Company.
3.3 Subsidiaries. Section 3.3 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list of each Subsidiary of the Company, including its jurisdiction of incorporation or formation and the percentage of the outstanding equity interests of each such Subsidiary owned by the Company, each of the other Subsidiaries of the Company and any third parties. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest, or any interest convertible into, exercisable for or exchangeable for any of the foregoing, in any Person.
3.4 Corporate Power; Enforceability.
(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and agreements hereunder and subject to the receipt of the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.6, the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements hereunder or, subject to receipt of the Company Stockholder Approval, the consummation of the Transactions.
(b) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (ii) is subject to general principles of equity (collectively, the “Enforceability Exceptions”).
(c) The Company Board, at a meeting duly called and held prior to the date of this Agreement, has unanimously (i) determined that it is in the best interests of the Company and its stockholders for the Company to enter into this Agreement and consummate the Transactions and declared this Agreement advisable, (ii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Transactions on the terms and subject to the conditions contained herein, (iii) resolved, subject to the terms and conditions set forth in this Agreement, to recommend that the Company Stockholders adopt this Agreement and (iv) directed that this Agreement be submitted to the Company Stockholders for adoption thereby.
3.5 Stockholder Approval. The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Company Shares (the “Company Stockholder Approval”), at the Company Stockholders’ Meeting or any adjournment or postponement thereof, is the only vote of the holders of any class or series of the Company’s capital stock necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt this Agreement and approve the Merger.
3.6 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and agreements hereunder nor the consummation of the Transactions will (a) subject to the receipt of the Company Stockholder Approval, violate or conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar governing documents) of the Company or any of its Subsidiaries, (b) require any Permit of, or filing with or notification to, any Governmental Authority except (i) as may be required under Antitrust and FDI Laws or the Money Transmitter

Consents, (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the filing with the SEC of a proxy statement relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NASDAQ, (c) violate, conflict with, or result in a breach of any provisions of, or require any notice or Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, or result in the loss of a material benefit or rights under any such Material Contract, (d) result in (or, with the giving of notice, the passage of time or otherwise, would result in) the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than Permitted Liens or a Lien created by Parent or Merger Sub) or (e) assuming the accuracy of the representation set forth in the first sentence of Section 4.3 subject to the receipt of the Company Stockholder Approval, violate any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound, except, in the case of clauses (b) through (e), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
3.7 Reports; Financial Statements; Internal Controls and Procedures.
(a) Since January 1, 2023, the Company has timely filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by it with the SEC (as amended or supplemented, the “Company SEC Reports”), all of which have complied as of their respective filing dates or, to the extent amended, supplemented or superseded by a subsequent filing prior to the date of this Agreement, as of the date of the last amendment, supplement or superseding filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. As of their respective dates (or, to the extent amended or supplemented prior to the date of this Agreement, as of the date of such amendment or supplement), none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for purposes of complying with Regulation FD promulgated under the Exchange Act. The Company has made available to Parent all material written correspondence with the SEC since January 1, 2023 through the date of this Agreement. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Reports. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.
(b) The audited and unaudited consolidated financial statements, including the related notes and schedules thereto, of the Company included (or incorporated by reference) in the Company SEC Reports (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act or except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates, and the consolidated income, stockholders’ equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein (subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments).
(c) The Company maintains, and at all times since January 1, 2023 has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and, except as set forth in the Company SEC Reports filed prior to the date of this Agreement, that assessment concluded that those controls were effective.
(d) The Company maintains, and at all times since January 1, 2023 has maintained, disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.
(e) The Company is in compliance in all material respects with all current listing and corporate governance requirements of NASDAQ.
(f) Except for matters resolved prior to the date of this Agreement, since January 1, 2023, (i) none of the Company or any of its Subsidiaries or any of their respective directors or officers, nor, to the Knowledge of the Company, any of their respective employees, auditors, accountants or other Representatives has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practice, except as would not, individually or in the aggregate, reasonably be expected to be material to the preparation or accuracy of the Company’s financial statements and (ii) neither the Company nor any of its Subsidiaries has identified or been made aware of any “material weakness” or “significant deficiency” that has not been resolved to the satisfaction of the Company’s auditors.
3.8 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities of the type required to be disclosed on the Balance Sheet in accordance with GAAP, except (a) for liabilities to the extent reflected or reserved against in the Balance Sheet, (b) for liabilities incurred in the ordinary course of business since the Balance Sheet Date, (c) for performance obligations on the part of the Company or any of its Subsidiaries pursuant to the terms of any Contract to which it is a party or by which it is bound (other than liabilities or obligations due to breaches thereunder), (d) as required by or incurred pursuant to the terms of this Agreement and (e) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
3.9 Absence of Certain Changes.
(a) Since December 31, 2024, there has not been any Company Material Adverse Effect.
(b) Since the Balance Sheet Date until the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects and in a manner consistent with past practice in all material respects, except for the negotiation, execution, delivery and performance of this Agreement and the consideration of other strategic alternatives to the Transactions that were not consummated and (ii) neither the Company nor any of its Subsidiaries has taken any action that would be prohibited under Section 5.1(b) (other than Section 5.1(b)(ii), (iii), (iv), (x), (xiii), (xiv), (xv) or (xvi)), had such action been taken after the execution of this Agreement.
3.10 Proxy Statement. The Proxy Statement (including any amendment or supplement thereto), at the time first sent or given to the Company Stockholders and at the time of the Company Stockholders’ Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act and all other applicable Laws and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub or any of their Representatives that is contained or incorporated by reference in the Proxy Statement.
3.11 Brokers; Certain Expenses. No broker, finder, investment banker or financial advisor other than Jefferies LLC (the “Company Financial Advisor”) is or shall be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the Transactions based on agreements made by or on behalf of the Company, any of its Subsidiaries or any of their respective officers, directors or employees. The Company has made available to Parent true, correct and complete copies of all Contracts under which any such fees or commissions are payable and all other contracts related to the engagement of the Company Financial Advisor.
3.12 Employee Benefit and Employee Matters.
(a) Section 3.12(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each material Plan, organized by jurisdiction, as of the date of this Agreement.
(b) With respect to each material Plan, to the extent applicable, true, correct and complete copies of the following have been delivered or made available to Parent by the Company, as applicable: (i) all documents constituting such Plan, including amendments thereto, or a written summary in the case of any unwritten Plan; (ii) the most recent annual report on Form 5500, together with attached schedules, filed with respect to such Plan for which a Form 5500 filing is required by applicable Law; (iii) the most recent summary plan description and all related summaries of material modifications; (iv) the most recent IRS determination, notification, or opinion letter, if any, received; (v) any related trust agreements or other funding instruments; (vi) the most recent audited financial statements; (vii) the most recently prepared non-discrimination testing results; and (viii) any material correspondence with the Department of Labor, the IRS or any other Governmental Authority since January 1, 2023.
(c) Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has either received a favorable determination letter from the IRS or may rely on a favorable prototype opinion letter from the IRS as to its qualified status and there are no facts or circumstances that would reasonably be expected to adversely affect such qualification or cause the imposition of a liability, penalty or Tax under ERISA, the Code or other applicable Laws with respect thereto. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Plan and any related trust has been established, maintained and administered in compliance with its terms and all provisions of ERISA, the Code, the Affordable Care Act and other applicable Law and the terms of any applicable collective bargaining agreement, (ii) the Company, each of its Subsidiaries and, to the Knowledge of the Company, all fiduciaries thereof are and at all times have been in compliance with all Laws relating to the Plans, and (iii) other than routine claims for benefits, there are no suits, claims, proceedings, actions, governmental audits or investigations that are pending, or to the Knowledge of the Company, threatened, against or involving any Plan or asserting any rights to or claims for benefits under any Plan.
(d) No Plan is subject to Title IV or Section 402 of ERISA or Section 412 or 4971 of the Code and neither the Company nor any of its ERISA Affiliates has, within the past six years, sponsored, maintained, participated in, contributed to or been obligated to sponsor, maintain or contribute to an employee benefit plan that is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 or 4971 of the Code. No Plan is, and neither the Company nor any of its ERISA Affiliates has, within the past six years, contributed to, or been obligated to contribute to, (i) a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), (ii) a “multiple employer plan” (as defined in 29 C.F.R. Section 4001.02) or a plan subject to Section 413(c) of the Code, (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA or applicable state Law) or (iv) a “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code) or other funded arrangement for the provision of welfare benefits.
(e) No Plan provides for post-retirement or other post-employment benefits (including welfare benefits), other than health care continuation coverage as required by Section 4980B of the Code or any similar Law or ERISA or the full cost of which is borne by the employee or former employee (or any of their beneficiaries).

(f) Neither the execution of this Agreement nor the consummation of the Transactions will (either alone or upon occurrence of any additional or subsequent events): (i) result in any compensation or benefits becoming due (including any retention, change in control, severance, termination, unemployment compensation or similar compensation or benefits), or increase the amount of any compensation or benefit due, to any Participant, (ii) result in any acceleration of the time of payment, funding or vesting of any compensation or benefits due to any Participant or under any Plan, (iii) directly or indirectly cause the transfer or setting aside of any material assets to fund any compensation or benefits under any Plan, (iv) limit or restrict the right of the Company to merge, amend or terminate any Plan or (v) result in the payment of any amount or any benefits that would, individually or in combination with any other such payments or benefits, constitute an “excess parachute payment,” as defined in 280G(b)(1) of the Code, or result in the imposition of an excise tax under Section 4999, with respect to any Participant.
(g) No Tax penalties or additional Taxes have been imposed or would reasonably be expected to be imposed on any Participant as a result of a failure to comply with Section 409A of the Code with respect to any Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code. No Participant is entitled to any gross-up, make-whole or similar payment from the Company or any other Person in respect of any Tax (including Federal, state, provincial, territorial, municipal, local and non-U.S. income, excise and other Taxes (including Taxes imposed under Section 4999 or 409A of the Code)) or interest or penalty related thereto.
(h) All Plans that provide benefits in respect of any Participant who is primarily based outside of the United States (i) have been maintained in accordance with all applicable Laws, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based on reasonable actuarial assumptions, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.
(i) The Company has made available a true, correct and complete list, to the extent permitted by applicable Law, as of three Business Days prior to the date of this Agreement, of all employees of the Company and its Subsidiaries, including for each such employee, to the extent applicable: (i) name or employee identification number, (ii) employing entity, (iii) position or job title, (iv) date of hire (and service reference date, if different), (v) work location (country, city and state), (vi) current base salary or wage rate, (vii) current target bonus amount, (viii) labor status (whether part-time, full-time, temporary or other status, and whether exempt or non-exempt), (ix) an indication of whether or not such employee is on a long-term leave of absence (and expected date of return to full service) and (x) expatriate status and visa status. To the Knowledge of the Company, all such employees are authorized to work in the jurisdiction(s) in which they are providing services to or on behalf of the Company or any of its Subsidiaries.
(j) No later than 14 days following the date of this Agreement, the Company shall have made available a true, correct and complete list, to the extent permitted by applicable Law, of all individual independent contractors of the Company and its Subsidiaries, including for each such independent contract, to the extent applicable: (i) name, (ii) engaging entity, (iii) scope of service and (iv) work location (country, city and state).
(k) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, neither the Company nor any of its Subsidiaries is the subject of any ongoing or pending proceeding alleging that the Company or any of its Subsidiaries has engaged in any unfair labor practice under any Law. As of the date of this Agreement, there is no ongoing, pending, or to the Knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries, nor has any such event occurred, or to the Knowledge of the Company been threatened, since January 1, 2023. To the Knowledge of the Company, no effort to organize or represent the labor force of the Company or any of its Subsidiaries has occurred or been threatened, since January 1, 2023. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, and there are no labor unions, works councils or other organizations representing any employee of the Company or any of its Subsidiaries in connection with their employment by the Company or its Subsidiaries.
(l) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with all applicable Laws relating to employment or labor, including Laws relating to discrimination, paying and withholding of social security and other employment or payroll Taxes, hours of work, the classification of service providers and the payment of wages or overtime wages, hours, immigration, harassment, retaliation, background checks, pay equity, equal opportunity, accommodations, disability rights or benefits, secondment, vacation, holiday pay, sick pay, leaves of absence, collective bargaining and labor relations, termination notice rights, plant closing and mass layoff, health and safety, employment eligibility verification, child labor, affirmative action, hiring, document retention, workers’ compensation, unemployment insurance, employment and reemployment rights of members of the uniformed services, and employee leave issues.
(m) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no investigation, review, complaint or proceeding by or before any Governmental Authority or otherwise with respect to the Company or any of its Subsidiaries in relation to the employment or alleged employment of any individual is ongoing, pending or, to the Knowledge of the Company, threatened, nor has the Company or any of its Subsidiaries received any notice indicating an intention to conduct the same.
(n) Since January 1, 2023, there has been no “mass layoff” or “plant closing” (as defined by the Worker Adjustment and Retraining Act of 1988 or any similar state, local or non-U.S. Law) at any single site of employment operated by the Company or any of its Subsidiaries.
(o) Since January 1, 2023, the Company and its Subsidiaries have not received, been involved in or been subject to any complaints, claims or actions alleging sexual harassment, sexual misconduct or any material allegation of employment discrimination committed by any director or employee of the Company or any of its Subsidiaries at the level of Executive Director or above.
(p) No current executive officer of the Company or its Subsidiaries or any other employee at the level of Executive Director or above has given notice of termination of employment with the Company within the 12 month period following the date of this Agreement.
3.13 Litigation. There is no Legal Proceeding or governmental, regulatory or administrative investigation, audit or written inquiry pending or, to the Knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries that (a) as of the date of this Agreement, would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions or (b) as of the Closing Date, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
3.14 Tax Matters.
(a) (i) The Company and each of its Subsidiaries have timely filed all income and other material Tax Returns required to be filed (taking into account any customary, automatically granted extensions of time within which to file such Tax Returns not exceeding six months) and (ii) all such Tax Returns are true, correct and complete in all material respects. The Company and each of its Subsidiaries have paid all material Taxes due and owing by any of them (whether or not shown as due on such Tax Returns).
(b) There are no audits, examinations, assessments or other proceedings pending or threatened in writing in respect of any material Taxes of the Company or any Subsidiary. No written claim that has not been previously resolved has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has a permanent establishment in any jurisdiction outside its country of incorporation. Neither the Company nor any of its Subsidiaries has waived any statute of limitations or agreed to any extension of time with respect to a material Tax assessment or deficiency.
(c) The Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder.

(d) Within the past two years, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify as a transaction to which Section 355 or 361 of the Code applies.
(e) Neither the Company nor any of its Subsidiaries has entered into any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1) (or any similar provision of state, local or non-U.S. Law).
(f) Neither the Company nor any of its Subsidiaries is or has ever been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local, or foreign Law) filing a consolidated income Tax Return (other than the group with respect to which the Company is the common parent).
(g) Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or has any liability for a material amount of Taxes of any Person (other than the Company or any of its Subsidiaries) under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor. Neither the Company nor any of its Subsidiaries has any liability for Taxes under Section 965 of the Code.
(h) There are no Liens for any material amount of Taxes on any property or assets of the Company or any of its Subsidiaries, except for Permitted Liens.
(i) The Company and its Subsidiaries have complied in all material respects with record maintenance requirements under Section 482 of the Code and similar provisions of foreign Tax law in connection with related party transactions among or between the Company and one or more of its Subsidiaries (or among or between its Subsidiaries).
(j) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date made prior to the Closing; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) installment sale or open transaction disposition made prior to the Closing; or (iv) deferred revenue or prepaid amount received prior to the Closing.
3.15 Compliance with Law; Permits. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) except with respect to Environmental Permits, which are the subject of Section 3.16, neither the Company nor any of its Subsidiaries is, or has been since January 1, 2023, in conflict with, in default with respect to or in violation of any Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected and (b) except with respect to Environmental Permits, which are the subject of Section 3.16, (i) the Company and each of its Subsidiaries have all Permits required to conduct their businesses as currently conducted and such Permits are valid and in full force and effect, (ii) neither the Company nor any of its Subsidiaries has received any unresolved written notice from any Governmental Authority threatening to revoke or suspend any such Permit and (iii) the Company and each of its Subsidiaries is in compliance with the terms of such Permits.
3.16 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) each of the Company and its Subsidiaries is, and has been at all times since January 1, 2023, in compliance with all applicable Environmental Laws; (b) each of the Company and its Subsidiaries possess or, as applicable, has timely renewed or applied for, and is and has been since January 1, 2023 in compliance with, all Permits required under Environmental Laws to conduct their businesses as currently conducted (“Environmental Permits”); (c) there is no Legal Proceeding, governmental, regulatory or administrative investigation, audit, written inquiry or action, or Order relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Real Property; (d) since January 1, 2023, neither the Company nor any of its Subsidiaries has received any written notice of any Liability relating to or arising under Environmental Laws; (e) neither the Company nor any of its Subsidiaries is conducting or funding any investigation or remedial action relating to any Release of Hazardous Substances and arising under Environmental Law; (f) to the Knowledge of the Company, there have been no Releases of or human exposures to Hazardous Substances (including on or from properties currently or formerly owned, operated or leased by the Company or any of its Subsidiaries) that would reasonably be expected to form the basis of any remedial obligation for, or Order, Legal Proceeding or governmental, regulatory or administrative investigation, audit, inquiry or action against, the Company or any of its Subsidiaries relating to or arising under Environmental Laws; and (g) the Company has made available copies of all Phase I and Phase II environmental site assessments and other written environmental reports and audits relating to the current or former real property or operations of the Company or its Subsidiaries, in each case that are in the Company’s possession and relating to the current or former real property or operations of the Company or its Subsidiaries.
3.17 Intellectual Property.
(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all Company Registered Intellectual Property, together with the name of the current owner(s), the applicable jurisdictions, and the application, registration or serial numbers (as applicable). For each item of Company Registered Intellectual Property, (i) the Company or a Subsidiary of the Company is the sole and exclusive owner of such item, (ii) such item is free and clear of all Liens (other than Permitted Liens) and (iii) such item is subsisting and, to the Knowledge of the Company, valid and enforceable. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole: (i) the Company and its Subsidiaries have timely made all filings and payments with and complied with their associated duties with respect to Governmental Authorities, including the U.S. Patent and Trademark Office and all other governmental intellectual property offices, as may be necessary or appropriate to preserve, maintain and protect the Company Registered Intellectual Property and (ii) the Company is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office or any other governmental intellectual property office, that were not disclosed thereto, and which would preclude the grant of any Company Registered Intellectual Property in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any item of Company Registered Intellectual Property that has issued with respect to any such application. Each of the Company and its Subsidiaries owns, is licensed or otherwise possesses legally enforceable rights to use, all material Intellectual Property Rights necessary for, or used or held for use in, the operation of their respective businesses as currently conducted, and after the Closing, Surviving Corporation will have all material Intellectual Property Rights necessary for, or used or held for use in, the operation of their respective businesses as currently conducted, except, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) Section 3.17(b) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of each material Company Product that is currently made available to customers or supported by the Company or any of its Subsidiaries.
(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, no current or former employee or contractor of the Company or any Subsidiary of the Company owns any rights in or to any Company Intellectual Property Rights. Each employee or contractor of the Company or any Subsidiary of the Company who is or was involved in the creation, development or invention of any material Intellectual Property Rights for or on behalf of the Company or any Subsidiary of the Company has executed a written agreement containing a present assignment of such employee’s or contractor’s rights to such material Intellectual Property Rights to the Company or such Subsidiary of the Company. No current or former employee or contractor of the Company or any of its Subsidiaries (i) has made or threatened in writing to make any claim or challenge against the Company or any of its Subsidiaries or (ii) is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement, in each of clauses (i) and (ii), in connection with his or her contribution to the respective businesses or to the discovery, creation or development of any Company Intellectual Property Rights, and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to lead to any such claim or challenge.
(d) Since January 1, 2023, the Company and its Subsidiaries have not received written notice from any third party challenging the validity, use, registrability, enforceability or ownership of any Company Intellectual Property Rights, nor is the Company or its Subsidiaries currently a party to any Legal Proceeding relating to any such challenge, except for office actions and other ex parte proceedings in the ordinary course of prosecuting or maintaining the Company Registered Intellectual Property. No such challenge or Legal Proceeding has been threatened against the Company or any Subsidiary of the Company. No Company Intellectual Property Rights are subject to any Order, stipulation or settlement agreement restricting the use or exploitation thereof.
(e) Since January 1, 2023, neither the Company nor any of its Subsidiaries have received any written notice from any third party, and, to the knowledge of the Company, there is no other assertion or threat from any third party, that the operation of the business of Company or any of its Subsidiaries as is currently conducted, or any Company Product, infringes, dilutes, misappropriates or otherwise violates the Intellectual Property Rights of any third party. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, the conduct of the business of the Company and its Subsidiaries does not, and each Company Product does not, infringe, dilute, misappropriate or otherwise violate any Intellectual Property Rights of any third party.
(f) To the Knowledge of the Company, no third party is infringing, diluting, misappropriating or otherwise violating any material Company Intellectual Property Rights. The Company and its Subsidiaries are not a party to any Legal Proceeding (i) challenging the validity, enforceability or ownership of any third-party Intellectual Property Rights or (ii) asserting that the operation of the business of any third party, or any third party’s products or services, infringe, dilute, misappropriate or otherwise violate any Company Intellectual Property Rights.
(g) Neither the Company nor any of its Subsidiaries (i) is a member or promoter of, or a contributor to, or made any commitments or agreements regarding, any patent pool, industry standards body, standard setting organization, industry or other trade association or similar organization, or (ii) is party to any Contract that requires or obligates, or could, after the Closing, require or obligate, the Company or any of its Subsidiaries, or Parent or any of its Affiliates, to grant or offer to any other Person any license or other right to any Intellectual Property Rights (including to any Intellectual Property Rights of Parent or its Affiliates, other than the Company and its Subsidiaries). No Company Intellectual Property Rights have been declared essential to any standard.
(h) No funding, facilities or personnel of any Governmental Authority or any university, college, research institute, research center or other educational institution has been used to create any material Company Intellectual Property Rights, except for any such funding or use of facilities or personnel that does not result in such Governmental Authority or institution obtaining ownership or other rights in or licenses to use or otherwise exploit (or permit any third party to use or otherwise exploit) such Company Intellectual Property Rights or the right to receive royalties or other consideration.
(i) The Company and each Subsidiary of the Company have implemented commercially reasonable measures consistent with those in the industry in which they operate relating to their use of Open Source Software. To the Company’s Knowledge, the Company and each Subsidiary of the Company are in material compliance with the terms and conditions of all licenses, including attribution and notice requirements, for the Open Source Software used by the Company or any Subsidiary, in the operation of their respective businesses as currently conducted or in the Company Products, and have not distributed, licensed or otherwise used any Open Source Software in any manner that (i) has created or will create a requirement that any Company Intellectual Property Rights or any Intellectual Property of Parent or any of its Affiliates (A) be disclosed or distributed in source code form or (B) be delivered at no charge or otherwise dedicated to the public, (ii) grants licensees the right to make derivative works or other modifications of Company Intellectual Property Rights or any Intellectual Property Rights of Parent or any of its Affiliates or (iii) prohibits or limits the receipt of consideration by the Company or its Subsidiaries in connection with the licensing, sublicensing or distribution of the Company Products. Neither the Company nor any Subsidiary of the Company has released any Company Intellectual Property Rights pursuant to the terms of any licenses governing Open Source Software, whether through the use, combination, linking, or compilation with Open Source Software or otherwise.
(j) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the consummation of the Transactions will not result in a material loss or impairment of any right of the Company or any Subsidiary of the Company to own, use, practice or otherwise exploit any Company Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, will, pursuant to any Contract to which the Company or any Subsidiary of the Company is a party, result in the transfer or grant by the Company or such Subsidiary of the Company to any third Person of any ownership interest in, or material restriction or license with respect to, any Company Intellectual Property Rights.
(k) Each of the Company and its Subsidiaries takes commercially reasonable steps designed to protect, preserve and maintain the secrecy and confidentiality of its Company Software, Company Data and Proprietary Information and, to the Knowledge of the Company, there has been no misappropriation or unauthorized disclosure or use of any of its Company Software, Company Data or Proprietary Information that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing (i) the Company and its Subsidiaries are in possession of the source code and object code for, and documentation applicable to, each version of Software included in the Company Products or the websites maintained by the Company or its Subsidiaries and (ii) except as set forth in Section 3.17(k) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has disclosed or delivered to any escrow agent or any other person (other than an employee or, in the ordinary course of business and for the provision of software development, support or maintenance services to the Company or its Subsidiaries, an independent contractor of the Company or its Subsidiaries under obligations of confidentiality and non-disclosure) any of the source code for any Company Software, and, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no other person has the right, contingent or otherwise, to obtain access to such source code. No event has occurred, and, to the Knowledge of the Company, no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the release, delivery, license or disclosure of any of the source code for any Company Software to any person who is not as of the date of this Agreement a current employee or, in the ordinary course of business and for the provision of software development, support or maintenance services to the Company or its Subsidiaries, an independent contractor of the Company or its Subsidiaries under obligations of confidentiality and non-disclosure.
(l) The Company Products, the Company Software and the IT Systems (i) operate and perform materially in accordance with their documentation and functional specifications, (ii) operate and perform as is necessary and sufficient to conduct the business of the Company and its Subsidiaries in the manner in which it is currently being conducted, and (iii) have not malfunctioned or failed in a manner that has had a material impact on the Company or any Subsidiary of the Company. The Company Products, the Company Software, and the IT Systems owned or controlled by the Company or its Subsidiaries are free from material bugs, malware, vulnerabilities and other corruptants, including (A) any virus, ‘trojan horse’, worm or other Software routines or information technology assets designed to permit unauthorized access or to disable, erase or otherwise harm the Company Products, Software, IT Systems or Data, (B) back door, time bomb, drop dead device or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than the user of the program or (C) other malicious code that is intended to disrupt or disable such Company Products, Software or IT Systems. There has been no actual or reasonably suspected security breach or material unauthorized access to or use of any of the Company Products, Company Software or the IT Systems owned or controlled by the Company or its Subsidiaries, including any breach resulting in the payment of ransom to a malicious party. The Company and each of its Subsidiaries have implemented commercially reasonable security policies, procedures and practices designed to detect, monitor, and investigate events that indicate such Security Incident may have occurred.
(m) The Company and each Subsidiary of the Company is and since January 1, 2023, has been in material compliance with all Privacy and Data Security Requirements that apply to the Company or to such Subsidiary of the Company, respectively:
(i) the Company and each Subsidiary of the Company has implemented commercially reasonable technical, physical, administrative, and operational measures for Personal Data, including measures designed to (1) secure Personal Data within its custody or control for confidentiality, integrity, availability and security, (2) identify and address internal and external risks to the security of Personal Data, and

(3) prevent unauthorized use, disclosure, loss, processing, transmission or destruction of or access to such data by any other Person, including, without limitation, reasonable backup, security and disaster recovery technology procedures, and has timely and reasonably remediated any material audit findings relating to its security safeguards;
(ii) there has not been any material Security Incident, and neither the Company nor any Subsidiary of the Company has been legally required to provide any notices to any Person in connection with a Security Incident;
(iii) there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company alleging a violation of any Person’s Personal Data or privacy rights or any other violations of Privacy and Data Security Requirements including from any Governmental Body;
(iv) neither the Company nor any Subsidiary of the Company has any outstanding subject access request or outstanding court order for the rectification or erasure of Personal Data, in each case, that has not been responded to in a reasonable amount of time consistent with Privacy and Data Security Requirements;
(v) there is not currently pending, and, to the Knowledge of the Company, there has not been any allegation raised with the Company or any Subsidiary of the Company of a material deficiency in or failure to meet any of the measures described above; and
(vi) neither the Company nor any Subsidiary of the Company has conducted any interception, monitoring or recording of any communications on any network under its control in breach of applicable Privacy and Data Security Requirements.
(n) Personal Data collected, stored, and processed by the Company and the Subsidiaries of the Company can be used after the Closing in the manner substantially the same as currently used by the Company and Subsidiaries of the Company.
(o) The Company and each Subsidiary of the Company have, to the extent required by Privacy and Data Security Requirements, provided required notices and obtained consents, and satisfied all other requirements, necessary for such Company’s processing of Personal Data in connection with the conduct of the Business as currently conducted and in connection with the consummation of the transactions contemplated hereunder, in each case, in all material respects.
(p) The Company and each Subsidiary of the Company have contractually obligated all material Data Processors to contractual terms relating to the protection and use of IT Systems owned or controlled by the Company or its Subsidiaries or Personal Data and other Company Data thereon, no less protective than those implemented and maintained by the Company. The Company and each Subsidiary of the Company have taken commercially reasonable measures to ensure that all Data Processors have materially complied with their contractual obligations.
3.18 Real Property.
(a) The Company and its Subsidiaries do not own and, since January 1, 2021, have never owned any real property. Neither the Company nor any of its Subsidiaries has entered into any Contract (including any option agreement) to purchase real property.
(b) The Company has made available to Parent true, correct and complete copies of all leases, subleases, licenses, occupancy agreements and other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, any real property as tenant, subtenant, licensee or occupant (including all guaranties thereof and all material modifications, amendments, supplements, waivers and side letters thereto) (such property, the “Leased Real Property” and such leases, subleases, licenses, occupancy agreements and other agreements, the “Real Property Leases”). Section 3.18(b) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all street addresses of the Leased Real Property and the Real Property Leases with respect thereto. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Real Property Lease is valid and binding on the Company or the Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect, subject to the Enforceability

Exceptions, (ii) all rent and other sums and charges payable by the Company or any of its Subsidiaries as tenant, subtenant, licensee or occupant thereunder are current and all obligations required to be performed or complied with by the Company or any of its Subsidiaries thereunder have been performed, (iii) no termination event or condition or uncured default on the part of the Company or, if applicable, its Subsidiaries or, to the Knowledge of the Company, the counterparty thereunder, exists under any Real Property Lease, (iv) the Company and each of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except Permitted Liens, (v) neither the Company nor any of its Subsidiaries has received any written notice from any landlord under any Real Property Lease that such landlord intends to terminate such Real Property Lease and (vi) neither the Company nor any of its Subsidiaries has received written notice of any pending and, to the Knowledge of the Company, there is no threatened, condemnation with respect to any property leased pursuant to any Leased Real Property. Except as set forth in Section 3.18(b) of the Company Disclosure Letter, the Company and its Subsidiaries have not subleased or licensed any portion of any Leased Real Property to any Person.
(c) Except as would not materially interfere with the present use of the underlying Leased Real Property, each Leased Real Property is (i) in good operating condition and repair, subject to normal wear and tear and (ii) suitable for the conduct of the business of the Company and its Subsidiaries in all material respects as presently conducted.
3.19 Material Contracts.
(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, and the Company has made available to Parent and Merger Sub (or Parent’s outside counsel) true, correct and complete copies of, each Contract (other than Plans and Permits), which is in effect as of the date of this Agreement and under which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound that:
(i) contains covenants that (A) limit in any material respect the freedom of the Company or any of its Affiliates to compete or engage in any line of business or geographic area or with respect to any class of products, or with any Person, (B) provide for the grant of any material “most favored nation” or similar terms and conditions (including with respect to pricing) by the Company or any of its Subsidiaries, (C) provide for material exclusivity obligations or otherwise materially limit the freedom or right of the Company or any of its Subsidiaries to research, develop, sell, distribute or manufacture any products or services for any other Person, or (D) provide for the purchase and supply of a minimum quantity of goods or services, or provide for the purchase and supply of all or substantially all of a certain type of good or service used by the Company or its Subsidiaries and that is material to their operations or to their customers, in each case, from a single vendor (for which alternative sources are not readily available (or cannot readily be adopted or implemented) within a commercially reasonable timeframe) and its Affiliates;
(ii) grants any rights of first refusal, rights of first option or similar rights or options to purchase or otherwise acquire any interest in any of the material properties or assets (other than Intellectual Property Rights, which is covered in Section 3.19(vii)) owned by the Company or any of its Subsidiaries;
(iii) provides for or governs the formation, creation, operation, management or control of any partnership, joint venture, strategic alliance, profit-sharing or similar arrangement;
(iv) is a Contract pursuant to which the Company or any of its Subsidiaries is or may be obligated to deposit, release or otherwise make available source code for any Company Product or any other Contract pursuant to which the Company or any of its Subsidiaries (A) grants access to, or (B) provides source code to any Company Product to any Person other than (1) an employee of the Company or any of its Subsidiaries, or (2) a consultant, contractor, or agent providing bona fide services to the Company or any of its Subsidiaries and subject to obligations of confidentiality;
(v) contains a commitment that requires a material deferral of revenue that can be recognized under such Contract in accordance with GAAP in a manner that would result in a material adverse change to the timing of the recognition of revenues under such Contract reflected in the file set forth on Section 3.19(a)(v) of the Company Disclosure Letter, with the understanding that global telco projects yet to go live remain subject to scheduling and program changes;

(vi) involves (A) the assignment, or grant of a license, use, rights of first refusal, rights of first option or other options, right or immunity (including a covenant not to sue or right to enforce or prosecute any Intellectual Property Rights), by a third party for any of its Intellectual Property Rights to the Company or any of its Subsidiaries, other than Incidental Contracts, or (B) the joint research or development of Intellectual Property Rights, products or technology with a third party;
(vii) involves the assignment, or grant of a license, use, option or other right or immunity (including a covenant not to sue or right to enforce or prosecute any patents), by the Company or any of its Subsidiaries of any of Company Intellectual Property Rights to any third party, other than Incidental Contracts or non-exclusive licenses of Intellectual Property Rights granted to customers or suppliers in the ordinary course of business;
(viii) other than solely among the Company and the wholly owned Subsidiaries of the Company or accounts payable to trade creditors and accrued expenses incurred in the ordinary course of business, relates to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of $3,000,000;
(ix) constitutes any acquisition or divestiture for aggregate consideration in excess of $3,000,000 pursuant to which the Company or its Subsidiaries has outstanding material indemnification or “earnout” or other contingent payment obligations;
(x) involves the settlement of any pending or threatened claim, action or proceeding which (1) will involve payment obligations after the date of this Agreement by the Company or any of its Subsidiaries in excess of $1,000,000, (2) will impose, or imposed, any continuing non-monetary obligations on the Company or any of its Subsidiaries, including any monitoring or reporting obligations to any other Person, that would limit or adversely affect the operation of the business conducted by the Company and its Subsidiaries in any material respect after the Closing or (3) involves or requires the assignment, or grant of a license, use, option or other right or immunity (including a covenant not to sue or right to enforce or prosecute any patents) of or with respect to any Intellectual Property Rights, that would limit or adversely affect the operation of the business conducted by the Company and its Subsidiaries;
(xi) has been entered into between the Company or any of its Subsidiaries, on the one hand, and any officer, director or affiliate (other than a wholly owned Subsidiary of the Company) of the Company or any of its Subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify such officer, director, affiliate or family member (but for the avoidance of doubt not including any Plans);
(xii) require the assignment, or grant of a license, use, option or other right or immunity (including a covenant not to sue or right to enforce or prosecute any patents) of or with respect to any Intellectual Property Rights of Parent or any of its Affiliates (other than the Company and its Subsidiaries);
(xiii) is a Contract that has been entered into with a Governmental Authority in excess of $4,000,000, other than Contracts entered into in the ordinary course of business with Governmental Authorities in their capacity as a customer of the Company or any of its Subsidiaries and as part of the Company program set forth in 3.19(a)(xiii)(a) of the Company Disclosure Letter;
(xiv) provides for commitments relating to material capital expenditures in excess of $1,000,000;
(xv) is a Real Property Lease;
(xvi) relates to any hedging, swap, derivative or similar arrangement;
(xvii) prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of the Company or any of its Subsidiaries, the pledging of capital stock or other equity interests of the Company or any of its Subsidiaries or prohibits the issuance of any guaranty by the Company or any of its Subsidiaries;
(xviii) provides for any Lien (other than Permitted Liens) on any material real property or other material assets of the Company or any of its Subsidiaries;
(xix) is with a Material Customer or Material Supplier;

(xx) is with a credit card issuer or other financial institution for the purpose of supporting payment card transactions that are not conducted using a reputable payment card association or network including MasterCard, Visa, American Express, Discover, Pulse, Star, Interlink or NYCE in relation to the payment gateway services business operated by the Company and its Subsidiaries;
(xxi) provides for any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or any of its Subsidiaries) by the Company or any of its Subsidiaries in excess of $2,000,000, other than (A) letters of credit issued in the ordinary course of business or (B) guarantees by the Company of indebtedness of wholly-owned subsidiaries of the Company; or
(xxii) any Contract not disclosed against another subsection of this Section 3.19(a) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act).
Each Contract of the type described in clauses (i) through (xxi) above, other than a Plan is referred to herein as a “Material Contract”.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or the Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each other party thereto and is in full force and effect, subject to the Enforceability Exceptions, (ii) the Company and its Subsidiaries have complied with all obligations required to be performed or complied with by them under each Material Contract and (iii) there is no default under any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, by any other party thereto. Neither the Company nor any of its Subsidiaries has received any written notice or claim from any third party to any Material Contract of any default, termination or cancellation under any Material Contract.
3.20 Insurance. Section 3.20 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list of all currently effective material insurance policies issued in favor of the Company or any of its Subsidiaries, and the Company has made available to Parent a true, correct and complete copy of all such policies. With respect to each such insurance policy, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the policy is in full force and effect and all premiums due thereon have been paid, (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit a counterparty’s termination or modification of, any such policy, (c) to the Knowledge of the Company, no insurer on any such policy has been declared insolvent by a court or insurance regulator of competent and applicable jurisdiction or placed in receivership, conservatorship or liquidation and (d) no notice of cancellation or termination has been received with respect to any such policy. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the insurance policies issued in favor of the Company or any of its Subsidiaries as of the date of this Agreement are sufficient for compliance by the Company and its Subsidiaries with (i) all requirements of applicable Laws and (ii) all Material Contracts. As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened claims under any such insurance policies except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
3.21 Anti-Bribery; Anti-Money Laundering; Sanctions.
(a) The business and operations of the Company and of each of its Subsidiaries are being, and since January 1, 2021 have been, conducted in material compliance with Anti-Bribery Laws and Anti-Money Laundering Laws. Since January 1, 2021, none of the Company or its Subsidiaries or their respective directors or officers or, to the Knowledge of the Company, employees or agents of the Company or any of its Subsidiaries have taken any action that would cause the Company or any of its Subsidiaries to be in material violation of any Anti-Bribery Law or Anti-Money Laundering Law.
(b) The business of the Company and of each of its Subsidiaries is being, and since January 1, 2021 has been, conducted in material compliance with Sanctions and Export Control Laws. Since January 1, 2021, none of the Company or its Subsidiaries or their respective directors, officers, or to the Knowledge of the Company, employees or agents of the Company or any of its Subsidiaries has (i) violated any Sanctions or Export

Controls, (ii) has been or is a Sanctioned Person, (iii) participated in any agreement, transaction, or dealing with or for the benefit of a Sanctioned Person or Sanctioned Territory in violation of Sanctions or Export Control Laws, or (iv) exported, reexported, or otherwise transferred any good, technology, or software, rendered any service or taken any other action in violation of Export Control Laws.
(c) The Company and its Subsidiaries maintain, and have maintained since January 1, 2021, policies and procedures reasonably designed to ensure compliance with Anti-Bribery Laws, Anti-Money Laundering Laws, Sanctions and Export Control Laws.
(d) To the Knowledge of the Company, there are no Legal Proceedings or internal investigations, or prior, pending or threatened governmental, regulatory or administrative investigations or proceedings, or allegations, findings, penalties, prosecutions, convictions, enforcement, resolutions, or settlements, by or before any Governmental Authority, in each case, regarding any action or any allegation of any action involving the Company or any of its Subsidiaries with respect to noncompliance with Anti-Bribery Laws, Anti-Money Laundering Laws, Sanctions or Export Control Laws.
3.22 Top Customers and Top Suppliers.
(a) Section 3.22(a) of the Company Disclosure Letter contains a true, correct and complete list of the customers who were one of the 15 largest sources of revenue for the Company and its Subsidiaries on an annual recurring revenue basis based on amounts paid or payable in the 12 months ended September 30, 2025 (the “Material Customers”). Since January 1, 2023, no Material Customer (i) has stopped or materially decreased purchasing products or services of the Company and its Subsidiaries, or (ii) has delivered written notice to, or, to the Knowledge of the Company, has threatened the Company or any of its Subsidiaries that it shall, or expects to, stop or materially decrease purchasing products or services of the Company and its Subsidiaries. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, none of the Company or any of its Subsidiaries has any outstanding dispute with any Material Customer.
(b) Section 3.22(b) of the Company Disclosure Letter contains a true, correct and complete list of (x) the 10 largest suppliers of goods or services to the Company and its Subsidiaries based on the amounts paid or payable in the 12 months ended September 30, 2025 and (y) each supplier providing goods or services critical to the Company’s and its Subsidiaries operations and for which alternative sources are not readily available (or cannot readily be adopted or implemented) with a commercially reasonable timeframe ((x) and (y) together, the “Material Suppliers”). Since January 1, 2023, no Material Supplier (i) has stopped or materially decreased supplying materials, products or services to the Company and its Subsidiaries, or (ii) has delivered written notice to, or, to the Knowledge of the Company, has threatened the Company or any of its Subsidiaries that it shall, or expects to, stop or materially decrease supplying materials, products or services to the Company and its Subsidiaries. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, none of the Company or any of its Subsidiaries has any outstanding dispute with any Material Supplier.
3.23 Money Transmitter Licenses.
(a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, since January 1, 2023, the business of each of the Company and its Subsidiaries has been conducted in compliance with all applicable Money Transmitter Laws. The Company and its Subsidiaries possess all Money Transmitter Licenses necessary to conduct their respective businesses as currently conducted. Section 3.23(a) of the Company Disclosure Letter sets forth, as of the date hereof, (i) each jurisdiction in which the Company or any of its Subsidiaries holds any Money Transmitter License and (ii) each Money Transmitter Pending Jurisdiction.
(b) To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received written notice, or other written communication, from any Governmental Authority regarding (i) any violation of or failure to comply with, or any potential violation of or failure to comply with, any term or requirement of any Money Transmitter License held by the Company or any of its Subsidiaries, (ii) the revocation, termination, suspension, cancelation or nonrenewal, or potential for any of the foregoing, of any Money Transmitter License held by the Company or any of its Subsidiaries or (iii) the denial of, or failure to obtain or receive, any Money Transmitter License for which the Company or any of its Subsidiaries has applied as of the date hereof, in each case, which would have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company and its Subsidiaries do not require Money Transmitter Licenses to conduct their business for any Material Customer as such business is currently conducted for that Material Customer.
(d) The Company is not aware of any facts or circumstances pertaining to the Company or its Affiliates that would reasonably be expected to prevent or materially delay receipt of the Money Transmitter Consents.
3.24 Related Party Transactions. No current director, officer or Affiliate of the Company or any of its Subsidiaries (a) has outstanding any indebtedness to the Company or any of its Subsidiaries, or (b) is otherwise a party to, or directly or indirectly benefits from, any Contract, arrangement or understanding with the Company or any of its Subsidiaries (other than a Plan) of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.
3.25 Opinion of Financial Advisor of the Company. The Company Board has received the written opinion of the Company Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by holders of Company Shares pursuant to this Agreement is fair from a financial point of view to such holders (other than Parent, Merger Sub and their respective affiliates).
3.26 State Takeover Statutes Inapplicable. Assuming that the representations of Parent and Merger Sub set forth in the first sentence of Section 4.6 are true, accurate and complete, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL are not applicable to this Agreement or any of the Transactions, and to the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Transactions.
3.27 No Other Representations or Warranties.
(a) Except for the express written representations and warranties made by the Company contained in this Article III and in any certificates delivered by the Company or any of its Representatives in connection with the Transactions (including as contemplated by Section 7.2(c)), neither the Company nor any Representative or other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Affiliates or any of its or their respective businesses, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions, and the Company hereby disclaims any other representations or warranties, express or implied (including any implied warranty of merchantability or fitness for a particular purpose), as to the accuracy or completeness of any other information made (or made available) by itself or any of its Representatives with respect to, or in connection with, the negotiation, execution and delivery of this Agreement or the Transactions.
(b) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and in any certificates delivered by Parent or any of its Representatives in connection with the Transactions (including as contemplated by Section 7.3(c)), (i) neither Parent, Merger Sub nor any of their respective Representatives makes, or has made, any representations or warranties relating to itself or its business, assets, Liabilities, financial condition or results of operations or otherwise in connection with the Transaction, and the Company is not relying on any representation or warranty of Parent or Merger Sub except for those expressly set forth in this Agreement and (ii) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to the Parent or Merger Sub or their business, assets, Liabilities, financial condition or results of operations or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied on by the Company as having been authorized by such party.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1 Organization and Qualification. Each of Parent and Merger Sub is duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and assets in the manner in which they are currently owned, used or held and conduct its business as currently conducted, except for such failures to be in good standing or have such power and authority that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or consummate the Transactions. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent. Both Parent and Merger Sub are in compliance with the provisions of their respective certificates of incorporation and bylaws (or similar governing documents).
4.2 Corporate Power; Enforceability.
(a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and agreements hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and, subject to the adoption of this Agreement by the sole stockholder of Merger Sub (which adoption shall occur immediately after the execution and delivery of this Agreement), the performance by Parent and Merger Sub of their respective covenants and agreements hereunder and the consummation of the Transactions have been duly and validly authorized by all necessary corporate actions on the part of Parent and Merger Sub and no additional corporate proceedings or action on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and agreements hereunder or the consummation by Parent and Merger Sub of the Transactions.
(b) This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
(c) The Board of Directors of Parent has, at a meeting duly called and held on or prior to the date of this Agreement, at which all of the directors of Parent were present, or by action by written consent, unanimously adopted resolutions approving this Agreement and the Transactions. No other corporate proceedings (including any actions of Parent’s stockholders) on the part of Parent are necessary to authorize this Agreement or to consummate the Transactions.
(d) The Board of Directors of Merger Sub has unanimously (i) determined that it is in the best interests of Merger Sub and its sole stockholder for Merger Sub to enter into this Agreement and consummate the Transactions and declared this Agreement advisable, (ii) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Transactions on the terms and subject to the conditions contained herein, (iii) resolved to recommend that the sole stockholder of Merger Sub adopt this Agreement and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption thereby;
4.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent or Merger Sub, the performance by Parent and Merger Sub of their respective covenants and agreements hereunder nor the consummation of the Transactions will (a) violate or conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub, (b) require any Permit of, or filing with or notification to, any Governmental Authority, except (i) as may be required under any Antitrust and FDI Laws or the Money Transmitter Consents, (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the filing with the SEC of the Proxy Statement, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NASDAQ or TSE, (c) violate, conflict with or result in a breach of any provision of, or require any notice or Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets are bound, or result in the loss of a material benefit or rights under any such Contract, or (d) violate any Law or Order applicable to Parent or any of its Subsidiaries (including Merger Sub) or by which any of their respective assets or properties are bound, except, in the case of clauses (b) through (d), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or consummate the Transactions. Parent is not aware of any facts or circumstances pertaining to Parent, Merger Sub or their Affiliates that would reasonably be expected to prevent or materially delay receipt of the Money Transmitter Consents.
4.4 Information Supplied. None of the information provided or to be provided in writing by or on behalf of Parent or Merger Sub or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement (including any amendments or supplements thereto) will, at the time the Proxy Statement (or any amendment or supplement thereto) is first sent or given to the Company Stockholders or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that Parent and Merger Sub make no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any of its Representatives specifically for inclusion or incorporation by reference in the Proxy Statement or other required SEC filings.
4.5 Litigation. There is no Legal Proceeding or governmental, regulatory or administrative investigation, audit or inquiry pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or consummate the Transactions. Neither Parent nor any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or consummate the Transactions.
4.6 Interested Stockholder. Neither Parent nor any of its Subsidiaries, nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) thereof, is, or has been at any time during the period commencing three years prior to the date of this Agreement, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL. As of the date of this Agreement, none of Parent, Merger Sub nor any of their Affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Company Shares other than shares beneficially owned through mutual funds or benefit or pension plans.
4.7 Sufficient Funds. Parent and Merger Sub currently has and will have, as of the Effective Time, sufficient funds for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Merger Consideration and any amounts pursuant to Section 2.7(d) and to pay all related fees and expenses and other amounts required to be paid by Parent or Merger Sub pursuant to the terms of this Agreement. Parent’s and Merger Sub’s obligations hereunder, including their obligations to consummate the Merger, are not subject to a condition regarding Parent’s or Merger Sub’s obtaining of funds to consummate the Transactions.
4.8 No Other Operations. Merger Sub was formed solely for the purpose of effecting the Merger. Merger Sub has not and will not prior to the Effective Time engage in any activities other than those incidental to its formation or those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement.
4.9 Brokers. The Company will not be responsible for any brokerage, finder’s, financial advisor’s or other fee or commission payable to any broker, finder or investment banker in connection with the Transactions based on arrangements made by and on behalf of Parent and Merger Sub.
4.10 No Other Representations or Warranties.
(a) Except for the express written representations and warranties made by Parent and Merger Sub contained in this Article IV and in any certificates delivered by Parent or any of its Representatives in connection with the Transactions (including as contemplated by Section 7.3(c)), neither Parent, Merger Sub nor any Representative or other Person on behalf of either makes any express or implied representation or warranty with respect to them or any of their Affiliates or any of its or their respective business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to the Company in connection with the Transactions, and Parent and Merger Sub hereby disclaim any other representations or warranties, express or implied, as to the accuracy or completeness of any other information made (or made available) by themselves or any of their Representatives with respect to, or in connection with, the negotiation, execution and delivery of this Agreement or the Transactions.
(b) Parent and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in Article III and in any certificates delivered by the Company or any of its Representatives in connection with the Transactions (including as contemplated by Section 7.2(c)), (a) neither the Company, its Subsidiaries nor any of their respective Representatives makes, or has made, any representations or warranties relating to itself or its business, assets, Liabilities, financial condition or results of operations or otherwise in connection with the Transactions, and neither Parent nor Merger Sub is relying on any representation or warranty of the Company except for those expressly set forth in this Agreement or any such certificate, (b) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company or any of its Subsidiaries or their business, operations, assets, Liabilities, condition (financial or otherwise) or prospects or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied on by Parent or Merger Sub as having been authorized by such party and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information is the subject of any express representation or warranty set forth in Article III or in any such certificate.
ARTICLE V
COVENANTS OF THE COMPANY
5.1 Conduct of Business of the Company. Except (w) as described in Section 5.1 of the Company Disclosure Letter, (x) as required by applicable Law, (y) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (z) as required or expressly provided for by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:
(a) the Company shall use commercially reasonable efforts to conduct and cause each of its Subsidiaries to conduct its business in all material respects according to its ordinary course of business consistent with past practice (as may be updated from time to time as is reasonable in light of then-current circumstances to the extent such circumstances are beyond the control of the Company and its Subsidiaries), and the Company shall use and shall cause each of its Subsidiaries to use its commercially reasonable efforts to (i) preserve intact its business organization, (ii) preserve the present relationships with those Persons having significant business relationships with the Company or any of its Subsidiaries (including present relationships with any Governmental Authority) and (iii) preserve the services of the officers and key employees of the Company and its Subsidiaries (provided, that with respect to this Section 5.1(a), no action taken by the Company or any of its Subsidiaries with respect to matters addressed specifically by Section 5.1(b) shall be deemed a breach of this Section 5.1(a) unless such action would constitute a breach of such specific provisions of Section 5.1(b)); and
(b) without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to:
(i) adopt any amendments to the certificate of incorporation or bylaws (or similar governing documents) of (A) the Company or (B) any of the Company’s Subsidiaries (except, solely in the case of this clause (B), as would not be adverse to Parent in any material respect);
(ii) issue, sell, transfer, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, transfer, grant of options or rights to purchase or pledge, any Company Securities or Subsidiary Securities, other than Company Shares issuable on settlement or vesting of Company Equity Awards outstanding as of the date of this Agreement and in accordance with their existing terms (or granted following the date of this Agreement to the extent permitted by this Section 5.1(b)) or as required by any Plans in effect on the date of this Agreement;
(iii) acquire or redeem, directly or indirectly, any Company Securities, other than (A) the withholding of Company Shares to satisfy Tax obligations with respect to Company Equity Awards in accordance with their respective existing terms, (B) the acquisition by the Company of Company Equity Awards outstanding as of the date of this Agreement in connection with the forfeiture of, or withholding of Taxes with respect to, such awards in accordance with their respective existing terms or (C) subject to Section 5.10, pursuant to the conversion of any Convertible Notes or in connection with the Capped Call Transactions;
(iv) split, combine or reclassify its capital stock or other equity interests or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock or other equity interests (other than (x) dividends paid to the Company or one of its wholly owned Subsidiaries by a wholly owned Subsidiary of the Company with regard to its capital stock or other equity interests and (y) regular quarterly dividends by the Company in the ordinary course of business at a rate not to exceed a quarterly rate of $0.32 per Company Share; provided that the declaration, record and payment date of such dividends shall be consistent with the historical declaration, record and payment date for the dividend on Company Shares and the declaration and payment of such dividends shall have been approved by the Company Board in accordance with procedures and criteria consistent with past practice (taking into account, for the avoidance of doubt, the Company’s business performance prior to the declaration of such dividend and the expected cash balance of the Company after giving effect to the payment of such dividend); provided further that, and subject to the first proviso of this Section 5.1(b)(iv), such quarterly dividends with an ex-dividend date following January 1, 2026 may be at a rate not to exceed a quarterly rate of $0.34 per Company Share; provided further that, and subject to the first proviso of this Section 5.1(b)(iv), such quarterly dividends with an ex-dividend date following January 1, 2027 may be at a rate not to exceed a quarterly rate of $0.36 per Company Share;
(v) acquire, by means of a merger, consolidation, recapitalization or otherwise, any (A) material assets (other than in the ordinary course of business consistent with past practice) or (B) ownership interest in any Person or any business or division thereof (other than, in each case, with respect to clauses (A) and (B), (i) capital expenditures and purchases of assets in accordance with subclause (xiv) below, (ii) purchases of components, raw materials or supplies, in each case with respect to this clause (ii), in the ordinary course of business, (iii) investments in any wholly owned Subsidiary of the Company, or (iv) acquisitions or investments for aggregate consideration not to exceed $40,000,000 in the aggregate through December 31, 2026; provided, that, any such acquisitions or investments made pursuant to this exception in clause (iv) shall not include any transaction with any of the characteristics set forth in Section 5.1(b)(v) of the Company Disclosure Letter;
(vi) (A) enter into any material new line of business, (B) expand into any new country in which neither the Company nor any of its Subsidiaries is operating as of the date of this Agreement or (C) establish, or enter into any commercial arrangement that necessitates the establishment of, a legal entity or branch office in a country where neither the Company nor any of its Subsidiaries is operating as of the date of this Agreement;
(vii) sell, lease, license, transfer or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any material assets of the Company or any of its Subsidiaries (including any material Company Intellectual Property Rights and shares in the capital stock or other equity interests of the Company or any of its Subsidiaries), in each case, other than (A) dispositions of inventory or equipment in the ordinary course of business or assets pursuant to existing Contracts existing as of, and true, correct and complete copies of which have been made available to Parent prior to, the date of this Agreement or entered into in compliance with this Section 5.1 or (B) other dispositions of assets, rights or properties with a value of less than $3,000,000 in the aggregate;
(viii) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;
(ix) incur, assume or otherwise become liable or responsible for any indebtedness for borrowed money in excess of $5,000,000 in the aggregate, other than (1) solely between the Company and any of its Subsidiaries or between any such Subsidiaries, (2) extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business, (3) advances of travel and similar expenses to directors and employees in the ordinary course of business, or (4) borrowings incurred under the Existing Credit Agreement in an amount not to exceed $10,000,000 (provided, that, the funds obtained pursuant to this exception in clause (4) shall be used solely for working capital and general corporate purposes, which shall not include (A) any action of the type described in Section 5.1(b)(v) (for the avoidance of doubt, without giving effect to the exceptions in clause (iv) set forth therein), (B) making or paying any dividend or distribution, (C) acquiring or redeeming any Company Securities, (D) making any payments pursuant to any Contract of the type described in Section 3.19(a)(xi) or (E) refinancing any indebtedness for borrowed money) or (5) any commodity, currency, sale, capped call or hedging arrangements which can be terminated on 60 days’ or less notice without penalty;
(x) make any loans, advances (other than for ordinary course business expenses or pursuant to the Company’s certificate of incorporation);
(xi) change any financial accounting methods, principles or practices used by it, except as required by GAAP or applicable Law;
(xii) (A) adopt or change any annual Tax accounting period or method, (B) make, change or revoke any Tax election (other than making any elections in connection with filing Tax Returns in the ordinary course of business consistent with past practice), (C) settle or compromise any audit or proceeding in respect of any material Tax Liabilities or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment, (D) file any material amended Tax Return, (E) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, (F) surrender any right to claim a material Tax refund, (G) enter into any Tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or (H) change its residence for any Tax purpose or create any place of business in a jurisdiction in which it is not so resident;
(xiii) except as required pursuant to a Plan as in existence as of the date of this Agreement, (A) pay any amount or benefit under, or grant or promise to grant any awards under, any bonus, incentive, performance or other compensation plan, program, agreement or arrangement or Plan (including the grant of any Company Equity Award or other equity or equity-based awards or the removal or modification of any restrictions in any Plan or pursuant to awards made thereunder); (B) provide for an increase in the compensation or benefits provided to any Participant, (C) establish, adopt, enter into, amend or terminate any Plan or any collective bargaining or similar labor Contract (other than the entry into employment contracts or offer letters in the ordinary course of business consistent with past practice that contain standard terms with no more favorable severance entitlements than required by law for the applicable jurisdiction with individuals based outside of the United States permitted to be hired or promoted pursuant to subsection (H) below); (D) accelerate the time of payment or vesting of any compensation, rights or benefits under any Plan; (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Plan; (F) terminate or give notice to terminate the employment of any employee of the Company or any of its Subsidiaries at a level of Executive Director or above, other than terminations for cause (as determined by the Company in the ordinary course of business consistent with past practices); (G) effectuate a “plant closing” or “mass layoff” (as those terms are defined in the Worker Adjustment and Retraining Notification Act or other similar law); (H) hire or promote any employee at a level of Executive Director or above (or who would be at a level of Executive Director or above after such promotion) other than to replace a departed employee in the ordinary course of business consistent with past practice; or (I) other than in the ordinary course of business and consistent with past practice, convert a material number of independent contractors, temporary employees or other service providers engaged through a staffing agency or other third-party into full-time employees or otherwise materially increase or decrease the number of such workers;
(xiv) make or authorize any capital expenditures, except capital expenditures made in the ordinary course of business in an amount not to exceed $26,000,000 in the aggregate in any individual calendar year;
(xv) without limiting the restrictions set forth in Section 5.4(a) and Section 5.4(b), settle any suit, action, claim, proceeding or investigation pending or threatened against the Company or any of its Subsidiaries requiring payment by the Company or any of its Subsidiaries other than a settlement where the amount paid (net of insurance proceeds receivable) does not exceed $1,000,000 individually, or $2,000,000 in the aggregate;

(xvi) (A) enter into any Contract that would, if entered into prior to the date of this Agreement, be a Material Contract or Specified Contract, (B) materially modify, materially amend or terminate (other than expirations in accordance with its terms) any Material Contract or Specified Contract or waive, release or assign any material rights or material claims thereunder, or (C) lease, sublease or license any material portion of any Leased Real Property, except, in each case, (x) in the ordinary course of business consistent with past practice or (y) renewals and modifications of existing Material Contracts which do not materially reduce the expected business or economic benefits thereof (provided, that this exception in clauses (x) and (y) shall not apply to any Specified Contract (including to the extent such Specified Contract is a Material Contract));
(xvii) materially reduce the current levels of the Company’s insurance coverage (other than policy changes made by carriers);
(xviii) abandon, cancel, allow to lapse, fail to renew, fail to maintain or fail to defend any Company Registered Intellectual Property, other than in the ordinary course of business or otherwise in a manner consistent with past practice;
(xix) (A) grant, transfer or license to any Person any rights to any Company Intellectual Property Rights (other than pursuant to Contracts with customers and end users entered into in the ordinary course of business), (B) distribute, license, convey or make available to any Person any software that incorporates, is derived from, contains, or links to any Open Source Software in such a way that creates, or purports to create, obligations for the Company or such Subsidiary with respect to any Company Intellectual Property Rights or grants, or purports to grant, to any third party, any rights or immunities under any Company Intellectual Property Rights, or (C) provide any third party with access to any material Proprietary Information of the Company or its Subsidiaries (other than pursuant to confidential agreements entered into by the Company in the ordinary course and consistent with past practices);
(xx) terminate or materially or adversely amend or modify any written policies or procedures with respect to (A) the use or distribution by the Company or any of its Subsidiaries of any Open Source Software or (B) the use by or for the Company or any Company Subsidiary of artificial intelligence software or systems;
(xxi) modify any public or posted privacy policies of the Company or any of its Subsidiaries or the integrity, security or operation of the IT Systems used in their businesses, in each case, in any adverse manner that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;
(xxii) adopt or implement any stockholder rights plan or similar arrangement;
(xxiii) enter into any Contract that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K; or
(xxiv) offer, authorize, agree or commit, in writing or otherwise, to take any of the foregoing actions.
Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.
5.2 No Solicitation.
(a) Subject to Section 5.2(c), at all times during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, shall cause its Subsidiaries and its and their respective directors and officers, financial advisors and outside counsel not to, and shall not authorize or direct its and their other Representatives (and shall use reasonable best efforts to cause its and their other Representatives not to), directly or indirectly, (i) solicit, initiate, propose or knowingly encourage, or knowingly facilitate or knowingly assist any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with, in response to or with the intent to encourage, facilitate or assist the making, submission or announcement of any inquiry, proposal or offer that constitutes, or could be reasonably be expected to lead to, an Acquisition Proposal, (iii) participate or engage in any discussions or negotiations with any Person (other than to notify any Person of these provisions and/or clarify the terms of any Acquisition Proposal) with respect to any inquiry, proposal or offer that constitutes, or could be reasonably be expected to lead to, an Acquisition Proposal, (iv) adopt, approve or enter into any merger agreement, purchase agreement, letter of intent, memorandum of understanding or similar Contract or agreement, arrangement or understanding with respect to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement) (v) grant any waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, this Agreement) of any third party under any “standstill” or confidentiality agreement or (vi) resolve or agree to do any of the foregoing. Subject to Section 5.2(c), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall, and shall direct its and their Representatives to, immediately cease all existing discussions or negotiations with any Person (other than Parent, Merger Sub and their Representatives) conducted prior to the date of this Agreement with respect to any inquiry, proposal or offer that constitutes, or could be reasonably be expected to lead to, an Acquisition Proposal. Promptly after the date of this Agreement, the Company shall terminate access by any Person (other than Parent, Merger Sub and their Representatives) to any physical or electronic dataroom relating to a potential Acquisition Proposal (or prior discussions in respect of a potential Acquisition Proposal) and request that each Person (other than Parent, Merger Sub and their Representatives) that has executed a confidentiality agreement (other than the Confidentiality Agreement) relating to a potential Acquisition Proposal (or prior discussions in respect of a potential Acquisition Proposal) promptly return to the Company or destroy all non-public documents and materials containing non-public information of the Company that has been furnished by the Company or any of its Representatives to such Person pursuant to the terms of such confidentiality agreement.
(b) From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, as promptly as practicable, and in any event within 24 hours, following receipt of an Acquisition Proposal or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent with written notice thereof, which notice shall indicate (to the extent known) the identity of the Person making such Acquisition Proposal, inquiry, proposal or offer (unless such disclosure is prohibited by the terms of a confidentiality agreement that is in effect as of the date of this Agreement), and include the material terms and conditions thereof. Thereafter, the Company shall keep Parent reasonably informed on a prompt and timely basis with respect to the status of or material terms and conditions of any such Acquisition Proposal, inquiry, proposal or offer (including any amendments or proposed amendments to such material terms). The Company shall promptly (and in any event within 24 hours following receipt or delivery thereof) provide Parent with copies of all written Acquisition Proposals, and all written inquiries, proposals, offers or other materials (including draft and proposed agreements and draft and proposed financing documents) relating to any Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal that, in each case, are either received by the Company or any of its Representatives from the Person(s) making any such Acquisition Proposal, inquiry, proposal or offer or any of its Representatives, or are delivered by the Company or any of its Representatives to such Person(s) or any of its or their Representatives.
(c) Notwithstanding anything to the contrary set forth in this Agreement, if at any time prior to obtaining the Company Stockholder Approval (i) the Company has received a written, bona fide Acquisition Proposal from any Person after the date of this Agreement that is not withdrawn and did not result from a breach of this Section 5.2 or Section 5.3, (ii) the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action described in clauses (A), (B) or (C) below would be inconsistent with its fiduciary duties under applicable Law and (iii) the Company Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, then the Company may (A) enter into an Acceptable Confidentiality Agreement with such Person, (B) furnish non-public information with respect to the

Company and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives (provided, that (1) the Company shall substantially contemporaneously provide or make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to such Person and that was not previously provided or made available to Parent and (2) the Company shall have entered into an Acceptable Confidentiality Agreement with such Person) and (C) participate and engage in discussions or negotiations with the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal (and waive such Person’s noncompliance with the provisions of any “standstill” agreement solely to the extent necessary to permit such discussions or negotiations). Prior to or substantially contemporaneously with the Company first taking any of the actions described in clauses (A), (B) or (C) of the immediately preceding sentence with respect to an Acquisition Proposal, the Company shall provide written notice to Parent of the determination of the Company Board made pursuant to clause (ii) and (iii) of the immediately preceding sentence and the Company’s intention to first take any action described in clauses (A), (B) or (C) of the immediately preceding sentence with respect to an Acquisition Proposal.
(d) Without limiting the foregoing, the Company agrees that any violation of the restrictions set forth in this Section 5.2 by any Subsidiary of the Company and its and their respective directors and officers, financial advisors and outside counsel shall be deemed for all purposes hereunder a breach by the Company of this Section 5.2.
5.3 Company Board Recommendation.
(a) Subject to the terms of this Section 5.3, the Company Board shall recommend that the Company Stockholders vote in favor of the adoption of this Agreement (the “Company Board Recommendation”).
(b) Subject to Section 5.3(c), neither the Company Board nor any committee thereof shall (i) withdraw, amend, modify or qualify in a manner adverse to Parent or Merger Sub, or publicly propose to withhold, withdraw, amend, modify or qualify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) fail to include the Company Board Recommendation in the Proxy Statement, (iii) approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal, (iv) solely with respect to an Acquisition Proposal that has been publicly disclosed and does not involve a tender or exchange offer, fail to publicly reaffirm the Company Board Recommendation within ten Business Days after the public disclosure of such Acquisition Proposal (or, if the Company Stockholders’ Meeting is scheduled to be held within ten Business Days, then within one Business Day after Parent so requests in writing); provided, that the Company shall have no obligation to make such reaffirmation more than once with respect to such Acquisition Proposal unless such Acquisition Proposal is subsequently modified, in which case the Company shall only be obligated to make such reaffirmation once each time such a modification is made or (v) fail to recommend against any tender or exchange offer that constitutes an Acquisition Proposal (it being understood that this clause (v) shall not be triggered while the Company Board refrains from taking a position with respect to such an Acquisition Proposal until immediately before 5:30 p.m., Eastern time, on the tenth Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal) (each of clauses (i) through (v), a “Company Board Recommendation Change”); provided, that a “stop, look and listen” communication by the Company Board or any committee thereof to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act shall not be deemed to be a Company Board Recommendation Change, it being understood that neither (1) the determination in itself by the Company Board that an Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal nor (2) the delivery in itself by the Company to Parent of any notice contemplated by this Section 5.3 will constitute a Company Board Recommendation Change or violate this Section 5.3.
(c) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may in response to the receipt of a written, bona fide Acquisition Proposal received after the date of this Agreement that is not withdrawn and did not result from a breach of Section 5.2 or Section 5.3 effect a Company Board Recommendation Change, and, in the case of receipt of an Acquisition Proposal, enter into a definitive agreement with respect to such Acquisition Proposal and terminate this Agreement pursuant to Section 8.1(c)(ii); provided, that the Company and Company Board may only take an action described in this Section 5.3(c) if (A) the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (B) in the case of receipt of an Acquisition Proposal, the Company Board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Company provides written notice to Parent at least five Business Days prior to effecting a Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii) of its intent to take such action, specifying the reasons therefor, including, the material terms and conditions of such Acquisition Proposal (including a copy of all definitive agreements in respect thereof and any other relevant proposed transaction documentation (including any financing commitments)) (a “Section 5.3 Notice”), (D) prior to effecting such Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii), the Company negotiates, and causes its Representatives to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) during such five Business Day period to enable Parent to propose in writing a binding and irrevocable (through the expiration of such five Business Day period) offer to amend the terms and conditions of this Agreement that would obviate the basis for the Company Board Recommendation Change or cause the applicable Acquisition Proposal to no longer constitute a Superior Proposal and (E) no earlier than the end of such five Business Day period, the Company Board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of this Agreement proposed in writing in a binding and irrevocable (through the expiration of such five Business Day period) offer by Parent, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and that such Acquisition Proposal continues to constitute a Superior Proposal. Following delivery of a Section 5.3 Notice, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other material revision to the terms or conditions of such Acquisition Proposal, the Company shall provide a new Section 5.3 Notice to Parent, and any Company Board Recommendation Change or termination of this Agreement pursuant to Section 8.1(c)(ii) following delivery of such new Section 5.3 Notice shall again be subject to clauses (C) through (E) of the immediately preceding sentence, except that references to five Business Days shall be deemed to be the longer of (1) the remainder of the five Business Day period imposed by clauses (C) through (E) and (2) three Business Days.
(d) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may in response to the occurrence of an Intervening Event, effect a Company Board Recommendation Change; provided, that the Company and Company Board may only effect such a Company Board Recommendation Change if (A) the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (B) the Company provides written notice to Parent at least five Business Days prior to effecting a Company Board Recommendation Change of its intent to take such action, specifying the reasons therefor, including written information describing such Intervening Event in reasonable detail (and the Company shall keep Parent reasonably informed of material developments with respect to such Intervening Event), (C) prior to effecting such Company Board Recommendation Change, the Company negotiates, and causes its Representatives to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) during such five Business Day period to enable Parent to propose in writing in a binding and irrevocable (through the expiration of such five Business Day period) offer to amend the terms and conditions of this Agreement that would obviate the basis for the Company Board Recommendation Change and (D) no earlier than the end of such five Business Day period, the Company Board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of this Agreement proposed in writing by Parent in such binding and irrevocable offer, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(e) Nothing in this Agreement shall prohibit the Company Board from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the Company Stockholders if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law; provided, that this Section 5.3(e) shall not permit the Company Board to make a Company Board Recommendation Change except to the extent permitted by Section 5.3(c) or Section 5.3(d).
5.4 Preparation of the Proxy Statement; Company Stockholders’ Meeting.
(a) As promptly as reasonably practicable (and in any event within 18 Business Days) after the execution of this Agreement and subject to applicable Law, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC. Subject to Section 5.3, the Board of Directors of the Company shall make the Company Board Recommendation to the Company Stockholders and shall include such recommendation in the Proxy Statement. Parent shall furnish all information concerning Parent, Merger Sub and their respective Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC as may be reasonably requested by the Company from time to time. The Company shall cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act, the rules of the SEC and NASDAQ and all other applicable Laws; provided, that any failure to comply with the foregoing with respect to the preliminary Proxy Statement that is corrected in the definitive Proxy Statement shall not be deemed to be a breach of this covenant. Each of the Company, Parent and Merger Sub shall correct any information provided by it for use in the Proxy Statement as promptly as reasonably practicable if and to the extent such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall notify Parent promptly on the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve any such comments with the SEC, and shall use reasonable best efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the Proxy Statement Clearance Date. Except as otherwise expressly provided in Section 5.3(c)-(d), prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the Company Stockholders, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.
(b) Notwithstanding any Company Board Recommendation Change but subject to Section 5.4(a) and applicable Law and to the extent not prohibited by any Order, the Company shall take all necessary actions in accordance with applicable Law, the certificate of incorporation or bylaws of the Company and the rules of NASDAQ to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval, as promptly as practicable after the Proxy Statement Clearance Date, with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be no later than 30 Business Days after the Proxy Statement Clearance Date. The Company shall solicit from the Company Stockholders proxies in favor of the adoption of this Agreement in accordance with the DGCL and, unless the Board of Directors of the Company has effected a Company Board Recommendation Change in accordance with Section 5.3, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval at the Company Stockholders’ Meeting. The Company shall provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis.
(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not adjourn or postpone the Company Stockholders’ Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed); provided, that the Company shall be permitted to postpone or adjourn the Company Stockholders’ Meeting (i) if the Company Board had determined in good faith (after consultation with its outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholders’ Meeting in order to allow the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders, (ii) to the extent required by a court of competent jurisdiction in connection with any Legal Proceedings in connection with this Agreement or the Transactions (provided, that without the prior consent of Parent, each such postponement or adjournment under this clause (ii) may be for no more than the amount of time specified by such court of competent jurisdiction), (iii) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or (iv) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval if either the Company or Parent reasonably believes necessary in order to obtain the Company Stockholder Approval; provided, that in the case of clauses (i), (iii) or (iv), without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company Stockholders’ Meeting shall not be postponed or adjourned (x) by more than 30 days after the date on which the Company Stockholders’ Meeting was originally scheduled or (y) to a date that is less than five Business Days prior to the Termination Date. In no event shall the record date of the Company Stockholders’ Meeting be changed without Parent’s prior written consent, unless required by applicable Law.
(d) Without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the adoption of this Agreement, a non-binding, advisory vote in accordance with Regulation 14A under the Exchange Act to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger, and a customary proposal to adjourn the Company Stockholders’ Meeting shall be the only matters that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholders’ Meeting.
(e) Nothing in this Section 5.4 shall be deemed to prevent the Company or the Board of Directors of the Company or any duly authorized committee thereof from taking any action they are permitted or required to take under, and in compliance with, Section 5.2, Section 5.3 or applicable Law, although it is understood that, absent the valid termination of this Agreement, nothing in Section 5.2 or Section 5.3 shall permit the Company to fail to proceed with the Company Stockholders’ Meeting as provided in this Section 5.4.
5.5 Access. During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall (and shall cause its wholly owned Subsidiaries to and shall use its reasonable best efforts to cause its other Subsidiaries to) afford Parent and its Representatives reasonable access during normal business hours, on reasonable notice, to the properties, books and records and personnel of the Company and its Subsidiaries and, during such period, the Company shall (and shall cause its wholly owned Subsidiaries to and shall use its reasonable best efforts to cause its other Subsidiaries to) furnish reasonably promptly to Parent all information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request, in each case solely for the purpose of consummating the Transactions or for reasonable integration planning purposes; provided, that such access shall not include any destructive or invasive investigation, sampling or analysis and the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company or its Subsidiaries to restrict or otherwise prohibit access to such documents or information, (b) the Company reasonably determines access to such documents or information would result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (c) such documents or information relate to the evaluation or negotiation of this Agreement, the Transactions or, subject to Section 5.2 and Section 5.3, Acquisition Proposal or Superior Proposal. In the event that the Company does not provide access or information in reliance on clauses (a) or (b) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law or waive such a privilege. Any investigation conducted pursuant to the access contemplated by this Section 5.5 (i) shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries and (ii) shall be subject to the Company’s reasonable security measures and insurance requirements. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 5.5. Nothing in this Section 5.5 shall be construed to require the Company or any of its Subsidiaries or Representatives of any of the foregoing to prepare any reports, analyses, appraisals or opinions that are not readily available.
5.6 Notice of Certain Events.
(a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any written notice or other written communication received by such party from any Person alleging that the Consent of such Person is or may be required in connection with any of the Transactions, if the subject matter of such communication or the failure of such party to obtain such Consent could be material to the Company, the Surviving Corporation or Parent, (ii) of any Legal Proceeding commenced or, to any party’s knowledge, threatened against, such party or any of its Affiliates or otherwise relating to such party or any of its

Affiliates, in each case relating to any of the Transactions and (iii) if it obtains knowledge of any breach by such party of its representations, warranties, covenants and agreements hereunder that would, individually or in the aggregate, reasonably be expected to lead to the failure of any condition to the other party’s obligations to consummate the Transactions; provided, that the delivery of any notice pursuant to this Section 5.6 shall not cure any breach of, or non-compliance with, any other provision of this Agreement or affect the rights or remedies available hereunder to any party. Notwithstanding anything to the contrary in this Agreement, the failure to deliver any such notice, in and of itself, shall not affect any of the conditions to the Merger (or cause any such conditions to fail to be satisfied) or give rise to any right to terminate under Article VIII.
(b) The Company shall give prompt notice to Parent of any amendment to any contract set forth in Section 5.6(b) of the Company Disclosure Letter (and in any event within three Business Days following any such amendment), and such notice shall include a copy of such amendment; provided, that any such disclosure may be made on an outside counsel-only (or outside antitrust counsel-only) basis or using a “clean team” approach to the extent required under applicable Law or may be subject to redactions to remove references concerning confidential competitively sensitive business information of the Company or any of its Subsidiaries.
5.7 Anti-Takeover Laws. In the event that any state anti-takeover or other similar Law is or becomes applicable to this Agreement or the Transactions, the Company and the Company Board shall grant such approval and take such action as necessary so that the Transactions may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement. Nothing in this Section 5.7 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.
5.8 Section 16(b) Exemption. The Company shall take all actions reasonably necessary to cause the dispositions of equity securities of the Company (including “derivative securities” (as defined in Rule 16a-1(c) under the Exchange Act)) in connection with the Transactions by any director or executive officer of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.9 Certain Litigation. The Company shall promptly advise Parent of any Legal Proceeding commenced after the date of this Agreement against the Company and/or any of its directors (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the Transactions, and shall keep Parent reasonably informed regarding any such Legal Proceeding. Except if the Company Board has made a Company Board Recommendation Change, the Company shall give Parent the opportunity to consult with the Company regarding, or participate in, but not control or direct, the defense or settlement of any such Legal Proceeding. The Company may not enter into any settlement agreement in respect of such Legal Proceeding against the Company and/or its directors or officers relating to this Agreement or any of the Transactions without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 5.9 and Section 5.1 or Section 6.1, this Section 5.9 shall control.
5.10 Existing Credit Agreement; Convertible Notes; Capped Call Transactions.
(a) The Company shall (i) deliver all notices of prepayment with respect to the loans and other extensions of credit outstanding under, and/or notices of termination of all commitments to extend credit under, the Existing Credit Agreement and (ii) use reasonable best efforts to obtain from the agent under the Existing Credit Agreement at least five Business Days prior to the Closing Date a payoff letter with respect to the obligations under the Existing Credit Agreement (the “Payoff Letter”), in form and substance reasonably acceptable to Parent, which Payoff Letter shall, among other things, (A) include the payoff amount (and the daily accrual thereafter), (B) provide that Liens (and guarantees), if any, granted in connection with the Existing Credit Agreement relating to the assets, right and properties of the Company and its Subsidiaries securing such indebtedness shall, upon the payment of the amount set forth in the Payoff Letter at the Closing, be released and terminated (subject to delivery of funds as arranged by Parent and the filing of appropriate UCC-3 termination statements and other termination filings) and (C) provide that, upon the payment of the amount set forth in the Payoff Letter at the Closing, all obligations under the Existing Credit Agreement shall be discharged and terminated in full (other than any obligations and/or provisions that customarily survive), and (iii) otherwise use reasonable best efforts to take all other reasonably necessary actions required to be taken by the Company pursuant to the Existing Credit Agreement (and all related loan documents or related similar agreements) to effectuate the prepayment, payoff, discharge and termination of all obligations (other than any obligations and/or provisions that customarily survive) outstanding under the Existing Credit Agreement (and all related loan documents or related similar agreements) and the release of all Liens (and guarantees) related thereto, in each case, at or before the Closing.
(b) At or prior to the Effective Time, at Parent’s written request, the Company shall deliver any notices including with respect to holders’ (or beneficial owners’) rights to require repurchase of (to the extent applicable) or convert the Convertible Notes) that may be required to be delivered, and use reasonable best efforts to take all other actions that may be required to be taken, at or prior to the Closing Date under the Convertible Notes and the Indenture in connection with or as a result of the Transactions, including for the avoidance of doubt as a result of the Transactions constituting a “Fundamental Change”, “Make-Whole Fundamental Change” or “Share Exchange Event” (as such terms are defined in the Indenture). The Company shall provide copies of any such notice to Parent prior to delivery and shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such notice, which comments the Company shall consider in good faith.
(c) The Company shall cooperate with Parent to (i) execute and deliver to the trustee under the Indenture (the “Trustee”) a supplemental indenture to the Indenture, as and to the extent required by the Indenture, to be executed at or prior to the Effective Time, including to provide that as of the Effective Time each holder of Convertible Notes shall have the right to convert such Convertible Notes into the Merger Consideration in accordance with, and subject to, the provisions of the Indenture, and (ii) use reasonable best efforts to cause to be executed and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel (each as defined in, and to the extent required by, the Indenture) and any other related documentation required by the Indenture. The Company shall provide copies of such supplemental indentures to Parent prior to delivery to the Trustee and shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such documentation, which such comments the Company shall consider in good faith.
(d) Prior to the Effective Time, (i) the Company shall take all commercially reasonable actions, including the delivery of any notices or other documents or instruments, in each case, as reasonably requested by Parent, in connection with making elections under, amending, obtaining waivers and/or unwinding or otherwise enforcing its rights or performing its obligations under or terminating, the Capped Call Transactions and (ii) the Company shall use its reasonable best efforts to cooperate with Parent in initiating or continuing (including by permitting Parent to directly initiate or continue) any discussions, negotiations or agreements with the Dealers with respect to the Capped Call Transactions, including with respect to any consideration that may be payable or deliverable to the Company pursuant to the Capped Call Transactions (including upon termination, cancellation, performance or exercise of rights with respect thereto) or any agreement with the Dealers with respect to the Capped Call Transactions, and any adjustments to the terms of the Capped Call Transactions (including in connection with the announcement and/or the consummation of the Transactions). The Company shall keep Parent fully informed of any such discussions and negotiations and shall give Parent the option to participate (or have its representatives participate) in any such discussions and negotiations. The Company shall (A) provide to the Parent copies of any notices or other documents or instruments to be delivered to Dealers prior to delivery thereto and shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such notices, documents or instruments, which such comments the Company shall consider in good faith and (B) provide to the Parent copies of any communications between any Dealer and the Company exchanged after the date of this Agreement.
(e) Notwithstanding anything to the contrary in the foregoing, the Company shall not, without Parent’s prior written consent, such consent not to be unreasonably withheld (i) make any amendments, modifications or other changes to the terms of, or agree to any adjustment under or amounts due upon termination or early termination, exercise of rights or settlement of the Capped Call Transactions, (ii) exercise any right it may have to terminate, or affirmatively cause the early settlement, exercise or termination of any of the Capped Call Transactions (other than, in the case of performance of obligations or exercise, in connection with any conversion or repurchase under the Convertible Notes), (iii) except as contemplated in this Section 5.10, enter into discussions, negotiations or agreements (including with respect to unwinding or termination) with respect to the Capped Call Transactions or (iv) make any payments or deliveries of cash, Company Securities or other consideration with respect to the Capped Call Transactions. For the avoidance of doubt, nothing in this Section 5.10 shall require the Company to (A) other than as required under the Capped Call Transactions, pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with any Capped Call Transactions prior to the occurrence of the Effective Time, (B) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination, or any other change or modification to any instrument or agreement, in respect of the Capped Call Transactions that is effective prior to the occurrence of the Effective Time or (C) refrain from delivering, or delay the delivery of, any notice required by the Capped Call Transactions.
5.11 FIRPTA Certificate. At or prior to the Closing, the Company shall deliver to Parent (i) a certification from the Company meeting the requirements of Treasury Regulations Section 1.1445-2(c)(3), and (ii) a notice of such certification to the Internal Revenue Service pursuant to Treasury Regulations Section 1.897-2(h)(2), in each case, in form and substance reasonably satisfactory to Parent, duly signed by a responsible corporate officer of the Company.
5.12 Security Assessment; Source Code Scan; Remediation
(a) The Company shall (and shall cause its Subsidiaries, employees and other Representatives to) use commercially reasonable efforts to, upon Parent’s written request and at Parent’s sole expense, allow Parent and its authorized Representatives (“Security Assessment Team”) to conduct (or if reasonably requested by Parent, engage a firm reasonably approved by Parent to conduct) a reasonable security assessment of the IT Systems and other systems and controls of the Company and its Subsidiaries, including through audits, penetration testing, vulnerability scanning, or reviews of any applicable tools, Company Software, policies and Contracts (the “Security Assessment”).
(b) Upon Parent’s written request and at Parent’s sole expense, the Company shall use commercially reasonable efforts to engage a third party service provider reasonably acceptable to Parent to conduct a scan of all of the Company’s and its Subsidiaries’ material Software (including the source code to any Company Product and tools, scripts, and other materials), to identify and report on the security, quality, provenance, contents, and rights associated with the use thereof, and the use of Open Source Software therein (a “Source Code Scan”), and the Company shall provide Parent with a copy of any report detailing such service provider’s findings of the Source Code Scan promptly following receipt of such report, subject to, at Company’s request, a reasonable common interest and confidentiality agreement.
(c) After the date hereof and through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to cause its and their respective Representatives to, on a timely basis, upon the reasonable written request of Parent, provide reasonable cooperation in connection with any remediation of any material issues identified as part of the Security Assessment or in the Source Code Scan (including, to the extent reasonable and subject to Applicable Law, by deleting, modifying or abandoning any applicable Company Software or Data associated with such material issues).
(d) Notwithstanding anything to the contrary, no breach of this Section 5.12 by the Company will result in a failure of the condition set forth in Section 7.2(b) other than a Willful Breach by the Company of this Section 5.12.
5.13 Money Transmitter Pending Jurisdictions. The Company shall, and shall cause each of its Subsidiaries, in consultation and cooperation with Parent, to use reasonable best efforts to (a) take such actions as necessary in accordance with applicable regulatory requirements to (i) amend the applications for Money Transmitter Licenses in the Money Transmitter Pending Jurisdictions to reflect the anticipated change of control as a result of the Transactions and (ii) to obtain the applicable Money Transmitter Licenses in each Money Transmitter Pending Jurisdiction; and (b) plan and prepare for Money Transmitter Alternative Arrangements in each Money Transmitter Pending Jurisdiction such that the Company or its Subsidiaries could, if elected by Parent, implement such Money Transmitter Alternative Arrangements from and after the Effective Time.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Pre-Closing Responsibilities. On the terms and subject to the conditions set forth in this Agreement, and in all cases subject to Section 6.2, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Transactions, including using reasonable best efforts to (i) cause each of the conditions to the Merger set forth in Article VII to be satisfied as promptly as practicable after the date of this Agreement, (ii) obtain, as promptly as practicable after the date of this Agreement, and maintain all necessary actions or non-actions and Consents from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Transactions (including, for the avoidance of doubt, the Money Transmitter Consents), (iii) obtain all necessary Consents under any Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the Transactions and (iv) reasonably cooperate with the other party or parties with respect to any of the foregoing. Notwithstanding anything to the contrary in this Agreement, none of Parent, Merger Sub or the Company shall be required to pay any consideration, provide any guarantees or forms of credit support or profit-sharing, or agree to any modifications of existing Contracts or enter into new Contracts (other than the payment of customary filing, notification and application fees to Governmental Authorities) in connection with obtaining any Consent from any Governmental Authority or other third Person in connection with this Agreement or the Transactions; provided, that if so requested by Parent in writing, the Company shall agree to any such payment, provision or agreement that is conditioned on the Closing.
6.2 Antitrust and FDI Filings.
(a) Each of Parent and Merger Sub shall (and shall cause their respective Affiliates, if applicable, to), on the one hand, and the Company shall (and shall cause its controlled Affiliates, if applicable, to) on the other hand, file or make, as applicable, (x) with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Transactions as required by the HSR Act as promptly as practicable and in any event within 20 Business Days after the date hereof, (y) with CFIUS a draft joint voluntary notice as promptly as practicable and in any event within 20 Business Days after the date hereof and then a final joint voluntary notice as promptly as practicable after receipt of confirmation from CFIUS that it has no further comments on the draft joint voluntary notice, and (z) as promptly as practicable any other submission required pursuant to any other Antitrust and FDI Law of the countries set forth in Exhibit B, to effectuate, or in connection with the effectuation of, the Transactions pursuant to Antitrust and FDI Laws as soon as practicable after the date of this Agreement. Each of Parent and the Company shall (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information and documentary material that may be required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ, CFIUS or any foreign Governmental Authority responsible for the enforcement of any Antitrust and FDI Law, (iv) cooperate with each other and use their respective reasonable best efforts to contest, resist and settle any Legal Proceeding that seeks to prohibit, prevent or restrict consummation of any of the Transactions and to have vacated, lifted, reversed or overturned any Order that may result from such Legal Proceedings, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions and (v) use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and to obtain the Consents under such other applicable Antitrust and FDI Laws referenced in clauses (y) and (z) of this Section 6.2(a).
(b) For purposes of this Section 6.2, “reasonable best efforts” shall require Parent and Merger Sub, to the extent necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act or any Antitrust or FDI Laws applicable to the Transactions, to use their respective reasonable best efforts to take any steps necessary, proper or advisable to avoid or eliminate each and every impediment under any Antitrust or FDI Law applicable to the Transactions by the Termination Date, including by agreeing to or committing to or effecting by consent decree, hold separate order, Contract or otherwise, (i) the sale, divestiture, license, other disposition of, or imposition of any Lien or impediment on, any or all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of the Company or any of its Subsidiaries or (ii) any other restrictions on the activities of the Company or any of its Subsidiaries, including any limitation on the ability of the Company or its Subsidiaries to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses or assets (any action in clauses (i) or (ii), a “Regulatory Action”); provided that notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.2(b) or any other provision of this Agreement shall require or obligate Parent, Merger Sub, or any of Parent’s Affiliates or Subsidiaries to, and the Company shall not, without the prior written consent of Parent, agree or commit to effect (A) any Regulatory Action that would reasonably be expected to, individually or in the aggregate with all other Regulatory Actions, be a Burdensome Action or the effectiveness of which is not conditioned upon the Closing or (B) the sale, divestiture, license, other disposition of, or imposition of any Lien or impediment on, any or all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent or any of its Subsidiaries (other than the Company (or the Surviving Corporation) or any of its Subsidiaries) or any other restrictions on the activities of Parent or any of its Subsidiaries (other than the Company (or the Surviving Corporation) or any of its Subsidiaries), including any limitation on the ability of Parent or its Subsidiaries (other than the Company (or the Surviving Corporation) or any of its Subsidiaries) to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses or assets (other than the Company (or the Surviving Corporation) or any of its Subsidiaries). “Burdensome Action” means a Regulatory Action that (1) would have a material adverse impact on the Company (or the Surviving Corporation) and its Subsidiaries taken as a whole or (2) except with respect to any sales, divestitures, licenses or other dispositions necessary to obtain clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to Laws described in clause (a) of the definition of Antitrust or FDI Laws (and not, for the avoidance of doubt, those described in clause (b) of such definition) would have a material adverse impact on the reasonably expected benefits of the Transactions to Parent and its Affiliates. If so requested by Parent, the Company shall agree to take any and all actions (including, but, for the avoidance of doubt, not limited to, Burdensome Actions) that are conditioned on the Closing.
(c) Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding any of the Transactions in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the Transactions (including, for the avoidance of doubt, the Money Transmitter Consents), including any proceedings initiated by a private party. If any party hereto or an Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the Transactions pursuant to the HSR Act or any other Antitrust and FDI Law or any Money Transmitter Law with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and advisable and after consultation with the other party, an appropriate response in substantial compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all pre-arranged substantive meetings and conference calls with any Governmental Authority relating to the Transactions, (ii) give each other an opportunity to participate in each of such meetings and conference calls, (iii) keep the other party reasonably apprised with respect to any substantive oral communications with any Governmental Authority regarding the Transactions, (iv) cooperate in the submission or filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other substantive written communications explaining or defending the Transactions, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment on, and consider in good faith the views of the other with respect to, all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Transactions (subject to withholding or redactions to address reasonable privilege or confidentiality concerns), (vi) provide each other (or outside counsel of each party, as appropriate) with copies of all substantive written communications to or from any Governmental Authority relating to the Transactions and (vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other regarding, all material deliberations with respect to all efforts to satisfy the conditions set forth in Section 7.1(a) and Section 7.1(b). Any such disclosures, rights to participate or provisions of information by one party to the other may be made on an outside counsel-only (or outside antitrust counsel-only) basis to the extent required under applicable Law and may be subject to redactions to remove references concerning the valuation of the Company or confidential competitively sensitive business information of the Company or Parent or any of their Subsidiaries.
(d) Notwithstanding anything in this Agreement to the contrary:
(i) following good faith consultation with the Company, Parent shall have the exclusive right to make all strategic and tactical decisions as to the matters addressed in Section 6.1 and this Section 6.2 to the extent permissible under the Laws or Orders of the relevant jurisdiction, including as to the timing, form and content of any communications, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with any Legal Proceeding under or relating to any Antitrust and FDI Laws;
(ii) the Company shall not, nor shall it permit any of its controlled Affiliates or Representatives to, make any substantive communications with, or proposals relating to, or enter into, any understanding, undertaking or agreement with, any Governmental Authority relating to the Transactions without Parent’s prior review and approval, to the extent permissible under the Laws or Orders of the relevant jurisdiction;
(iii) the obligation of Parent or Merger Sub to take any action described in Section 6.2(b) shall be subject to the right of Parent, in Parent’s good faith reasonable discretion, to take reasonable periods of time in order to advocate and negotiate with any applicable Governmental Authority with respect to such actions; and
(iv) subject to the Company’s consultation and participation rights described in this Section 6.2, if there are multiple alternative actions or remedies which may result in obtaining consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party or any Governmental Authority in order to consummate the Transactions, then Parent shall have sole discretion over which alternative actions or remedies to propose (to the extent that no such remedies take effect prior to the Closing without the Company’s consent).
(e) During the period commencing on the date of this Agreement and continuing until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, Parent shall not, and shall cause its Affiliates and Subsidiaries not to, acquire or agree to acquire, by merger, consolidation, equity or asset purchase or otherwise, any rights, business, Person or division thereof in each case that would reasonably be expected, at the time of such acquisition, to prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, Orders or declarations of any Governmental Authority or the expiration or termination of any applicable waiting period to the extent necessary to (x) consummate the Transactions, including the Merger, and (y) satisfy the conditions set forth in Sections 7.1(a), 7.1(b) and 7.2(e) including by causing Parent, Merger Sub or the Company to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions, or other authorizations that would reasonably be expected to prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, Orders or declarations of any Governmental Authority or the expiration or termination of any applicable waiting period to the extent necessary to (x) consummate the Transactions and (y) satisfy the conditions set forth in Sections 7.1(a), 7.1(b) and 7.2(e).
6.3 Public Statements and Disclosure. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties. Thereafter, subject to Section 6.2, neither the Company, on the one hand, nor Parent and Merger Sub, on the other hand, shall issue (or permit its Affiliates or Representatives to issue) any public release or make any public announcement concerning this Agreement or the Transactions without the prior written consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement is required by applicable Law or the rules or regulations of NASDAQ or TSE, as applicable, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party or parties hereto a reasonable opportunity to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party); provided, that the restrictions set forth in this Section 6.3 shall not apply to any release or announcement made or proposed to be made by any party with respect to the matters addressed in Sections 5.2 or 5.3; provided, further, that the parties shall not be required by this Section 6.3 to provide such opportunity to comment to the other party in the event of any dispute between the parties relating to this Agreement. Notwithstanding the foregoing, (a) to the extent the content of any press release or other announcement has been approved and made in accordance with this Section 6.3, no separate approval shall be required in respect of such content to the extent replicated in whole or in part in any subsequent press release or other announcement, and (b) each party may, without complying with the foregoing obligations, make any public statement regarding the Transactions in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Reports or in response to the requests or requirements of the TSE, in each case, to the extent that such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 6.3, and provided that such public statements do not reveal material nonpublic information regarding this Agreement or the Transactions. Prior to the Closing, the Company shall consult in good faith with Parent on the Company’s general communications strategy for customers, suppliers and employees regarding the Merger.
6.4 Directors’ and Officers’ Indemnification and Insurance.
(a) The Surviving Corporation and its Subsidiaries as of the Effective Time shall (and, Parent shall cause the Surviving Corporation and its Subsidiaries as of the Effective Time to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under (i) the indemnification agreements set forth on Section 6.4(a) of the Company Disclosure Letter, in each case, true, accurate and complete copies of which have been made available to Parent and as in effect on the date of this Agreement, between (A) the Company or any of its Subsidiaries and (B) any of their respective current or former directors and officers or any Person serving or who served as a director, officer, member, trustee or fiduciary of any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company or any of its Subsidiaries, in each case, prior to the Effective Time (collectively, the “Indemnified Persons”) and (ii) indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws (or similar governing documents) of the Company or its applicable Subsidiaries in effect on the date of this Agreement. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation and/or bylaws (and/or similar governing documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses with respect to any acts or omissions occurring or alleged to have occurred at or prior to the Effective Time that are no less favorable than the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws (or similar governing documents) of the Company and its Subsidiaries as of the date of this Agreement, and during such six year period, such provisions shall not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law or as provided below.
(b) Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company shall purchase a six year “tail” prepaid policy (the “D&O Tail Policy”) in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Person on terms with respect to such coverage and amounts no less favorable than the Company’s existing directors’ and officers’ liability insurance policy or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, that if the D&O Tail Policy is not available at an aggregate cost not greater than 300% of the last annual premium paid prior to the date of this Agreement under the Company’s existing directors’ and officers’ liability insurance policy (a true, correct and complete copy of which has been made available to Parent), then, prior to the Closing, the Company shall obtain as much comparable insurance as can be obtained at a cost up to but not exceeding 300% of the last annual premium paid prior to the date of this Agreement. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time.
(c) Notwithstanding anything herein to the contrary, if any Indemnified Person notifies the Surviving Corporation on or prior to the sixth anniversary of the Effective Time that a claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) has been made against such Indemnified Person, the provisions of this Section 6.4 shall continue in effect with respect to such claim, action, suit, proceeding or investigation until the final disposition thereof.
(d) In the event that Parent or the Surviving Corporation (or any of its successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 6.4.

(e) This Section 6.4 shall survive the consummation of the Merger and is intended to benefit, and shall be enforceable by, the Indemnified Persons and their respective heirs and legal representatives, and shall not be terminated or modified in such a manner as to adversely affect in any material respect any Indemnified Person without the written consent of such affected Indemnified Person. The rights provided under this Section 6.4 shall not be deemed to be exclusive of any other rights to which any Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise.
6.5 Employee Matters.
(a) For a period of 12 months following the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide to each Continuing Employee who is employed primarily in the United States for so long as such Continuing Employee remains in the employment of the Surviving Corporation and its Subsidiaries: (i) base salary and target annual cash incentive opportunity that are each no less favorable than the base salary and target annual cash incentive opportunity made available to such Continuing Employee immediately prior to the Closing, (ii) other employee benefits that are, at Parent’s sole election, either (A) substantially comparable in the aggregate to the employee benefits provided to such Continuing Employee immediately prior to the Effective Time, excluding any severance and termination benefits, defined benefit pensions or post-employment health or welfare benefits, retention, change in control or other one-off payments or benefits and any equity-based or long-term incentive compensation or (B) no less favorable than the employee benefits provided to similarly situated employees of Parent and its Affiliates and (iii) severance and termination benefits that are no less favorable than the severance and termination benefits provided to such Continuing Employees immediately prior to the Effective Time.
(b) To the extent that an employee benefit plan or other compensation or severance arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries (other than the Plans) (together, the “New Plans”) is made available to any Continuing Employee on or following the Effective Time, Parent shall cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for all purposes; provided, that such service need not be credited (A) to the extent that it is not taken into account under the analogous Plans before the Effective Time (as reflected in the records of the applicable Plan), (B) for purposes of eligibility to participate in or benefit accrual under any defined benefit plan or post-employment health or welfare plan, (C) for purposes of vesting of new awards granted under Parent’s long term incentive arrangements, if any, or (D) to the extent it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, Parent shall use commercially reasonable efforts to (or shall cause the Surviving Corporation to use commercially reasonable efforts to) ensure that (1) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under any such New Plan replaces coverage under a comparable Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, collectively, the “Old Plans”) and (2) for purposes of each New Plan providing medical, dental, pharmaceutical, vision and/or disability benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan shall be waived for such Continuing Employee and his or her covered dependents to the extent they did not apply to the Continuing Employee under the corresponding Old Plan and any eligible expenses incurred by such Continuing Employee and his or her covered dependents during any unfinished portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins shall be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c) Prior to making any written or prepared oral communications to the employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters related to the Transactions, the Company shall provide Parent with a copy of the intended communication (including, in the case of oral communications, copies of scripts or talking points), Parent shall have a reasonable period of time to review and comment on the communication and the Company shall consider any such comments in good faith.
(d) Parent and the Company hereby acknowledge that the consummation of the Transactions constitutes a “change in control”, “change of control” or other term of similar import for purposes of any Company Plan that contains a definition of “change in control”, “change of control” or other term of similar import, as applicable.

(e) In the event that the Effective Time occurs prior to the completion of the performance period under the Company’s annual bonus plan, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay annual bonuses at the greater of target and actual performance for the applicable plan year and otherwise pursuant to the terms of the underlying bonus plan (the “Closing Year Bonuses”). For the avoidance of doubt, in the event a Continuing Employee eligible for a Closing Year Bonus incurs a termination of employment with Parent, the Company or any of their respective Subsidiaries for any reason prior to the payment date of the Closing Year Bonus under circumstances for which such Continuing Employee would be entitled to receive all or a portion of his or her annual bonus in accordance with the terms of any Plan applicable to such person as in effect as of immediately prior to the date of this Agreement (or as amended not in violation of Section 5.1(b)(xiii)), such entitlement shall continue to apply to the Closing Year Bonus.
(f) If requested by Parent in writing at least 20 Business Days prior to the Closing Date (such request, an “Election Notice”), the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective as of no later than the day immediately preceding the Closing Date and contingent on the Closing any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(a) of the Code (the “401(k) Plans”). If Parent provides an Election Notice to the Company, the Company shall deliver to Parent, prior to the Closing Date, evidence that the Company Board has validly adopted resolutions to terminate the 401(k) Plans (the form and substance of which resolutions shall be subject to review and approval of Parent), effective no later than the date immediately preceding the Closing Date and contingent on the Closing. Parent shall use all commercially reasonable efforts to ensure that the affected Continuing Employees shall, as soon as reasonably practicable following the Closing Date, be eligible to participate in a Tax-qualified defined contribution plan of Parent or its Subsidiaries (each such plan, a “Parent DC Plan”). Upon the distribution of the assets in the accounts under the Company DC Plans to the participants, Parent shall permit the Continuing Employees to make rollover contributions of “eligible rollover distributions” from the applicable Company DC Plan to the applicable Parent DC Plan (including in cash or notes (in the case of loans)).
(g) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Company, the Surviving Corporation or their respective Subsidiaries to terminate, any Continuing Employee for any reason, (ii) constitute an amendment to any Plan or any other compensation or benefit plan, program, policy, agreement or arrangement, (iii) require Parent, the Company, the Surviving Corporation or their respective Subsidiaries to continue any Plan or prevent the amendment, modification or termination thereof after the Effective Time or (iv) create any obligation of the parties to any Person (other than the other parties hereto) with respect to any employee compensation or benefit plan, program, policy, agreement or arrangement. The provisions of this Section 6.5 are solely for the benefit of the parties to this Agreement. No Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third party beneficiary of this Section 6.5, and no provision of this Section 6.5 shall create such rights in any such Persons.
6.6 Obligations of Merger Sub. Parent shall cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement before and after the Effective Time, as applicable (including, with respect to Merger Sub, to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement). Promptly following the execution and delivery of this Agreement, Parent shall cause the sole stockholder of Merger Sub to execute and deliver a written consent adopting this Agreement in accordance with the DGCL.
6.7 Delisting. Prior to the Closing Date, each of the parties agrees to cooperate with the other parties in taking, or causing to be taken, all actions necessary to delist the Company Shares from NASDAQ and terminate its registration under the Exchange Act, provided, that such delisting and termination shall not be effective until after the Effective Time.

ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligation to Consummate the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver by each of Parent and the Company (where permissible under applicable Law) of each of the following conditions:
(a) No Legal Prohibition. No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger or (ii) issued or granted any Order that is in effect and has the effect of making the Merger illegal or that has the effect of prohibiting or otherwise preventing the consummation of the Merger.
(b) Regulatory Approvals.
(i) The waiting period (and any extensions thereof) applicable to consummation of the Merger under the HSR Act and any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the Merger shall have expired or been terminated.
(ii) The CFIUS Clearance shall have been obtained.
(iii) All Consents relating to the Merger shall have been obtained, and all waiting periods (including any extensions thereof) (including any timing agreements with the applicable Governmental Authorities) relating to the Merger shall have expired or otherwise been terminated, in each case, under the Antitrust and FDI Laws of the countries set forth on Exhibit B applicable to the consummation of the Merger.
(c) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver by Parent (where permissible under applicable Law) of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company (i) contained in Section 3.9(a) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made as of the Closing Date, (ii) contained in the first sentence of Section 3.1(a), Section 3.2(a) and the first sentence of Section 3.2(b) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any de minimis inaccuracies, (iii) contained in Section 3.1 (other than the representations and warranties listed in the immediately preceding clause (ii)), Section 3.2 (other than the representations and warranties listed in the immediately preceding clause (ii)), Section 3.3, Section 3.4, Section 3.5, Section 3.11 and Section 3.26 (without giving effect to any qualification as to “materiality” or “Company Material Adverse Effect” or similar qualifiers set forth therein) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) contained in Article III (other than the representations and warranties listed in the immediately preceding clauses (i), (ii) and (iii) shall be true and correct (without giving effect to any qualification as to “materiality” or “Company Material Adverse Effect” or similar qualifiers set forth therein) in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date), except (solely in the case of this clause (iv)) where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Compliance with Covenants. The Company shall have complied with or performed in all material respects each covenant or agreement to be complied with or performed by it under this Agreement at or prior to the Effective Time.
(c) No Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement that is continuing.

(d) Officer’s Certificate. The Company shall have delivered to Parent a certificate, signed on behalf of the Company by an executive officer, certifying that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.
(e) No Burdensome Action. No Order arising under any of the Antitrust and FDI Laws, and no Antitrust and FDI Laws, shall have been issued, enacted, rendered, promulgated, enforced, formally deemed applicable or formally asserted by any Governmental Authority of competent jurisdiction that will expressly impose a Burdensome Action in connection with the consummation of the Merger or any of the other Transactions.
(f) Money Transmitter Consents. All Money Transmitter Consents shall have been obtained and remain in full force and effect; provided, that notwithstanding the foregoing, if this condition remains unsatisfied one hundred and eighty (180) days from the date hereof, then the Money Transmitter Consents in one or more jurisdictions (each, a “Withdrawal State”) shall not be required to satisfy this condition if (i) the Company or its Subsidiaries has implemented Money Transmitter Alternative Arrangements with respect to such Withdrawal State and (ii) the revenue attributable to regulated money transmission activity in all Withdrawal States does not, in the aggregate, represent twenty percent (20%) or more of the total revenue received by the Company’s licensed money transmitter Subsidiary in the United States for the twelve month period ended on the last day of the most recent calendar quarter in respect of which it has filed a Money Services Business (MSB) Call Report.
7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver by the Company (where permissible under applicable Law) of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in Article IV shall be true and correct (without giving effect to any qualification as to “materiality” or similar qualifiers set forth therein) in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger.
(b) Compliance with Covenants. Each of Parent and Merger Sub shall have complied with or performed in all material respects each covenant or agreement to be complied with or performed by it under this Agreement at or prior to the Effective Time.
(c) Officer’s Certificate. Parent shall have delivered to the Company a certificate, signed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination Prior to the Effective Time. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time (it being agreed that the party hereto terminating this Agreement pursuant to this Section 8.1 shall give prompt written notice of such termination to the other party or parties hereto and that any termination by Parent also shall be an effective termination by Merger Sub):
(a) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company:
(i) if the Effective Time shall not have occurred on or before the first anniversary of the date of this Agreement (such date, as it may be extended from time to time pursuant to this Section 8.1(b)(i), the “Termination Date”) (provided, that if on any Termination Date any of the conditions set forth in Section 7.1(a) (solely in respect of any Antitrust and FDI Law or Order under any Antitrust and FDI Law), Section 7.1(b) or Section 7.2(e) (solely in respect of any Antitrust and FDI Law or Order arising under any Antitrust and FDI Law) shall not have been satisfied or waived but all other conditions to Closing set forth in Article VII shall have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, but provided that such conditions are, on such date, capable of being satisfied), then, either the Company or Parent may, in its respective sole discretion, elect to extend the Termination Date by three months, for a maximum of four consecutive three-month periods in the aggregate by the

Company and Parent, collectively (such that the initial Termination Date may not be extended for more than a total of 12 months) (and all references to the Termination Date herein shall be as so extended)); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose material breach of its representations, warranties, covenants or agreements under this Agreement has been the principal cause of the failure of the Effective Time to occur on or before the date of such termination;
(ii) if there exists any Law or Order issued by any court or Governmental Authority of competent jurisdiction having the effect described in Section 7.1(a) (that, in each case, has become final and non-appealable); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose material breach of its representations, warranties, covenants or agreements under this Agreement shall have been the principal cause of the existence of such Law or Order or of such Law or Order becoming final and non-appealable;
(iii) if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded after a vote was taken on the adoption of this Agreement and the Company Stockholder Approval shall not have been obtained; or
(iv) if a CFIUS Refusal has occurred.
(c) by the Company, in the event that:
(i)
(A) the Company is not in breach of this Agreement such that Parent has the right to terminate this Agreement pursuant to Section 8.1(d)(i);
(B) Parent and/or Merger Sub shall have breached or otherwise failed to perform any of their respective covenants or agreements under this Agreement, or any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have become or been inaccurate, which in either case would give rise to the failure of any of the conditions set forth in Section 7.3(a) or Section 7.3(b) to be satisfied; and
(C) such breach, failure to perform or inaccuracy is not capable of being cured by the Termination Date or is not cured by the earlier of (x) 20 Business Days following the Company’s delivery of written notice to Parent of such breach, failure to perform or inaccuracy and (y) the Termination Date; or
(ii) prior to obtaining the Company Stockholder Approval, the Company Board shall have determined to terminate this Agreement in accordance with the terms and conditions set forth in Section 5.3 in order to enter into a definitive agreement with respect to a Superior Proposal; or
(d) by Parent in the event that:
(i)
(A) Parent and Merger Sub are not in breach of this Agreement such that the Company has the right to terminate this Agreement pursuant to Section 8.1(c)(i);
(B) the Company shall have breached or failed to perform any of its covenants or agreements under this Agreement, or any of the representations and warranties of the Company set forth in this Agreement shall have been or become inaccurate, which in either case would give rise to the failure of any of the conditions set forth in Section 7.2(a) or Section 7.2(b) to be satisfied; and
(C) such breach, failure to perform or inaccuracy is not capable of being cured by the Termination Date or is not cured by the earlier of (x) 20 Business Days following Parent’s delivery of written notice to the Company of such breach, failure to perform or inaccuracy and (y) the Termination Date; or
(ii) (A) the Company Board shall have made, prior to obtaining the Company Stockholder Approval, a Company Board Recommendation Change or (B) the Company shall have committed a Willful Breach of Section 5.2.

8.2 Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately on the delivery of written notice by the terminating party to the other party or parties hereto, as applicable, specifying the provision or provisions pursuant to which such termination is being effected. In the event of the proper and valid termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect and there shall be no liability of any party or parties hereto (or any director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of this Section 8.2, Section 8.3 and Article IX and the terms of the Confidentiality Agreement, each of which shall survive the termination of this Agreement, and (b) that, subject to Section 8.3(e)(iii) nothing herein shall relieve any party or parties hereto, as applicable, from any liabilities or damages (which the Parties acknowledge and agree, subject to this Section 8.2 and Section 9.8, shall not be limited to reimbursement of expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent or Merger Sub, would include the benefits of the contemplated transactions lost by the Company’s stockholders, including lost stockholder premium, which shall be deemed in such event to be damages of such Party) resulting from any fraud or Willful Breach of this Agreement that occurs prior to such termination.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.
(b) Company Termination Fee. The Company shall pay or cause to the paid to Parent $82,000,000 (the “Company Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, in the event that:
(i) (A) this Agreement is terminated by (1) Parent or the Company pursuant to Section 8.1(b)(i) or Parent pursuant to Section 8.1(d)(i) and, in each case, following the execution and delivery of this Agreement and prior to such termination of this Agreement, a bona fide Acquisition Proposal shall have been made to the Company and such Acquisition Proposal shall not have been withdrawn or (2) Parent or the Company pursuant to Section 8.1(b)(iii) and following the execution and delivery of this Agreement and prior to such termination of this Agreement, a bona fide Acquisition Proposal shall have become publicly disclosed and such Acquisition Proposal shall not have been publicly withdrawn; and (B) within 12 months following such termination of this Agreement, the Company enters into a definitive agreement with any third party providing for, or consummates, an Acquisition Transaction, in which case the Company Termination Fee shall be payable within five Business Days of the earlier of (x) the entry into the definitive agreement providing for such Acquisition Transaction and (y) the consummation of such Acquisition Transaction; or
(ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), in which case the Company Termination Fee shall be payable concurrently with (and as a condition to the effectiveness of) such termination; or
(iii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii) (provided, that if either the Company or Parent terminates this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) at any time after Parent would have been permitted to terminate this Agreement pursuant to Section 8.1(d)(ii), this Agreement shall be deemed terminated pursuant to Section 8.1(d)(ii) for purposes of this Section 8.3(b)(iii)), in which case the Company Termination Fee shall be payable within five Business Days after such termination.
For purposes of the references to an “Acquisition Proposal” or an “Acquisition Transaction” in Section 8.3(b)(i), all references to “20%” or “80%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”.
(c) Parent Termination Fee. Parent shall pay or cause to be paid to the Company $135,000,000 (the “Parent Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, in the event that:
(i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(ii) (solely in respect of any Antitrust and FDI Law or Order arising under any Antitrust and FDI Law) or Section 8.1(b)(iv); or

(ii) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) and, at the time of such termination, (A) at least one of the conditions set forth in Section 7.1(a) (solely in respect of any Antitrust and FDI Law or Order arising under any Antitrust and FDI Law), Section 7.1(b), or Section 7.2(e) shall not have been satisfied and (B) all other conditions to the obligations of Parent and Merger Sub to effect the Merger set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, but provided, that such conditions are, on the date of such termination, capable of being satisfied);
in which case the Parent Termination Fee shall be payable within five Business Days after such termination.
(d) Single Payment Only. The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee, or Parent be required to pay the Parent Termination Fee, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as the case may be, may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.
(e) Liquidated Damages; Payment Default; Sole and Exclusive Remedy. The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement. Accordingly:
(i) the Company Termination Fee or the Parent Termination Fee, as the case may be, if, as and when required to be paid pursuant to this Section 8.3(b) or Section 8.3(c), as applicable, shall constitute not a penalty but rather liquidated damages in a reasonable amount that will compensate Parent and Merger Sub (in the case of payment of the Company Termination Fee by the Company) or the Company (in the case of payment of the Parent Termination Fee by Parent) in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.
(ii) if the Company or Parent fails to pay in a timely manner any amount due pursuant to Section 8.3(b) or Section 8.3(c), as the case may be, then (A) such party shall reimburse the other party for all reasonable and documented out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the successful collection of such overdue amount, including in connection with any related Legal Proceedings, and (B) such party shall pay to the other party interest on the amount payable pursuant to Section 8.3(b) or Section 8.3(c), as the case may be, from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made.
(iii) Notwithstanding anything in this Agreement to the contrary, in the event the Agreement is terminated under the circumstances in which the Company Termination Fee or the Parent Termination Fee is payable pursuant to Section 8.3(b) or Section 8.3(c), as applicable, and actually paid, (A) (1) the payment by the Company of the Company Termination Fee pursuant to Section 8.3(b) (and any additional amounts payable pursuant to Section 8.3(e)(ii)) shall be the sole and exclusive remedy of Parent, Merger Sub and each other Parent Related Party against any Company Related Party relating to or arising out of this Agreement or the Transactions and (2) none of Parent, Merger Sub, any other Parent Related Party or any other Person shall be entitled to bring or maintain, and none of the Company or any other Company Related Party shall have any liability for or with respect to, any Legal Proceeding arising out of this Agreement or any of the transactions contemplated hereby or any loss suffered as a result of the failure of the Merger or any of the other Transactions to be consummated and (B) (1) the payment by Parent of the Parent Termination Fee pursuant to Section 8.3(c) (and any additional amounts payable pursuant to Section 8.3(e)(ii)) shall be the sole and exclusive remedy of the Company and each other Company Related Party against any Parent Related Party relating to or arising out of this Agreement or the Transactions and (2) none of the Company, any other Company Related Party or any other Person shall be entitled to bring or maintain, and none of Parent, Merger Sub or any other Parent Related Party shall have any liability for or with respect to, any Legal Proceeding arising out of this Agreement or any of the transactions contemplated hereby or any loss suffered as a result of the failure of the Merger or any of the other Transactions to be consummated.
8.4 Amendment. To the extent permitted by applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the Company Stockholders without such approval.
8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) may, to the extent permitted by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time; provided, that the covenants that by their terms survive the Effective Time or are to be performed (in whole or in part) following the Effective Time shall survive the Effective Time in accordance with their respective terms.
9.2 Notices. All notices and other communications hereunder shall be in writing and delivered by email, and shall be deemed to have been duly delivered and received hereunder on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other parties hereto in accordance with this Section 9.2):

(a) if to Parent or Merger Sub, to:

NEC Corporation
7-1, Shiba 5-chome Minato-ku
Tokyo 108-8001 Japan
Attention:	Hidetoshi Uriu
Email:	[***]

with a copy (which shall not constitute notice) to:

Freshfields US LLP
One Bush Street
17th Floor
San Francisco, California 94104
Attention:	Denny Kwon
Email:	[***]

Freshfields US LLP
3 World Trade Center
175 Greenwich Street
New York, New York 10007
Attention:	Steven Y. Li
Email:	[***]

and

Freshfields LLP
Akasaka Biz Tower 36F
5-3-1 Akasaka Minato-ku
Tokyo 107-6336 Japan
Attention:	Gordon Palmquist Noah Carr
Email:	[***]
[***]

(b) if to the Company, to:

CSG Systems International, Inc.
169 Inverness Dr. W.
Englewood, CO 80112
Attention: Rasmani Bhattacharya, Chief Legal Officer
Email:	[***]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	Anthony F. Vernace
Email:	[***]

and

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attention:	Frederick W.P. de Albuquerque
Email:	[***]

and

Simpson Thacher & Bartlett LLP
900 G Street, NW
Washington, D.C. 20001
Attention:	Elizabeth J. DiSciullo
Email:	[***]

9.3 Assignment. No party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Parent and Merger Sub may assign all or any of their rights and obligations under this Agreement to any Affiliate of Parent; provided, that no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not fully and timely perform such obligations. Subject to the preceding sentence, this Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement shall be void ab initio.
9.4 Confidentiality(a) . Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed an Amended and Restated Mutual Confidentiality Agreement, dated as of August 27, 2025 (the “Confidentiality Agreement”), which shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.5 Entire Agreement. This Agreement (including any Exhibits hereto and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Notwithstanding any provision of this Agreement or the Company Disclosure Letter to the contrary, the Company Disclosure Letter shall not be deemed part of this Agreement for purposes of the DGCL, including Section 268(b) and Section 251(b) thereof, but shall have the effects provided in the Agreement.
9.6 Third Party Beneficiaries. This Agreement shall be binding on and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer on any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (a) as set forth in or contemplated by the terms and provisions of Section 6.4, and (b) after the Effective Time, the rights of Company Stockholders and the holders of other Company Equity Awards to receive the Merger Consideration or the amounts pursuant to Section 2.7(d) as provided in Article II. Notwithstanding anything to the contrary in this Agreement, without limitation to the foregoing, subject to Section 8.2, Section 8.3(e) and Section 9.8, Parent and Merger Sub expressly acknowledge and agree that the Company shall have the right, on behalf of its stockholders, to pursue damages against Parent or Merger Sub for the loss of any Merger Consideration (including, for the avoidance of doubt, damages based on the loss of the premium offered to each such holder) in the event of any fraud or Willful Breach of this Agreement by Parent or Merger Sub in respect of which the Company is entitled to bring a claim hereunder.
9.7 Severability. In the event that any term or other provision of this Agreement, or the application thereof, is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. On such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be effected as originally contemplated to the fullest extent possible.
9.8 Remedies.
(a) Except as otherwise provided herein, any and all remedies herein expressly conferred on a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity on such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.
(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach by the Company, on the one hand, or Parent and/or Merger Sub, on the other hand, of any of their respective covenants or agreements set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled (without proof of actual damages or otherwise or posting or securing any bond) to an injunction or injunctions to prevent or restrain breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches of, or to enforce compliance with, the covenants and agreements of the other under this Agreement. The Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agree not to oppose the availability of the equitable remedy of specific performance on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.
9.9 Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based on, arise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the Transactions, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
9.10 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware) in respect of any claim based on, arising out of or relating to this Agreement or the Transactions, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings in respect of any claim based on, arising out of or relating to this Agreement or the Transactions shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any action arising out of or relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
9.12 Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
9.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

NEC CORPORATION

By:	/s/ Takayuki Morita
Name: Takayuki Morita
Title: President and CEO

CANVAS TRANSACTION COMPANY, INC.

By:	/s/ Masakazu Yamashina
Name: Masakazu Yamashina
Title: President

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Brian A. Shepherd
Name: Brian A. Shepherd
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CSG SYSTEMS INTERNATIONAL, INC.
FIRST: The name of the corporation is CSG Systems International, Inc.
SECOND: The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, DE 19808. The name of the corporation’s registered agent at such address is Corporation Service Company.
THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended; provided, however, that the corporation shall not have the power or authority, and shall be unable and not permitted (whether by operation of law, as a result of or in connection with a transaction or otherwise, or whether by, through, relating to or in connection with any action, omission, contract, acquiescence, undertaking, understanding, license, release, covenant, representation, warranty, indemnity, lien, encumbrance or commitment of any kind), (i) to grant or release (on behalf of itself, any direct or indirect holder or beneficial owner of any equity or other securities of the corporation, or any affiliate of the corporation or of any such holder or beneficial owner) any rights, property, assets or claims of any kind, (ii) to bind any person or entity (including itself, any direct or indirect holder or beneficial owner of any equity or other securities of the corporation, or any affiliate of the corporation or of any such holder or beneficial owner) to any liabilities, covenants (including covenants not to sue) or any other obligations of any kind or (iii) to assume (on behalf of itself, any direct or indirect holder or beneficial owner of any equity or other securities of the corporation, or any affiliate of the corporation or of any such holder or beneficial owner) any liabilities or obligations of any kind, in each case, under clauses (i), (ii) and (iii), that relate to or involve in any way any intellectual property rights of any kind, including any rights relating to patents or patent applications, of any direct or indirect holder or beneficial owner of any of equity or other securities of the corporation or any affiliate of the corporation or of any such holder or beneficial owner (in all cases other than to the extent solely relating to or involving such intellectual property rights of the corporation and its subsidiaries), for any reason or in any way and whether or not by virtue of, in connection with or as a result of the status of such holder, beneficial owner or affiliate as an affiliate of the corporation or otherwise; provided further that the preceding proviso shall not restrict the power, authority, ability and right of the corporation to (A) grant or release rights, property, assets or claims that are owned or held directly by the corporation or its subsidiaries (and not by any of its affiliates other than its subsidiaries) or (B) bind or assume liabilities or obligations on behalf of itself and its subsidiaries (and not any of its affiliates other than its subsidiaries). For purposes of this Article THIRD, (1) “affiliate” shall mean, with respect to any person or entity, any other person or entity that, directly or indirectly, controls, or is controlled by, or is under common control with, such person or entity (as used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person or entity, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise); and (2) “subsidiary” shall mean, with respect to any person or entity, any entity of which (I) more than 50% of the outstanding voting securities are directly or indirectly owned by such party, or (II) such person or entity or any subsidiary of such person or entity is a general partner (excluding partnerships in which such person or entity or any subsidiary of such person or entity does not have a majority of the voting interests in such partnership).
FOURTH: The total number of shares of stock which the corporation is authorized to issue is 1,000 shares of common stock, having a par value of $0.01 per share.
FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.
SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.
SEVENTH: To the extent permitted by the DGCL, the directors and officers of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment or repeal of, or the adoption of any provision inconsistent with, this Article SEVENTH and, to the fullest extent permitted by law, any modification of law shall operate prospectively only and shall not diminish or otherwise adversely affect any limitation on the personal liability of a director or officer of the corporation for any act of omission that occurred prior to the time of such amendment, repeal, adoption or modification. If the DGCL is amended, after the effective date of this Article SEVENTH, to authorize a corporation to further eliminate or limit the liability of its directors or officers, then a director or officer of the corporation, in addition to the circumstances in which he or she is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL, as so amended.
EIGHTH: The corporation reserves the right to amend, repeal and/or eliminate any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

Annex B

Jefferies LLC

October 28, 2025	520 Madison Avenue New York, NY 10022 tel 212.284.2300 Jefferies.com
The Board of Directors CSG Systems International, Inc. 169 Inverness Dr. W, Suite 300 Englewood, Colorado 80112

Members of the Board:
We understand that CSG Systems International, Inc. (the “Company”), NEC Corporation (“Parent”), and Canvas Transaction Company, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) in a transaction in which each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than shares of Common Stock held in the treasury of the Company or owned by the Company, Parent or Merger Sub or any of their respective subsidiaries, all of which shares will be cancelled, or as to which dissenters rights have been properly exercised, will be converted into the right to receive $80.70 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
In arriving at our opinion, we have, among other things:
(i)	reviewed a draft dated October 28, 2025 of the Merger Agreement;
(ii)	reviewed certain publicly available financial and other information about the Company;
(iii)
reviewed certain information furnished to us and approved for our use by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;
(v)	reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;
(vi)	compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and
(vii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.
In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities of, the

Company, and we have not been furnished with and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections. We have not evaluated the solvency or fair value of the Company, Parent or any other entity under any laws relating to bankruptcy, insolvency or similar matters.
With respect to the financial forecasts provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are based.
Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.
We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to the Company, and we have assumed the correctness in all respects material to our analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company and its Board of Directors, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company or the Merger and legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement and related documents to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger or that otherwise would be material in any respect to our analyses or opinion.
Our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from the Merger or otherwise. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto. We have not been asked to address, and our opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company or any other party, other than the holders of shares of Common Stock. We express no view or opinion as to the price at which shares of Common Stock will trade or otherwise be transferrable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration to be received by holders of shares of Common Stock or otherwise. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.
It is understood that our opinion is for the use and benefit of the Board of Directors of the Company (in its capacity as such) in its consideration of the Merger.
We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has also agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. As you are aware, we have, in the past two years, provided financial advisory and financing services to the Company and may continue to do so and have received, and may receive, fees for the rendering of such services. As you are also aware, during the past two years we have not provided financial advisory or financing services to Parent for which we have received compensation. In the ordinary course of our business, we and our affiliates may trade or hold securities or financial instruments (including loans and other obligations) of the Company or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
Very truly yours,
/s/ JEFFERIES LLC
JEFFERIES LLC

Annex C
DELAWARE GENERAL CORPORATION LAW
Section 262. Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in

§ 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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V81652-TBD KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CSG SYSTEMS INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following proposals:

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy with be voted FOR items 1, 2 and 3.**

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V81653-TBD

CSG SYSTEMS INTERNATIONAL, INC.
169 Inverness Dr W, Suite 300
Englewood, CO 80112
Proxy
2026 Special Meeting of Stockholders
[TBD], 2026 [TBD] ET
This proxy is solicited by the Board of Directors of CSG Systems International, Inc.

The undersigned hereby constitutes and appoints Brian A. Shepherd and Rasmani Bhattacharya, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Company") standing in the name of the undersigned at the 2026 Special Meeting of Stockholders of the Company to be held via live webcast at www.virtualshareholdermeeting.com/CSGS2026SM, at [TBD] ET on [TBD], 2026, and at any adjournments or postponements of the meeting, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

The undersigned hereby ratifies and confirms that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of the 2026 Special Meeting of Stockholders of the Company to be held on [TBD], 2026 and the Proxy Statement of the Company for such Special Meeting of Stockholders.

Continued and to be signed on reverse side